EXHIBIT 10.18
LICENSE AGREEMENT
     THIS LICENSE AGREEMENT (this “Agreement”) is made and entered into this 17th day of December, 2004 (the “Effective Date”), by and among Z-KAT, INC., a Florida corporation (“Z-KAT”), and MAKO Surgical Corp., a Delaware corporation (“MAKO”). Z-KAT and MAKO are each referred to as a “Party” and collectively as “Parties.”
     WHEREAS, Z-KAT and MAKO have entered that certain Contribution Agreement, dated as of the even date herewith (the “Contribution Agreement”), in which Z-KAT has agreed to enter into this License Agreement;
AGREEMENT
     NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE 1
DEFINITION
     1.1 An “Affiliate” of a party means an entity directly or indirectly controlling, controlled by or under common control with that party, where control means the ownership or control, directly or indirectly, of more than fifty percent of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter during the term of this Agreement. However, the entity will be considered an Affiliate only for the time during which such control exists.
     1.2 “Biomet Agreements” refers collectively to that certain Cross License Agreement by and between Z-KAT and Biomet Manufacturing Corp. (“Biomet”), a copy of which is attached hereto as Exhibit F, that certain Sublicense Agreement by and between Z-KAT and Biomet, a copy of which is attached hereto as Exhibit G, and that certain Asset Purchase and Sale Agreement by and between Z-KAT and Biomet Manufacturing Corp., all of which were entered into effective as of October 1, 2004.
     1.3 “IP Rights” mean patents and patent applications, including provisional patents, design patents and registrations, utility patents, utility models, petty patents; any continuation, continuations-in-part, divisional, extension, provisional application, substitute, reissue, reexamination, renewal, or extension (including any supplementary protection certificate) of any such patent or patent application; any confirmation patent or registration patent or patent of addition based on any such patent; all foreign counterparts of any of the foregoing, and any patent claiming priority to any such patent or patent application (collectively “Patents”); U.S. and foreign copyrights and copyright registrations, database protection rights, mask works and mask work registrations, and all renewals, continuations, and extensions thereof (collectively “Copyrights”); ownership and all rights to control possession, use and/or disclosure of trade secrets and other confidential information; all causes of action relating to any of the forgoing, including the right to collect and receive past damages; all applicable rights under all

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

international and transnational treaties and conventions relating to protection of intellectual or industrial property arising from any of the forgoing, and all other legal rights (whether they arise under contract, statute or common law) for the protection of intellectual or industrial property throughout the world. Specifically excluded from IP Rights are trademarks, trade dress, trade names, and similar rights in indicia of origin.
     1.4 “License” has the meaning given to it in Section 2.1.
     1.5 “License Agreements” mean, collectively, that certain that certain Master Agreement by and between Z-KAT and Cleveland Clinic Foundation(“CCF”), effective as of January 1, 2003 (the “CCF License Agreement”), a copy of which is attached hereto as Exhibit A; that certain Agreement by and between Z-KAT and Cedara Software Corp. (“Cedara”), made effective as of September 19, 2003 (the “Cedara License Agreement”), a copy of which is attached hereto as Exhibit B; that certain License Agreement, by and between Z-KAT and Northwestern University (“NWU”), made July 30, 1997 (the “NWU License Agreement”), a copy of which is attached hereto as Exhibit C; that certain License Agreement by and between Z-KAT and George S. Allen (“Allen”), made August 31, 2001 (the “Allen License Agreement”), a copy of which is attached hereto as Exhibit D, and that certain Exclusive License by and between Z-KAT and Barrett Technology (“Barrett”), dated March 12, 1998, a copy of which is attached hereto as Exhibit E. Allen has subsequently assigned his interests in the Allen License Agreement to Marker LLC, a Tennessee Limited Liability Company (“Marker”) (Allen and/or Marker, as the case may be, hereinafter referred to as “Allen”).
     1.6 “Licensors” refer to Barrett, CCF, Cedara, NWU, and Allen, collectively. “Licensor” refers to any one of them.
     1.7 “Licensed IP Rights” means (a) all the Licensed Patents and (b) all IP Rights, excluding however Patents, throughout the world that, as of the Effective Date, are owned (in whole or in part) by Z-KAT or have been licensed (including sublicensed) to Z-KAT and are licensable by Z-KAT to others, including without limitation those IP Rights (excluding Patents) licensed to Z-KAT by CCF (the “CCF Licensed IP Rights”), Cedara (the “Cedara Licensed IP Rights”), NWU (the “NWU Licensed IP Rights”), Allen (the “Allen Licensed IP Rights”), and Barrett (the Barrett Licensed IP Rights”), pursuant to the respective License Agreements, and by Biomet (the Biomet Licensed IP Rights”) under the Biomet Agreements.
     1.8 “Licensed Patents” means those Patents identified on Schedule 1.8, and all Patents claiming the benefit of, priority to, or any subject matter found in, the identified Patents.
     1.9 “MAKO Business” has the meaning given to it in the Contribution Agreement.
     1.10 “MAKO Field” means the medical specialty of orthopedic surgery, which includes, without limitation, the preservation, restoration, development, repair and correction of the musculoskeletal system and associated structures, including, without limitation, the spine and neck, but which expressly excludes non-bone oncology, blood vessels and vitals organs, neurology (which is the medial specialty concerned with the brain, spinal cord and nervous system), non-spine neurosurgery, cranial neurosurgery, ENT and otolaryngology.
     1.11 “Technical Information” means, collectively, all technical information, including without limitation software, documentation, files, data and information contained therein, in

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Z-KAT’s possession relating to the MAKO Business, to the extent is owned or otherwise licensable (including sub-licensable) by Z-KAT to others.
     1.12 “Z-KAT Field” means all fields other than the MAKO Field.
ARTICLE 2
GRANTS OF LICENSE
     2.1 Grant of License to MAKO. Subject to all of the terms and conditions of this Agreement, and in particular the limitations of Section 2.3, Z-KAT grants to MAKO, to the extent it has a right to do so, a worldwide, fully transferable, perpetual, royalty-free and fully paid-up license (or sublicenses, as the case may be) under the Licensed IP Rights within, and limited to, the MAKO Field (the “License”). The License granted hereunder (a) shall include the right to sublicense, (b) is irrevocable and cannot be terminated for any reason (including material breach of this Agreement) except as expressly provided herein, and (c) is transferable to the extent that such transfer is in compliance with Section 11.2.
     2.2 Scope of Grant.
          (a) The License is exclusive within the MAKO Field, but only to the extent that the Licensed IP Rights possessed or licensable by Z-KAT are exclusive within the MAKO Field.
          (b) The License includes, unless it is otherwise expressly stated in this Agreement, and subject specifically to the limitations of Section 2.3, the following rights:
               (i) with respect to Patents, to make, have made, use, lease, sell, offer to sell, and import machines and articles of manufacture for use within the MAKO Field; and to make, have made, use and import machines, tools, materials and other instrumentalities, insofar as such machines, tools, materials and other instrumentalities are involved in or incidental to the development, manufacture, testing or repair of products for use within the MAKO Field, which are made or imported under the authority of the licensee;
               (ii) with respect to Technical Information, to make, use, sell, lease, distribute, publicly display, and make available products solely within the MAKO Field incorporating or embodying the Technical Information;
               (iii) with respect to copyrights, to copy, publicly distribute, publicly perform, publicly display, prepare derivatives, and digitally transmit the work in which the copyright exists, for use within the MAKO Field; and
               (iv) to convey to any purchaser, lessee, or user of any product for use within the MAKO Field, which is made under authority of MAKO or its sublicensee, rights to use and resell the product.
          (c) MAKO may, without the consent of or notice to Z-KAT, grant further sublicenses under the License, but only to the extent and within the scope of the License that it has been granted under this Agreement. However, if any of the License Agreements require

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

notice of grant of sublicense, MAKO must provide notice to the Licensor in accordance with the License Agreement.
     2.3 Limitations on and Exclusions from Grant.
          (a) Notwithstanding section 2.2(a), MAKO may not, and will not, make available to third parties any part or portion of software that is included with or that contains Technical Information except pursuant to a license that obligates the licensee not to disclose the software or use it except as permitted by this Agreement, and subject to all the terms and conditions of this Agreement.
          (b) Notwithstanding section 2.1, the grant to MAKO of a sublicense in section 2.1 under the Allen Licensed IP Rights is non-exclusive. Furthermore, MAKO acknowledges that the License with respect the making or manufacturing products under the Allen License Agreement is conditioned on the prior written approval of Allen. Z-KAT shall diligently work with Allen, and MAKO shall cooperate as required, to obtain such approval within a reasonable period of time after the Effective Date of this Agreement. Until Allen has provided written approval for MAKO to make products covered by the Licensed IP Right licensed to Z-KAT under the Allen License Agreement, MAKO may purchase from Z-KAT, and Z-KAT will sell to MAKO at cost, fiducial markers and other products that come within the scope of the Licensed IP Rights licensed to Z-KAT pursuant to the Allen License Agreement that meet the specifications agreed to by MAKO and Z-KAT. All fiducial markers and other products purchased by MAKO from Z-KAT that are covered by Licensed IP Rights under the Allen License Agreement shall be manufactured by an entity approved by MAKO, which approval will not be unreasonably withheld.
          (c) For the avoidance of any doubt, and notwithstanding anything to the contrary in this Agreement, Z-KAT is not granting to MAKO a license or sublicense that it is not otherwise permitted to grant under the Licensed Agreements, or that extends beyond the scope of, or otherwise constitutes a breach of, any agreement to which Z-KAT is a party as of the Effective Date, including without limitation the License Agreements, the Biomet Agreements and other agreements (collectively “Prior Agreements”). Z-KAT’s foregoing grant of a License to MAKO under this Article 2 is subject to all of the limitations of the Prior Agreements. In particular, and without limiting the generality of this Section 2.3(c), the scope of the sublicenses granted by this Agreement under the licenses granted in the Cedara Agreement are non-exclusive and are limited to the right to make, have made, use, sell, copy, modify, prepare derivatives, adapt, transmit, perform, and reproduce apparatus, processes, software and other works of authorship and information with respect to “ CAOS Applications” and “ CAOS Platforms,” as those terms are defined in the Cedara Agreement.
     2.4 No Other Licenses; No Assignments. Other than the licenses expressly set forth above or in other written agreements, Z-KAT is not granting any other license or sublicense, whether by implication, estoppel or otherwise. Except as otherwise expressly stated, nothing in this Agreement is intended to transfer title to, or other ownership interest in, any IP Right.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE 3
PUBLICITY AND CONFIDENTIALITY
     3.1 Confidentiality of Technical Information Exchanged by the Parties. Each Party will hold any technical or other information that is disclosed to it by the other Party, and that is owned, and not licensed to, such other Party (“Confidential Information”) in confidence and take reasonable precautions to maintain and protect the confidentiality of the Confidential Information, but in no event less than reasonable care that it would take to protect its own confidentiality and proprietary information. Technical Information that is owned, and not licensed to, Z-KAT will be treated as Confidential Information. Technical Information that is licensed to Z-KAT and sublicensed to MAKO herein will be treated pursuant to Section 3.3. A receiving Party may disclose Confidential Information of the disclosing Party to, and share the Confidential Information of the disclosing Party with, its employees, contractors, representatives, and others who have a need to know it, so long as each such person is obligated not to disclose such information to others and to use it only for the purposes for which access is being given. Parties other than employees having access to software or to Confidential Information must be licensed to use the Confidential Information, and may only use it to the same extent as the receiving Party is licensed to use it under this Agreement.
     3.2 Exceptions. Notwithstanding the forgoing obligations of confidentiality,
          (a) The receiving Party may, except with respect to software, make available to third parties products and related user documentation incorporating or made using the Confidential Information. The receiving Party may only distribute to third parties Software that is part of, or that includes the Confidential Information, pursuant to a written agreement that obligates each third party not to disclose the software and not to use the software except as expressly permitted by this Agreement, and that expressly forbids use of the software beyond the limits of the licenses granted to the receiving Party in this Agreement.
          (b) The receiving Party may disclose Confidential Information as required by law, but only to the extent required by law, and also in response to a valid order of a court or other government body or any political subdivision thereof, but only if the receiving Party has taken reasonable action to seek a protective order limiting the scope of the disclosure and has promptly notified the disclosing Party of the requirement to disclose the Confidential Information.
          (c) Confidential Information does not include information that (i) is or becomes publicly known through no unauthorized act of a receiving Party or those that it has licensed or given access to the Confidential Information, (ii) is rightfully received by the receiving Party from a third party without obligation of confidentiality, or (iii) is approved by the disclosing Party for public disclosure.
     3.3 Confidentiality of Technical Information of Licensors. MAKO’s obligations under this Agreement with respect to any Technical Information licensed to Z-KAT and sublicensed to MAKO under this Agreement are the same as the obligations placed by the respective Licensors on Z-KAT with respect to such Technical Information, and in no event less than the obligations imposed on a receiving Party by Sections 3.1 and 3.2. MAKO may disclose to others, use and permit others to use any of Technical Information licensed to Z-KAT by a Licensor only to the extent the License Agreement of the Licensor under which the Technical Information is licensed to Z-KAT permits disclosure and use.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     3.4 Publicity and Trademarks. Nothing in this Agreement will be construed as conferring upon either Party or its Affiliates any right to include in advertising, packaging or other commercial activities related to a product, any reference to the other Party (or any of its Affiliates), its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such product is in any way certified by the other Party hereto or its Affiliates.
ARTICLE 4
PATENTING; MAINTENANCE OF PATENTS; PAYMENTS
     4.1 Patent Prosecution and Maintenance.
          (a) Z-KAT will initially have the sole right to prosecute, control prosecution of, and maintain the Licensed Patents that are solely owned by Z-KAT (“Z-KAT Licensed Patents.”). However, it may, at is sole option, give control to MAKO to prosecute any one or more the Z-KAT Licensed Patents.
          (b) The Party having control over prosecution of a patent application or patent included in the Licensed Patents will consult and reasonably cooperate with the other Party in determining the best course of action for prosecuting each patent application that is included in the Licensed Patents. The Party in control will keep the other Party informed on each application’s or patent’s status and will promptly provide to the other Party copies of all papers and correspondence filed or sent in connection with the application. The Party not having control must have reasonable opportunity to consult with the other Party prior to the Party in control undertaking any action that may materially affect the scope, validity, or existence of the application.
          (c) Should a Party decide to give up control and responsibility for prosecution of a patent application, or decide to abandon such application with the intent not to continue examination of the claimed invention in another application, it must give the other Party reasonable notice of its intentions and take all reasonable steps to cooperate with the other Party and to transfer to it control of the application without loss of rights.
          (d) Should MAKO be given or take control of prosecution or maintenance of a patent application, Z-KAT will execute, and will take reasonable actions to obtain the cooperation of their respective employees in executing, all papers reasonably required to enable the other Party to file, prosecute and maintain such patent applications.
          (e) Nothing in this Section 4.1 shall be deemed to require MAKO to prosecute or maintain any Z-KAT Licensed Patents that MAKO (i) deems in its sole discretion no longer necessary to conduct the MAKO Business and (ii) renounces pursuant to Section 4.6.
     4.2 Maintenance Fees and Prosecution Costs.
          (a) For patents and patent applications included the Licensed IP Rights, MAKO will pay to Z-KAT its Ratable Share (defined in Section 4.2(c)) of all reasonable costs associated with prosecution and issuance of each patent or patent application (“Prosecution Costs”) included within the Licensed Patents. Examples of Prosecution Costs include

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

reasonable legal fees and foreign associate charges, filing fees, duplication costs, courier fees and the like. Maintenance, renewal fees (or “annuities”) and other periodic fees and taxes that must be paid to maintain a patent or patent application are not, for purposes of this section, Prosecution Costs. Should MAKO take responsibility for prosecution of any of the Licensed Patents, Z-KAT will be responsible for reimbursing MAKO for amounts in excess of its Ratable Share of the Prosecution Costs for each such patent or patent application.
          (b) MAKO will, within 15 days after receipt of written notice from Z-KAT, pay to Z-KAT its Ratable Share of costs (other than Prosecution Costs) associated with maintaining each patent and patent application included in the Licensed Patents, including without limitation any periodic government fees (“Maintenance Fees”) — e.g. maintenance fees, renewal fees, “annuities” and the like — and reasonable third-party charges and costs associated with tracking and paying the fees (collectively, “Maintenance Costs”). Should MAKO take responsibility for payment of the Maintenance Costs of any of the Licensed Patents upon mutual consent between MAKO and Z-KAT, Z-KAT will, within 15 days after receipt of written notice from MAKO, reimburse MAKO for amounts in excess of MAKO’s Ratable Share of the Maintenance Costs.
          (c) For the purposes of this Section 4.3, “Ratable Share,” with respect to any particular patent or patent application, equal to 1/N where N is the number of entities (including MAKO) licensed or sublicensed by Z-KAT under the particular patent or patent application; or, in the case of minimum royalties, sublicenses under the Licensed Agreement pursuant to which such Minimum Royalties are due.
     4.3 Running Royalties. For activities undertaken by, on behalf of, or under the authority of MAKO, its affiliates, and its sublicensees, MAKO will pay all royalties and other amounts of money that, if these activities were undertaken by Z-KAT, Z-KAT would otherwise be obligated to pay under the respective License Agreements as a consequence of the activities (“Running Royalties”).
     4.4 Minimum Royalties. MAKO will pay, in addition to Running Royalties, a portion of all Minimum Royalties (as defined below) and other amounts due under the License Agreements (other than the Allen License Agreement) after the Effective Date that are necessary to maintain a grant of license or exclusivity under a grant of license (“Minimum Royalties”). The portion of the Minimum Royalties that MAKO must pay under a given one of the License Agreements is the difference between the sum of any amounts actually paid by MAKO pursuant to Section 4.1 under the License Agreement, and a Ratable Share Minimum Royalty that is otherwise due under the License Agreement. Nothing in this Section 4.4 shall be deemed to require MAKO to maintain or pay any Minimum Royalties with respect toe Licensed Patents that MAKO (a) deems in its sole discretion no longer necessary to conduct the MAKO Business and (b) renounces pursuant to Section 4.6.
     4.5 Payments.
          (a) Except for Maintenance and Prosecution Costs that Z-KAT incurs, MAKO will pay all amounts due under this Agreement to a particular Licensor directly to the Licensor if the Licensor agrees to accept such payments directly from MAKO and to relieve Z-KAT from all obligations or responsibilities for collecting and paying amounts due from MAKO (as a

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

sublicensee) and for providing reports. Otherwise, MAKO will pay to Z-KAT all such amounts and provide to Z-KAT any reports required of Z-KAT or a sublicensee under the respective License Agreements. Z-KAT will immediately pay those amounts to the respective Licensors.
          (b) Except for Maintenance and Prosecution Costs, and unless MAKO comes to a different agreement with the Licensor as permitted under section 4.5(a), all of MAKO’s payments will be due and payable on the same schedules as Z-KAT’s payments are due under the respective License Agreements. If MAKO must pay Running Royalties and Minimum Royalties to Z-KAT pursuant to section 4.5(a), MAKO must pay to Z-KAT any and all amounts within 15 days after receipt of written notice from Z-KAT that such payment is due. MAKO must also deliver to Z-KAT any reports on the activities of MAKO and those under its authority that are due under the License Agreement.
          (c) Maintenance and Prosecution Costs incurred by Z-KAT will, to the extent they are reasonable, be reimbursed by MAKO within 45 days of presentation of an invoice or other document requesting payment. Z-KAT will, at MAKO’s request, supply any available additional documentation to substantiate the costs.
          (d) In the event Z-KAT fails to make any payment when due and payable under any one of the License Agreements and MAKO makes the payment Z-KAT is otherwise obligated to pay, MAKO may, at its option, pay to the Licensor the amount due, in which case it may seek reimbursement from Z-KAT for Z-KAT’s share of the payment that was due.
          (e) In the event MAKO fails to make any payment which it is obligated to make under this Agreement with respect to any sublicense granted hereunder, to Z-KAT or to any particular Licensor within thirty (30) days after receiving written notice by Z-KAT of MAKO’s failure to make such payment, then such sublicense granted to MAKO hereunder for which such payment was due shall terminate; provided, that this Agreement shall remain in full force and effect. However, if there is a genuine dispute between MAKO and a Licensor under a License Agreement regarding any amount due, MAKO’s failure to pay such amount will not give rise to termination of the sublicense granted hereunder, though MAKO will remain obligated to reimburse Z-KAT for MAKO’s share of any amounts paid by Z-KAT to such Licensor within 15 days of resolution of such dispute.
     4.6 Renunciation of License. MAKO may give up its license with respect to any one or more Licensed Patents by giving written notice to Z-KAT of its intention to do so, which will be effective immediately. MAKO will remain liable for any Prosecution Costs and Maintenance Costs incurred prior to giving up its license, but will have no further rights or obligations under this Article 4 with respect to the particular patent or patent application.
     4.7 Records and Audit. Unless MAKO otherwise comes to an agreement with the Licensor pursuant to Section 4.5(a), MAKO will keep all books, records and other information necessary for Z-KAT to comply with its obligations under each License Agreement with respect to sublicensees. In the event MAKO pays Z-KAT Running Royalties and Minimum Royalties pursuant to Section 4.4(a), MAKO (including related companies and sublicensees) will keep full, clear and accurate records with respect to all Licensed Products necessary for determining the amounts due to Z-KAT under this Agreement, and will furnish any information which Z-KAT

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

may reasonably prescribe from time to time to enable Z-KAT to ascertain the amounts due. Z-KAT may, not more than once per calendar year and only through accredited auditors, make an examination, following advance notice and during normal business hours, of all records and accounts bearing upon the amount of royalty payable to it hereunder. The auditors may disclose only the amounts due and may not disclose any records or other information of MAKO and their customers. Payments must be made within 60 days to compensate for any errors or omissions disclosed by such examination. If such audit discloses under-reporting of 5 percent or greater with respect to the reported sums paid to Z-KAT by MAKO during the applicable period subject to such audit, MAKO will fully reimburse Z-KAT within 60 days after demand, for the reasonable fees and disbursements for completing such audit. Otherwise, Z-KAT will be responsible for payment of the actual costs (including professional fees and disbursements) for each such audit.
ARTICLE 5
OTHER OBLIGATIONS OF MAKO
     5.1 Marking. MAKO will place a patent notice in accordance with 35 U.S.C. §287 on any products made by or on behalf of MAKO, which are covered by, or made with a process covered by, a US patent included within the Licensed IP Rights. MAKO will also require that each such product made under its authority (other than a product made by, on behalf of, or under authority of the other Party) will also be marked with a notice in accordance with 35 U.S.C. §287. Otherwise, MAKO shall not have any obligation to mark any product.
     5.2 Sublicensee Obligations under License Agreements. Notwithstanding anything to the contrary in this Agreement, MAKO will, with respect to its sublicense under each of the License Agreements, assume each obligation that a sublicensee must have under the License Agreement in order to avoid breach of the License Agreement and warrants that it comply with all terms and conditions of each License Agreement that apply to sublicensees.
     5.3 Grant Back of Non-Exclusive License. MAKO grants to Z-KAT a fully paid, royalty-free, non-exclusive, irrevocable, non-terminable license in the Z-KAT Field to make, have made, use, sell, offers for sale, copy, publicly distribute, perform, display and transmit (except as otherwise limited below), prepare derivatives, disclose and make available, publish arising from any Improvements (defined below) owned, invented, created or discovered either solely or jointly with others by MAKO or its employees, or otherwise licensable by MAKO without payment to an unrelated third party. This foregoing license is fully transferable, in whole or in part, without permission of MAKO and includes the right to grant sublicenses at any level. “Improvements” are (a) any inventions (whether or not patented) that would, if practiced, come within the scope of any Patents included in the Licensed IP Rights; (b) derivatives of any works of authorship (including software) that is the subject of the License granted to MAKO, or any work (including software) that, but for the License granted to MAKO, would infringe any of the Copyrights included in the Licensed IP Rights; and (c) inventions, software or additional technical information incorporating or embodying Technical Information licensed to MAKO, or that, but for the Technical Information licensed to MAKO, could not have been developed or discovered. MAKO must disclose any Improvements not previously disclosed to Z-KAT to Z-KAT promptly after Z-KAT’s request. Technical information developed by MAKO and disclosed to Z-KAT will be treated as Confidential Information of MAKO under Article 3.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     5.4 Good Faith Negotiation for Additional Licenses. MAKO will negotiate with Z-KAT in good faith to grant to Z-KAT on commercially reasonable, but mutually agreeable terms, a royalty-bearing license to Z-KAT in the Z-KAT Field, in addition to the royalty-free, non-exclusive license for Improvements under Section 5.3, under any IP Rights to any inventions (whether or not patentable), works of authorship (including software), or technical information conceived of, reduced to practice, created, developed or discovered, either solely or jointly with others, by MAKO, its employees and contractors. MAKO’s failure to offer or agree to an exclusive license will not be evidence of a lack of good faith or unreasonable.
ARTICLE 6
ENFORCEMENT
     6.1 No Obligation to Enforce; Cooperation. Subject to the rights of the Licensors of the Licensed IP Rights, neither Party has an obligation to enforce through a legal proceeding any Licensed IP Rights. MAKO will not enforce any of the Licensed IP Rights outside the MAKO Field without the prior consent of Z-KAT. Z-KAT will not enforce the Licensed IP Rights inside the MAKO Field without the prior consent of MAKO. In the event one Party desires to bring a legal action to enforce any of the Licensed IP Rights, the Parties will act promptly and in good faith, subject to the rights of the relevant Licensor of each of the Licensed IP Rights to be enforced, to negotiate terms and conditions under which one or both of the Parties may bring the action.
ARTICLE 7
LIMITED WARRANTIES; REPRESENTATIONS AND COVENANTS
     7.1 Each Party covenants that it will not terminate or knowingly take any action that would cause or permit termination of the License Agreements. Z-KAT covenants that it will not amend the License Agreements or knowingly take any other actions that would limit sublicenses granted under this Agreement.
     7.2 To the knowledge of Z-KAT, practice of the Licensed IP Rights, within the scope of the License granted in this Agreement (including all of its limitations), does not infringe any third party IP Rights.
     7.3 EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO MARKETABILITY, USE OR FITNESS FOR ANY PARTICULAR PURPOSE, AND NON-INFRINGEMENT.
ARTICLE 8
BANKRUPTCY
     Z-KAT and MAKO each acknowledges and agrees that this Agreement (i) constitutes a license of Intellectual Property (as such term is defined in the United States Bankruptcy Code, as amended (the “Code”)), and (ii) is an executory contract, with significant obligations to be performed by Z-KAT and MAKO. The parties hereto agree that each may fully exercise all of its rights and elections under the Code following any event of bankruptcy affecting the other, including, without limitations, those set forth in Section 3 65(n) of the Code. If requested by

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

MAKO, MAKO shall be entitled to (a) enjoy all of the rights, benefits and use granted hereunder for the remaining duration of the terms plus any renewal periods and (b) Z-KAT shall immediately make available to MAKO all product, source code, formulas, information, documents and raw materials as may be necessary for MAKO to continue to utilize the License and sublicenses granted hereunder following a rejection of the License and/or the sublicenses set forth in this Agreement in a Z-KAT bankruptcy.
ARTICLE 9
INDEMNIFICATION
     9.1 Indemnification.
          (a) Subject to the provisions of this Article 9, including, without limitation, Section 9.2, Z-KAT will indemnify in respect of, and hold MAKO and its officers, directors, employees and agents harmless against, any and all damages, claims, deficiencies, losses, including taxes, and all expenses (including interest, penalties, and reasonable attorneys’ and accountants’ fees and disbursements but reduced by any tax savings, benefits or offsets to which any party shall be entitled directly or indirectly by reason thereof) (collectively “Damages”), resulting from a third party claim of: (i) any misrepresentation, breach of warranty or failure to perform any covenant or agreement on the part of Z-KAT under this Agreement or (ii) failure to maintain any of the License Agreements. Z-KAT further agrees to indemnify in respect of, and hold MAKO, its officers, directors, employees and agents harmless against, all Damages, injuries and deaths claimed by a third party resulting directly or indirectly from production, manufacture, sale, marketing, lease, use of a product or service by Z-KAT or its Affiliates, except to the extent such Damages, injury or death results from the negligence, gross negligence or intentional misconduct of MAKO, its employees, officers and directors.
          (b) Subject to the provisions of this Article 9, including, without limitation, Section 9.2, MAKO agrees to indemnify in respect of, and hold Z-KAT and its officers, directors, employees and agents harmless against, any and all Damages resulting from a third party claim of: (i) any misrepresentation, breach of warranty, or (ii) failure to perform any covenant or agreement on the part of MAKO under this Agreement, except to the extent such Damages result from the negligence, gross negligence or intentional misconduct of Z-KAT or its respective employees, officers and directors. MAKO further agrees to indemnify in respect of, and hold Z-KAT, the Licensors, and their respective offices, directors, employees and agents harmless against, all Damages, injuries and deaths claimed by a third party resulting directly or indirectly from production, manufacture, sale, marketing, lease, use of a product or service by MAKO or its Affiliates, except to the extent such Damages, injury or death results from the negligence, gross negligence or intentional misconduct of Z-KAT, the Licensors, or their respective employees, officers and directors.
     9.2 Method of Asserting Claims, Etc. The party or parties claiming indemnification under this Article (whether one or more) are hereinafter collectively referred to as the “Indemnified Party” and the party against whom such claims are asserted hereunder is hereinafter referred to as to the “Indemnifying Party.” All claims for indemnification by any Indemnified Party under this Article 9 will be asserted and resolved as follows:

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

          (a) MAKO shall have the right to enforce all claims in connection with the use of the Licensed Patents in the MAKO Field and Z-KAT shall have the right to enforce all claims in connection with the use of the Licensed Patents in the Z-KAT Field.
          (b) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party (a “Third Party Claim”), such Indemnified Party will with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such claim and demand (the “Claim Notice”)). The Indemnifying Party will not be obligated to indemnify such Indemnified Party with respect to any such claim or demand to the extent the failure of such Indemnified Party to promptly notify the Indemnifying Party of such a claim or demand materially prejudices the Indemnifying Party’s ability to defend against the claim or demand. The Indemnifying Party will have 30 days from the personal delivery or mailing of the Claim Notice (the “Notice Period”) to notify such Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to such Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires at the sole cost and expense of the Indemnifying Party, to defend such Indemnified Party against such claim or demand; provided, however, that such Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests or those of the Indemnifying Party and not materially prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies such Indemnified Party within the Notice Period that it desires to defend such Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party will have the right to defend by all appropriate proceedings. If such Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, such Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, and, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim may be settled by the Indemnifying Party without the consent of such Indemnified Party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, in connection with a Third Party Claim asserted against both such Indemnified Party and the Indemnifying Party, if (x) such Indemnified Party has available to it defenses which are in addition to those available to the Indemnifying Party, (y) such Indemnified Party has available to it defenses which are inconsistent with the defenses available to the Indemnifying Party or (z) a conflict exists or may reasonably be expected to exist in connection with the representation of both such Indemnified Party and the Indemnifying Party by the legal counsel chosen by the Indemnifying Party, such Indemnified Party will have the right to select its own legal counsel. If such Indemnified Party selects its own legal counsel pursuant to the immediately preceding sentence and the underlying Third Party Claim is otherwise subject to the scope of the indemnification obligations of the Indemnifying Party pursuant to this Article 9, the reasonable fees and expenses of such legal counsel will be included within the indemnification obligations of the Indemnifying Party; provided that under no circumstances will the Indemnifying Party be obligated to indemnify such Indemnified Party against the fees and expenses of more than one legal counsel selected by such Indemnified Party in connection with a

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

single claim (notwithstanding the number persons against whom the Third Party Claim may be asserted).
          (c) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, such Indemnified Party will send a Claim Notice with respect to such claim to such Indemnifying Party. If such Indemnifying Party does not notify such Indemnified Party within the Notice Period that such Indemnifying Party disputes such claim, the amount of such claim will be conclusively deemed a liability of such Indemnifying Party hereunder.
ARTICLE 10
TERM AND TERMINATION
     10.1 Term. This Agreement will become effective as of the Effective Date and will continue until terminated according to its terms or until all of the License Agreements terminate and all Licensed IP Rights have expired.
     10.2 Voluntary Termination By MAKO. MAKO may voluntarily terminate this Agreement upon 60 days written notice to Z-KAT.
     10.3 Survival.
          (a) To the extent permitted by the respective License Agreements, or to the extent MAKO and the respective Licensor agree, Z-KAT’s grant of sublicense to MAKO under the License Agreement will survive termination of the License Agreement. Otherwise, the sublicense will terminate with respect to any terminated License Agreement.
          (b) If a grant of sublicense to MAKO is terminated (or does not survive termination of the License Agreement under which it is granted), MAKO will cease all use of the Technical Information that is sublicensed pursuant to the terminated sublicense and either destroy all copies of it or return it to Z-KAT, as directed by Z-KAT or the Licensor of the Technical Information.
          (c) Articles 1, 3 and 9 will survive and continue after termination. Any amounts due under Article 4 prior to termination will remain due and become immediately payable.
ARTICLE 11
MISCELLANEOUS PROVISIONS
     11.1 Registration and Recordation of License Agreement. Notwithstanding the obligations of confidentiality of Article 3, each Party consents to registration of this Agreement if required by law, for the grants of licenses to be effective, or to make it effective against subsequent assignees or licensees. Specifically, and without limiting the foregoing, each Party consents to recordation of this Agreement in connection with any patents or copyright registrations included in the Licensed IP Rights. However, Exhibits to this Agreement must be

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

removed or redacted to show only the patents and copyright registrations and no additional information.
     11.2 Assignment. MAKO may assign this Agreement, but only upon (a) a written notice to Z-KAT specifying the assignee, (b) the assignee agrees to be bound by all of the terms and conditions of this Agreement as applicable to such assignee, and, if applicable, (c) a prior written consent from the third party Licensor as required under the applicable License Agreement. This Agreement will be binding on successors in interest and permitted assigns. Z-KAT may assign this Agreement with the prior written consent of MAKO, which shall not be unreasonably withheld only if the assignee agrees to be bound by all of the terms and conditions of the Agreement.
     11.3 Notices. All notices and other communications which are required or which may be given under the provisions of this Agreement will be in writing and may be delivered (a) personally, (b) by facsimile transmission, (c) expedited delivery service with proof of delivery or (d) sent by United States Mail, postage prepaid, registered or certified, return receipt requested, addressed as follows:

If to Z-KAT:

Z-KAT, Inc.
2903 Simms Street
Hollywood FL 33020
Phone: (954) 927-2044
Facsimile: (954) 927-0446
Attention: Chief Financial Officer

With copy (which shall not constitute notice) to:

Hogan & Hartson L.L.P.
555 Thirteenth Street, NW
Washington, DC 20004
Telephone: 202-637-5600
Fax: 202-637-5910
Attention: Christopher J. Hagan, Esq.

If to MAKO:

MAKO Surgical Corp.
2903 Simms Street
Hollywood FL 33020
Phone: (954) 927-2044
Facsimile: (954) 927-0446
Attention: Chief Financial Officer
or to such other address designated by the parties as provided above. Any such notice will be deemed to have been given either at the time of personal delivery or, in the case of delivery

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.
     11.4 Choice of Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES).
     11.5 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify its terms and provisions.
     11.6 No Strict Construction. This Agreement is the result of substantial negotiations among the Parties and their counsel and has been prepared by their joint efforts. Accordingly, the fact that counsel to one Party or another may have drafted this Agreement or any portion of this Agreement is immaterial and this Agreement will not be strictly construed against any Party.
     11.7 Severability and reformation. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement will remain in full force and effect. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable; provided, however, that, if any such change will materially diminish the practical realization of the benefits intended to be conferred to any party to this Agreement, such party may terminate this Agreement upon written notice to each other party within 30 days after learning such change has been effected.
     11.8 Consents; Waivers. Any consent or approval required as a condition to an action under this Agreement will be effective only (a) if in writing and signed by the Party whose consent is sought, (b) with respect to the specific matter made the subject to such consent or approval (and no other matter), and (c) for the specific instance(s) expressly set forth in such consent or approval (and no earlier or subsequent instances). Any Party may waive any condition, covenant, term, or provision of this Agreement, but any such waiver will be effective only (a) if in writing and signed by the Party sought to be bound by such waiver, (b) with respect to the specific condition, covenant, term, or provision expressly made the subject to such waiver (and no other condition, covenant, term, or provision), and (c) for the specific instance(s) expressly set forth in such waiver (and no earlier or subsequent instances). Without limiting the foregoing sentence, none of the following will constitute a waiver of the rights of a Party to this Agreement to demand exact compliance with the conditions, covenants, terms, and provisions of this Agreement: (a) a failure of such Party to exercise any power reserved to it in this Agreement; (b) a failure of such Party to insist upon compliance by any other Party to this Agreement with any condition, covenant, term, or provision in this Agreement; (c) a delay, forbearance, or omission of such Party to exercise any power; or (d) any custom or practice of the Parties at variance with the terms of this Agreement. The consent or approval of any Party to this

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Agreement with respect to the act of any other Party to this Agreement will not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. Subsequent acceptance by a Party to this Agreement of any performance due to it under this Agreement will not be deemed to be a waiver by such first Party of any preceding breach by any other Party of any terms, provisions, covenants, or conditions of this Agreement.
     11.9 Force Majeure. Neither party will be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any reason beyond its reasonable control, including any act of God, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, riots, failures or delay in transportation or communications, or any act or failure to act by the other party or such other party’s employees, agents, or independent contractors or representatives; provided, however, that lack of funds will not be deemed to be a reason beyond a party’s reasonable control. The parties will promptly inform and consult with each other as to any of the above causes that in their judgment may or could be the cause of a delay in the performance of this Agreement.
     11.10 Legal Costs. If any action is brought to enforce or interpret the terms of this Agreement (including through arbitration), the prevailing Party will be entitled to reasonable legal fees, costs, and disbursements in addition to any other relief to which such Party may be entitled.
     11.11 Equitable Remedies. Each Party to this Agreement recognizes that the obligations imposed on it in Articles 2 and 3 are special, unique, and of extraordinary character. Accordingly, each Party to this Agreement agrees and declares that it is impossible to measure in money the damages that will accrue by reason of its failure to perform any of its obligations under Articles 2 and 3 and that, in the event of breach by it of any such obligation, the remedy at law for such breach will be inadequate. Therefore, each Party to this Agreement, by execution of this Agreement, waives the claim or defense that there is an adequate remedy at law and agrees it will not urge in any action or proceeding to which it is a party that relates to Articles 2 and 3 the claim or defense that such remedy at law exists. Furthermore, the parties, by execution of this Agreement, agree that each other Party is entitled (without proving damages or posting bond) to equitable remedies, including specific performance and injunctive relief (in addition to damages) as a remedy for the enforcement of Articles 2 and 3.
     11.12 Integration. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby.
     11.13 No Partnership. Neither this Agreement, nor any terms and conditions contained herein, will be deemed or construed to create a partnership, joint venture, other form of business enterprise or association or cooperative arrangement, agency relationship, or franchise relationship between the Parties or otherwise to create any liability for either Party whatsoever with respect to the indebtedness, liabilities, and obligations of the other Party.

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     11.14 Counterparts. This Agreement may be executed in any number of counterparts and will be effective when each Party to this Agreement has executed at least one counterpart, with the same effect as if all signing parties had signed the same document. All counterparts will be construed together and evidence only one agreement, which, notwithstanding the actual date of execution of any counterpart, will be deemed to be dated the day and year first written above. In making proof of this Agreement, it will not be necessary to account for a counterpart executed by any Party other than the Party against whom enforcement is sought or to account for more than one counterpart executed by the Party against whom enforcement is sought.
     11.15 Facsimile Signatures. The manual signature of any Party to this Agreement that is transmitted to any other Party or counsel to any other Party by facsimile will be deemed for all purposes to be an original signature.
[NEXT PAGE IS SIGNATURE PAGE]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

Z-KAT, Inc.
By:	/s/ Maurice R. Ferré
	Name:	Maurice R. Ferré
	Title:	President
	Date:	12-17-04

MAKO Surgical Corp.
By:	/s/ Maurice R. Ferré
	Name:	Maurice R. Ferré
	Title:	President
	Date:	12-17-04

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SCHEDULE 1.8
LICENSED PATENTS
Z-KAT OWNED PATENTS

					Application		Grant
Ref No.	Ctry	Status	Short Title	Application No.	Date	Grant No.	Date	EXP Date
	US	PEN	Image Guided Interventional Method and Apparatus	60/409,339	09-Sep-02			2022
Temp	US	PEN	Digital Minimally Invasive Surgery System	09/978,599	16-Oct-01			16-Oct-2021
15-2	MY	PEN	System and Method for Using a Haptic Device in Combination with a Computer Assisted Surgery System	PI 20030792	06-Mar-03			06-Mar-2022
15-3	TW	PEN	System and Method for Using a Haptic Device in Combination with a Computer Assisted Surgery System	92104819	06-Mar-03			06-Mar-2022
15-4	WO	PEN	System and Method for Using a Haptic Device in Combination with a Computer Assisted Surgery System	PCT/US03/07063	06-Mar-03			2023
17-1	US	PEN	System and Method for Intra-Operative Haptic Planning of a Medical Procedure	10/384,077	06-Mar-03			06-Mar-2023
18-1	US	PEN	System and Method for Using a Haptic Device as an Input Device	10/384,078	06-Mar-03			06-Mar-2023
19-1	US	PEN	System and Method for Haptic Sculting of Physical Objects	10/384,072	06-Mar-03			06-Mar-2023
23-1	US	PEN	System and Method for Interactive Haptic Positioning of a Medical Device	10/384,194	06-Mar-03			06-Mar-2023
38-1	US	PEN	Guidance System and Method for Surgical Procedures with Improved Feedback	10/621,119	16-Jul-03
29-2	US	NAT	Interactive Computer-Assisted Surgery System and Method	10/772,083	04-Feb-04
29-3	WO	PCT	Interactive Computer-Assisted Surgery System and Method	PCT/US04/03066	04-Feb-04
37-2	US	NAT	Portable, Low-Profile Integrated Computer, Screen and Keyboard for Computer Surgery Applications	10/772,137	04-Feb-04
37-3	WO	PCT	Portable, Low-Profile Integrated Computer, Screen and Keyboard for Computer Surgery Applications	PCT/US04/03067	04-Feb-04
38-2	WO	PEN	Guidance System and Method for Surgical Procedures with Improved Feedback	PCT/US04/22978	16-Jul-2004

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Patents and Patent Applications Exclusively Licensed from Z-KAT (as co-owner)

					Application		Grant
Ref. No.	Ctry	Status	Short Title	Application No.	Date	Grant No.	Date	EXP Date
7-1	US	PEN	Tool Position Indicator	08/756,257	25-Nov-96			25-Nov-2016
6-2	US	PEN	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	09/963,873	25-Sep-01			25-Sep-2021
6-4	AU	PEN	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	2001294718	25-Sep-01			25-Sep-2021
6-5	CA	PEN	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	2,422,950	22-Sep-01			25-Sep-2021
6-6	CN	PEN	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	1816221.5	25-Sep-01			25-Sep-2021
6-7	EP	PEN	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	1975384.7	25-Sep-01			25-Sep-2021
6-8	JP	PEN	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	2002-538364	25-Mar-03			25-Sep-2021
6-9	KR	PEN	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	2003-7004328	25-Mar-03			25-Sep-2021
12-2	US	PEN	Tool Calibrator and Tracker System	10/062,842	30-Jan-02			30-Jan-2022
12-4	CN	PEN	Tool Calibrator and Tracker System	2807775.X	30-Jan-02			30-Jan-2022
12-5	JP	PEN	Tool Calibrator and Tracker System	2002-561895	07-30-03			30-Jan-2022
12-3	EP	PEN	Tool Calibrator and Tracker System	2707675.1	30-Jan-02			30-Jan-2022
6-10	HK	PEN	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	3106125.2	26-Aug-03
16-1	US	PEN	Image Guided Interventional Method and Apparatus	10/658,110	09-Sep-03
16-2	WO	PCT	Image Guided Interventional Method and Apparatus	PCT/US03/28161	09-Sep-03
24-2	US	NAT	Microscope Calibrator*	08/938,116	26-Sep-1997	6,081,336		26-Sep-2017
24-3	US	NAT	Tool Calibrator*	08/938,210	26-Sep-1997	5,987,960		26-Sep-2017
24-4	US	NAT	Localizing and Orienting Probe for View Devices*	08/938,209	26-Sep-1997	5,999,837		26-Sep-2017
6-3	WO	PCT/NAT	Fluoroscopic Registration Artifact with Optical and/or Magnetic Markers	PCT/US01/30038	25-Sep-2001
12-6	EP	PEN	Tool Calibrator and Tracker System	2707675.1	30-Jan-2002			30-Jan-2022
12-7	HK	PEN	Tool Calibrator and Tracker System	4103792	27-May-2004
41-2	EP	DIV/PEN	Microscope Calibration	4005670.7	10-Mar-2004
	US	GRA	Microscope Calibrator	08/938,116	26-Sep-97	6,081,336	27-Jun-00	26-Sep-2017

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

					Application		Grant
Ref. No.	Ctry	Status	Short Title	Application No.	Date	Grant No.	Date	EXP Date
	US	GRA	Tool Calibrator	08/938,210	26-Sep-97	5,987,960	23-Nov-99	26-Sep-2017
	US	GRA	Localizing and Orienting Probe for View Devices	08/938,209	26-Sep-97	5,999,837	07-Dec-99	26-Sep-2017
24-5	US	PEN	Method and Apparatus for Calibrating a Surgical Tool*	09/437,564	10-Nov-99			10-Nov-2019
24-6	US	GRA	Auto Positioner*	09/429,127	27-Oct-99	6,187,018	13-Feb-01	27-Oct-2019
24-7	JP	PEN	Microscope Calibrator*	10-273883	28-Sep-98			28-Sep-20 18
24-8	EP	PEN	Tool Calibration*	98306678.8	20-Aug-98			20-Aug-2018
24-9	JP	PEN	Tool Calibrator*	10-273884	28-Sep-98			28-Sep-2018
40-1	EP	PEN	Microscope Calibrator Probe	98307430.3	14-Sep-98			14-Sep-2018
24-11	JP	PEN	Microscope Calibrator Probe*	10-271276	25-Sep-98			25-Sep-2018
41-1	EP	PEN	Microscope Calibration	98306677.0	20-Aug-98			20-Aug-2018
42-1	US	PEN	Interpolation in Transform Space for Multiple Rigid Object Registration	09/419,949	18-Oct-99			18-Oct-2019
26-26	EP	PEN	Position Tracking	97307554.2	26-Sep-97			26-Sep-2017
42-1	US	GRA	Interpolation in Transform Space for Multiple Rigid Object Registration**	09/419,949	18-Oct-1999	6,674,916		18-Oct-2019

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Patents Exclusively Sub-Licensed from Z-KAT (Licensor: Dr. Allen/Marker, LLC)

				Application
Ctry	Status	Short Title	Application No.	Date	Grant No.	Grant Date	EXP Date
US	GRA	Method and Apparatus for Providing Related Images Over Time of a Portion of the	07/223,975	18-Jul-88	4,945,914	07-Aug-90	18-Jul-2008
US	GRA	Method and Apparatus for Providing Related Images Over Time of a Portion	07/119,353	10-Nov-87	4,991,579	12-Feb-91	12-Feb-2008
US	GRA	Localization Cap for Fiducial Markers	08/909,990	12-Aug-97	5,916,164	29-Jun-99	12-Aug-2017
US	GRA	Apparatus for Imaging the Anatomy	07/467,242	19-Jan-90	5,094,241	10-Mar-92	19-Jan-2010
US	GRA	Interactive Image-Guided Surgical System	07/677,083	29-Mar-91	5,142,930	01-Sep-92	29-Mar-201 1
US	GRA	Method of Locating a Target on a Portion of Anatomy	07/677,088	29-Mar-91	5,211,164	18-May-93	29-Mar-201 1
US	GRA	Method for Implanting a Fiducial Implant into a Patient	07/677,096	29-Mar-91	5,178,164	12-Jan-93	29-Mar-201 1
US	GRA	Method and Apparatus for Imaging the Anatomy	07/859,256	26-Mar-92	5,222,499	29-Jun-93	26-Mar-2012
US	GRA	Interactive Image-Guided Surgical System	07/873,535	22-Apr-92	5,230,338	27-Jul-93	22-Apr-2012
US	GRA	Localization Cap for Fiducial Markers	08/186,946	27-Jan-94	5,575,794	19-Nov-96	27-Jan-2014
US	GRA	Method and Apparatus for Imaging the Anatomy	08/026,223	26-Feb-93	5,397,329	14-Mar-95	26-Feb-2013
US	GRA	Automatic Ultrasonic Localization of Targets Implanted in a Portion of the Anatomy	08/139,139	21-Oct-93	5,394,875	07-Mar-95	21-Oct-2013
US	GRA	Method for Providing Medical Images	08/427,634	21-Apr-95	5,590,215	31-Dec-96	21-Apr-2015
US	GRA	Tool for Implanting a Fiducial Marker	08/471,451	06-Jun-95	5,595,193	21-Jan-97	06-Jun-2015
US	GRA	Localization Cap for Fiducial Markers	08/459,549	02-Jun-95	5,730,130	24-Mar-98	02-Jun-2015
US	GRA	Method for Relating Image Space to Physical Space	08/459,873	02-Jun-95	5,551,429	03-Sep-96	02-Jun-2015
US	GRA	Automatic Technique for Localizing Externally Attached Fiducial Markers in CT and MR Volume Images of the Head	08/471,456	06-Jun-95	5,799,099	25-Aug-98	25-Aug-2015
US	GRA	Biopsy Guide	08/723,402	30-Sep-96	5,984,930	16-Nov-99	30-Sep-2016
US	GRA	Automatic Technique for Localizing Externally Attached Fiducial Markers in Volume Images of the	09/111,114	06-Jun-98	6,052,477	18-Apr-00	06-Jun-2018
US	GRA	Method and Apparatus for Imaging the Anatomy	07/467,243	19-Jan-90	5,119,817	09-Jun-92	19-Jan-2010
US	GRA	Automatic Technique for Localizing Externally Attached Fiducial Markers in MR and CT Volume Images of the Head	08/840,533	22-Apr-97	5,769,789	23-Jun-98	22-Apr-2017

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

				Application
Ctry	Status	Short Title	Application No.	Date	Grant No.	Grant Date	EXP Date
US	GRA	Method for Determining the Location in Physical Space of a Point of FID Marker that is Selectively Detachable to a Base	09/296,342	22-Apr-99	6,073,044	06-Jun-00	22-Apr-2019
JP	PEN	Interactive Image-Guided Surgical System	303753/90	08-Nov-90			08-Nov-2010
JP	PEN	Automatic Ultrasonic Localization of Targets Implanted in a Portion of the Anatomy	257188/94	21-Oct-94			21-Oct-2014
EP	PEN	Method for Providing Medical Images	94116088.9	12-Oct-94			12-Oct-2014
JP	PEN	Method for Providing Medical Images	251011/94	17-Oct-94			17-Oct-2014
EP	PEN	Localization Cap for Fiducial Markers	94909815.6	10-Feb-99			10-Feb-2019
JP	PEN	Localization Cap for Fiducial Markers	6-518402	14-Aug-95			14-Aug-2015
EP	PEN	Localization Cap for Fiducial Markers	95904841.4	05-Jun-96			05-Jun-2016
IT	GRA	Automatic Technique for Localizing Externally Attached Fiducial Markers in MR and CT Volume Images of the Head	95904833.1	08-Dec-94	732899	16-Oct-02	08-Dec-2014
FR	GRA	Automatic Technique for Localizing Externally Attached Fiducial Markers in MR and CT Volume Images of the Head	95904833.1	08-Dec-94	732899	10-Oct-02	08-Dec-2014
DE	GRA	Automatic Technique for Localizing Externally Attached Fiducial Markers in MR and CT Volume Images of the Head	98904833.1	08-Dec-94	732899	10-Oct-02	08-Dec-2014
GB	GRA	Automatic Technique for Localizing Externally Attached Fiducial Markers in MR and CT Volume Images of the Head	95904833.1	08-Dec-94	732899	10-Oct-02	08-Dec-2014
SE	GRA	Automatic Technique for Localizing Externally Attached Fiducial Markers in MR and CT Volume Images of the Head	95904833.1	08-Dec-94	732899	10-Oct-02	08-Dec-2014
EP	PEN	Biopsy Guide	97307600.3	26-Sep-97			26-Sep-2017
JP	PEN	Biopsy Guide	9-267299	30-Sep-97			30-Sep-2017
DE	GRA	Method and Apparatus for Imaging the Anatomy	P3838011.0	09-Nov-88	P3838011.0	10-Sep-98	09-Nov-2008
JP	GRA	Method and Apparatus for Imaging the Anatomy	310112/90	15-Nov-90	3016396	24-Dec-99	15-Nov-2010
JP	GRA	Method and Apparatus for Imaging the Anatomy	284811/88	10-Nov-88	119353	10-Nov-87	10-Nov-2008
GB	GRA	Method and Apparatus for Imaging the Anatomy	9113229	25-Oct-88	2246936	02-Sep-92	25-Oct-08
FR	GRA	Method and Apparatus for Imaging the Anatomy	8814653	09-Nov-88	8814653	30-May-97	09-Nov-08
US	PEN	Localization Cap for Fiducial Markers	08/480,709
US	PEN	Localization Cap for Fiducial Markers	09/742,411

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Patents and Patent Applications Exclusively Sub-Licensed from Z-KAT (Licensor: Cleveland Clinic Foundation)

				Application
Ctry	Status	Short Title	Application No.	Date	Grant No.	Grant Date	EXP Date
US	GRA	Trackable Guide Block	08/938,299	26-Sep-97	5,904,691	18-May-99	26-Sep-2017
US	GRA	Apparatus for Anatomical Tracking	08/935,796	23-Sep-97	5,980,535	09-Nov-99	23-Sep-2017
US	GRA	Frameless Stereotaxy System	07/983,390	30-Nov-92	5,309,913	10-May-94	30-Nov-2012
US	GRA	Frameless Stereotaxy System for Indiating the Position and Axis of a Surgical Probe	08/650,312	20-May-96	5,776,064	07-Jul-98	20-May-2016
US	GRA	Stereotaxy Wand and Tool Guide	08/224,955	08-Apr-94	5,517,990	21-May-96	08-Apr-2014
US	GRA	Magnetic Resonance Stereotactic Surgery with Exoskeleton	08/378,511	26-Jan-95	5,682,890	04-Nov-97	26-Jan-2015
US	GRA	Fiducial Positioning Cup	08/986,863	08-Dec-97	6,011,987	04-Jan-00	08-Dec-2017
US	PEN	Tool Guide for a Surgical Tool	09/087,370	29-May-98			29-May-2018
US	GRA	Noninvasive Spine and Bone Registration for Frameless Stereotaxy	08/987,406	09-Dec-97	5,967,982	19-Oct-99	09-Dec-2017
EP	PEN	Trackable Guide Block	97307576.5	26-Sep-97			26-Sep-2017
FR	GRA	Frameless Stereotaxy System	93308694.4	01-Nov-93	600610	03-Jun-98	01-Nov-2013
GB	GRA	Frameless Stereotaxy System	93308694.4	01-Nov-93	600610	03-Jun-98	01-Nov-2013
DE	GRA	Frameless Stereotaxy System	93308694.4	01-Nov-93	69318944.4	03-Jun-98	01-Nov-2013
JP	PEN	Frameless Stereotaxy System	315798/93	24-Nov-93			24-Nov-2013
EP	PEN	Fiducial Positioning Cup	98310069.4	08-Dec-98			08-Dec-2018
DE	PEN	Apparatus for Orientating and Guiding the Applications of Tools	95301778.7	16-Mar-95			16-Mar-2015
FR	PEN	Apparatus for Orientating and Guiding the Applications of Tools	95301778.7	16-Mar-95			16-Mar-2015
GB	PEN	Apparatus for Orientating and Guiding the Applications of Tools	95301778.7	16-Mar-95			16-Mar-2015
JP	PEN	Apparatus for Orientating and Guiding the Applications of Tools	94437/95	28-Mar-95			28-Mar-2015
NL	PEN	Apparatus for Orientating and Guiding the Applications of Tools	95301778.7	16-Mar-95			16-Mar-2015
DE	GRA	Stereotaxy Systems	95309062.8	13-Dec-95	69515288.2	01-Mar-00	13-Dec-2015
FR	GRA	Stereotaxy Systems	95309062.8	13-Dec-95	728446	01-Mar-00	13-Dec-20 15
GB	GRA	Stereotaxy Systems	95309062.8	13-Dec-95	728446	01-Mar-00	13-Dec-2015
NL	GRA	Stereotaxy Systems	95309062.8	13-Dec-95	728446	01-Mar-00	13-Dec-2015
US	GRA	Stereotaxy Wand and Tool Guide	08/650,455	20-May-96	5,732,703	31-Mar-98	20-May-2016
US	GRA	Voice Control	605,372	30-Oct-90	5,303,148	12-Apr-94	30-Oct-2010
US	PEN	Frameless Stereotaxy System for Indicating the Position and Axis of a Surgical Probe

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Patents and Patent Applications Exclusively Sub-Licensed from Z-KAT (Licensor: Northwestern University)

				Filing
Ctry	Status	Short Title	Application No.	Date	Grant No.	Grant Date	EXP Date
US	GRA	Apparatus and Method for Planning a Stereotactic Surgical Procedure Using Coordinated Fluoroscopy	08/649,798	17-May-96	5,799,055	25-Aug-98	17-May-2016
US	GRA	Apparatus and Method for Planning a Stereotactic Surgical Procedure Using Coordinated Fluoroscopy	09/020,767	09-Feb-98	6,069,932	30-May-00	09-Feb-2018
TW	GRA	Apparatus and Method for Planning a Stereotactic Surgical Procedure Using Coordinated Fluoroscopy	86106479	15-May-97	NI-112390	11-Mar-00	15-May-2017
AU	PEN	Stereotactic Surgical Procedure Apparatus and Method	57823/01	06-Aug-01			06-Aug-2021
CA	PEN	Stereotactic Surgical Procedure Apparatus and Method	2,255,041	14-May-97			14-May-2017
IL	PEN	Stereotactic Surgical Procedure Apparatus and Method	127027	14-May-97			14-May-2017
JP	PEN	Apparatus and Method for Planning a Stereotactic Surgical Procedure using Coordinated Fluoroscopy	541086/97	14-May-97			14-May-2017
KR	PEN	Stereotactic Surgical Procedure Apparatus and Method	709294/98	14-May-97			14-May-2017
NZ	GRA	Stereotactic Surgical Procedure Apparatus and Method	332764	14-May-97	332764	07-Dec-00	14-May-2017
EP	PEN	Apparatus and Method for Planning a Stereotactic Surgical Procedure Using Coordinated Fluoroscopy	97925562.7	14-May-97			14-May-2017
US	GRA	Apparatus and Method for Planning a Stereotactic Surgical Procedure Using Coordinated Fluoroscopy	09/483,107	14-Jan-00	6,198,794	06-Mar-01	14-Jan-2020
HK	PEN	Apparatus and Method for Planning a Stereotactic Surgical Procedure Using Coordinated Fluoroscopy	102906.9	16-May-00			16-May-2020
NZ	PEN	Apparatus and Method for Planning a Stereotactic Surgical Procedure using Coordinated Fluoroscopy	505171	14-Jun-00			14-Jun-2020
US	PEN	Apparatus and Method for measuring Anatomical Objects Coordinated Using Fluoroscopy	09/484,809	18-Jan-00			18-Jan-2020
US	PEN	Apparatus and Method for measuring Anatomical Objects Using Coordinated Fluoroscopy	10/384,179	06-Mar-03
CA	PEN	Apparatus and Method for Measuring Anatomical Objects Using Coordinated Fluoroscopy	2,360,572	16-Jul-01			16-Jul-2021
IL	PEN	Apparatus and Method for Measuring Anatomical Objects Using Coordinated Fluoroscopy	144320	15-Jul-01			16-Jul-2021
JP	PEN	Apparatus and Method for Measuring Anatomical Objects Using Coordinated Fluoroscopy	2000-593243	16-Jul-01			16-Jul-2021
KR	PEN	Apparatus and Method for Measuring Anatomical Objects Using Coordinated Fluoroscopy	2001-7008976	16-Jul-01			16-Jul-2021
EP	PEN	Apparatus and Method for Measuring Anatomical Objects Using Coordinated Fluoroscopy	902434	18-Jan-00			18-Jan-2020
HK	PEN	Apparatus and Method for Measuring Anatomical Objects Using Coordinated Fluoroscopy	2104250.5	05-Jun-02			05-Jun-2022

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Patents and Patent Applications Exclusively Sub-Licensed from Z-KAT (Licensor: Barrett Technologies)

				Filing
Ctry	Status	Short Title	Application No.	Date	Grant No.	Grant Date	EXP Date
US	GRA	PRETENSIONING MECHANISM FOR TENSION -ELEMENT DRIVE SYSTEMS			5,388,480	2/14/1995
US	GRA	ROBOTIC WRIST			D352,050	11/01/1994
US	GRA	ROBOTIC SHOULDER			D351,849	10/25/1994
US	GRA	COMPACT CABLE TRANSMISSION WITH CABLE DIFFERENTIAL			5,207,114	05/04/1993
US	GRA	COMPACT CABLE TRANSMISSION WITH CABLE DIFFERENTIAL			5,046,375	09/10/1991
US	GRA	COMPACT CABLE TRANSMISSION WITH CABLE DIFFERENTIAL			4,903,536	02/27/1990

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Patents and Patent Applications Nonexclusively Sub-Licensed from Z-KAT (Licensor: Cedara Software Corp)

Patents	ID/Status
Apparatus, System and Method of Calibrating Medical Imaging Systems [Beadless C-arm calibration patent]	CA Ref # 08-887635CA US Ref# 08-887635US
Computer-Assisted Positioning Method and System [Patent for Minimal Invasive Hip replacement system: acetabular side]	CA 2,334,495 PCT/CA02/00128
Computer Assisted System and Method for Minimal Invasive Hip, Uni Knee and Total	Provisional U.S. Patent Application Number:
Knee Replacement [Method to help replace hip acetabular and femoral components and unicondylar or total knee replacement]	60/390,188

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Patents Nonexclusively Sub-Licensed from Z-KAT, Inc. (Licensor: Biomet Manufacturing Corp.)

				Patent Application	Application
Ref No.	Ctry	Status	Patent Short Title	No.	Date
30-2	US	NAT	Providing Computer Assistance with Spinal Fixation	10/771,850	04-Feb-04
30-3	WO	PCT	Providing Computer Assistance with Spinal Fixation	PCT/US04/03132	04-Feb-04
31-2	US	NAT	Computer-Assisted Knee Replacement Apparatus and Method	10/772,139	04-Feb-04
31-3	WO	PCT	Computer-Assisted Knee Replacement Apparatus and Method	PCT/US04/02994	04-Feb-04
32-2	US	NAT	Computer-Assisted External Fixation Apparatus and Method	10/772,142	04-Feb-04
32-3	WO	PCT	Computer-Assisted External Fixation Apparatus and Method	PCT/US04/02993	04-Feb-04
33-2	US	NAT	Computer-Assisted Knee Replacement Apparatus and Method	10/772,085	04-Feb-04
33-3	WO	PCT	Computer-Assisted Knee Replacement Apparatus and Method	PCT/US04/03130	04-Feb-04
34-2	US	NAT	Computer Assistance with Total Hip Replacement Procedure	10/772,092	04-Feb-04
34-3	WO	PCT	Computer Assistance with Total Hip Replacement Procedure	PCT/US04/031 33	04-Feb-04
35-2	US	NAT	Computer Assistance with Intramedullary Nail Procedure	10/771,851	04-Feb-04
35-3	WO	PCT	Computer Assistance with Intramedullary Nail Procedure	PCT/US04/03068	04-Feb-04

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A
[ CCF LICENSE AGREEMENT]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

MASTER AGREEMENT
between
THE CLEVELAND CLINIC FOUNDATION,
acting through its
DEPARTMENT OF NEUROLOGICAL SURGERY,
and
Z-KAT, INC.
January 1, 2003
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

MASTER AGREEMENT
TABLE OF CONTENTS

ARTICLE I	License of Pre-Existing Intellectual Property

ARTICLE II	Receipt of Equity in Z-KAT

ARTICLE III	Facilities and Administration

ARTICLE IV	Research Activities (General Terms)

ARTICLE V	Image Guided Surgery Equipment

ARTICLE VI	Training and Education Activities (General Terms)

ARTICLE VII	General Provisions

SIGNATURE PAGE

APPENDIX A	Definitions for Article I

APPENDIX B	Licensed Patents

APPENDIX C	CCF Royalty Report (Example)

APPENDIX D	Definitions for Article II

APPENDIX E	Z-KAT Articles of Incorporation and Bylaws

APPENDIX F	Z-KAT Shareholder’s Agreement

APPENDIX G	Z-KAT Financial Statements

EXHIBIT A	Representative Research Projects

EXHIBIT B	Training and Education Activities
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

MASTER AGREEMENT
     THIS MASTER AGREEMENT (this “Master Agreement”) is entered into by and between The Cleveland Clinic Foundation, acting through its Department of Neurological Surgery, located at 9500 Euclid Avenue, Cleveland, OH 44195 (“CCF”) and Z-KAT, Inc., located at 2901 Simms Street, Hollywood, FL 33020 (“Z-KAT”) as of January 1, 2003 (the “Effective Date”).
     WHEREAS, CCF and Picker International, Inc. (“Picker”) entered into (1) that certain Research Agreement dated November 19, 1993, which was amended on November 22, 1995, and (2) that certain Technology License Agreement dated January 1995 (collectively, the “Picker License Agreements”;
     WHEREAS, Z-KAT has subsequently been assigned all of the rights of Picker under Picker License Agreements; and
     WHEREAS, CCF and Z-KAT are interested in partnering to advance the science of image guided surgery (“IGS”) and related technologies for minimally invasive brain and spinal surgery, jointly develop and market intellectual property related to the planning and implementation of these surgeries, and educate and train the relevant medical community in these areas of medicine and surgical practice.
     The parties hereto hereby agree as follows:
ARTICLE I.
LICENSE OF PRE-EXISTING INTELLECTUAL PROPERTY
     1.1 Definitions.
     For the purpose of this Master Agreement, the Appendix A definitions shall apply.
     1.2 Termination of Prior Agreements
          A. The licenses granted under the Picker License Agreements are terminated as of the Effective Date and replaced by the following grants of license.
          B. Notwithstanding termination of the Picker License Agreements, sublicenses granted by Z-KAT to third parties under the Licensed Technology and the Licensed Patents prior to the Effective Date will continue in effect. The existence of any provision of these sublicense agreements that is inconsistent with the terms and conditions of this Agreement is not, and will not give rise to, a breach of this Agreement unless such provisions breach the Picker License Agreements. The performance of an obligation under a prior sublicense agreement will never be considered breach of this Agreement unless such performance would be a breach of the Picker License Agreements.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     1.3 Grant.
          A. License.
               CCF hereby grants to Z-KAT:
               (i) an exclusive license, in the Licensed Territory, under the Licensed Patents and intellectual property rights arising from the Licensed Technology, including without limitation the exclusive rights to make, have made, use, sell, offer to sell, distribute publicly, publish, perform, demonstrate, and import Products; and
               (ii) an exclusive right to sublicense its rights under the exclusive license, the Licensed Patents and Licensed Technology to third parties.
          B. License to CCF.
          Z-KAT hereby grants to CCF a limited, royalty-free, non-exclusive license under the Licensed Patents and Licensed Technology to make and use, but not distribute to others, Products for its own internal, non-commercial research and treatment purposes only.
     1.4 Development.
     Z-KAT agrees that it has, or will obtain, the expertise necessary to independently evaluate the inventions of the Licensed Patents and will use commercially reasonable efforts to develop Products for sale in the commercial market and that it so intends to develop Products for the commercial market. Z-KAT agrees to meet or otherwise report periodically and not less than annually, with CCF to report on status of disclosed development activities. Z-KAT is not obligated to disclose details of developments covered by non-disclosure agreements with strategic partners. All development activities and strategies and all aspects of product design and decisions to market and the like are entirely at the discretion of Z-KAT, and Z-KAT shall rely entirely on its own expertise with respect thereto.
     1.5 Consideration.
          A. License Fee.
               In partial consideration for the licenses granted in this Article I, CCF will be issued, under the terms and conditions of Article II, fifty thousand (350,000) shares of Common Stock of authorized Equity Securities of Z-KAT, as defined in and in accordance with the terms of Z-KAT’s Articles of Incorporation and Shareholders’ Agreement.
          B. Royalty.
               In addition to the consideration specified in Section 1.5A, Z-KAT agrees to pay to CCF as “earned royalties” a royalty calculated as follows on the sale of Products by Z-KAT or an authorized sublicense (except for sublicencees licensed pursuant to Section 1.11.D.) that (1) come within the scope of any unexpired and enforceable Licensed Patent, (2) are made by a process coming within the scope of any unexpired and enforceable Licensed Patent, or (3)
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

but for the licenses granted herein, would constitute indirect or contributory infringement of any unexpired and enforceable Licensed Patent.

Z-KAT Product	Royalty Rate

Kits	[***] dollars (US$[***]) per kits or [***] percent ([***]%) of revenue per kit received by Z-KAT, whichever is greater

Products other than Kits	[***] percent ([***]%) of Net Selling Price, or as mutually agreed in writing by the parties
               The royalty is deemed earned as of the earlier of the date the Product is actually sold, leased or otherwise transferred, the date an invoice is sent by Z-KAT, or by a sublicensee of Z-KAT (except as sublicense pursuant to Section 1.11.D), for either the sale, lease, or transfer of Products, or the date a Product is transferred to a third party for any promotional reasons. The royalty shall apply to Products beginning on the Effective Date of this Master Agreement and continuing for the term of this Master Agreement. However, notwithstanding, no earned royalty will be due on Kits distributed to end-users at no charge for promotional purposes; provided, that total number of such Kits in any given year is a commercially reasonable number.
          C. Minimum Royalty.
               Z-KAT further agrees to pay to CCF a minimum royalty of [***] dollars (US$[***]) per year or part thereof during which this Master Agreement is in effect starting in Year [***] of this Master Agreement, against which any earned royalty paid for the same year will be credited. The minimum royalty for a given year shall be due at the time payments are due for the fourth quarter of such given year. It is understood that the minimum royalties will apply on a yearly basis, and that sale, lease, use or other disposition of Products requiring the payment of earned royalties made during a prior or subsequent year shall have no effect on the annual minimum royalty due CCF for any given year.
          D. Patent Fees and Costs.
               Z-KAT also agrees to maintain the Licensed Patents in full force and effect until the parties mutually agree that continued maintenance of such Licensed Patents is not merited.
          E. Accounting; Payments.
               (i) Amounts owing to CCF under Section 1.5B shall be paid on a semi-annual basis, with such amounts due and received by CCF on or before the sixtieth (60th) day following the end of each half-year in which such amounts were earned. The balance of
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

any amounts, which remain unpaid more than sixty- (60) days after they are due to CCF, shall accrue interest until paid at the rate of the lesser of one percent (1%) per month or the maximum amount allowed under applicable law. However, in no event shall this interest provision be construed as a grant of permission for any payment delays.
               (ii) Except as otherwise directed, all amounts owing to CCF under this Master Agreement shall be paid in U.S. dollars to CCF at the address provided in Article VII, Section 7.18. All royalties owing with respect to revenues and Net Selling Prices stated in currencies other than U.S. dollars shall be converted at the rate shown in the Federal Reserve Noon Valuation — Value of Foreign Currencies on the day preceding the payment.
               (iii) A full accounting showing how any amounts owing to CCF under Section 1.5B have been calculated shall be submitted to CCF on the date of each such payment. Such accounting shall be on a per-country and product line, model or trade name basis and shall specify the individual Licensed Patents involved. The accounting shall be summarized on the form shown in Appendix C (or another mutually agreed upon reporting format) of this Master Agreement. In the event no payment is owed to CCF, a statement setting forth that fact shall be supplied to CCF.
     1.6 Certain Warranties.
          A. CCF warrants that except as otherwise provided under Section 1.15 of this Article I with respect to U.S. Government interests, it is the owner of the Licensed Patents or otherwise has the right to grant the licenses granted to Z-KAT in this Article I. However, nothing in this Master Agreement shall be construed as:
               (i) a warranty or representation by CCF as to the validity or scope of any of the Licensed Patents;
               (ii) a warranty or representation that anything made, used, sold or otherwise disposed of under the license granted in this Master Agreement will or will not infringe patents of third parties; or
               (iii) an obligation to furnish any know-how not already in the possession of Z-KAT or not provided in the Licensed Patents or any services, unless otherwise expressly specified in this Master Agreement or in agreements contemplated by this Master Agreement.
          B. CCF MAKES NO REPRESENTATIONS, EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND ASSUMES NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION BY Z-KAT OR ITS VENDEES OR OTHER TRANSFEREES OF PRODUCTS INCORPORATING OR MADE BY USE OF INVENTIONS LICENSED UNDER THIS ARTICLE I.
          C. Z-KAT represents and warrants that Products produced under the license granted herein shall be manufactured substantially in the United States as required by 35 U.S.C
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

§ 204 and applicable regulations of Chapter 37 of the Code of Federal Regulations. Certain products and/or components of products may be manufactured outside the U.S.
     1.7 Recordkeeping.
          A. Z-KAT shall keep books and records sufficient to verify the accuracy and completeness of Z-KAT’s accounting referred to above, including without limitation inventory; purchase and invoice records relating to the Products or their manufacture or to Use Fees. In addition, Z-KAT shall maintain documentation evidencing that Z-KAT is in fact pursuing development of Products as required herein. Such documentation may include, but is not limited to, invoices for studies advancing development of Products, laboratory notebooks, internal job cost records, and filings made to the Internal Revenue Department to obtain tax credit, if available, for research and development of Products. Such books and records shall be preserved for a period not less than six- (6) years after they are created during and after the term of this Master Agreement.
          B. Z-KAT shall take all steps necessary so that CCF, at its own expense, may within thirty- (30) days of its request review all accounting records that relate to sales of Products on which royalties are due at a single U.S. location to allow CCF to verify the accuracy of Z-KAT’s Royalty Reports and Development Reports. Such review may be performed by any employee of CCF as well as by any attorney or registered CPA designated by CCF, upon reasonable notice and during regular business hours but not more than two- (2) times per year.
          C. If a royalty payment deficiency is determined, Z-KAT shall pay the royalty deficiency outstanding within thirty- (30) days of receiving written notice thereof, plus interest on outstanding amounts as described in Section 1.5E(i).
          D. If a royalty payment deficiency for a contract year exceeds the greater of five percent (5%) of the royalties paid for that year or fifty thousand dollars (US$50,000), then Z-KAT shall be responsible for paying CCF’s out-of-pocket expenses incurred with respect to such review.
     1.8 Term and Termination.
          A. The term of the licenses granted in this Article I shall begin on the effective date of this Master Agreement and continue until terminated as provided below. This Article I will survive termination of the Master Agreement for reasons other than those provided below.
          B. Z-KAT may terminate this Article I at any time by giving at least ninety-(90) days written and unambiguous notice of such termination to CCF. A statement of the reasons for termination shall accompany such a notice.
          C. If Z-KAT at any time defaults in the timely payment of any monies due to CCF under Article I, or commits a material breach of any other covenant contained in Articles I, II, or VII (except sections 7.1-7.6 and 7.8), and Z-KAT fails to remedy any such breach or default within ninety (90) days after written notice thereof by CCF, or if Z-KAT commits any act of bankruptcy, becomes insolvent, is unable to pay its debts as they become due, files a petition
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

under any bankruptcy or insolvency act, or has any such petition filed against it which is not dismissed within sixty (60) days, or offers any component of the Licensed Patents to its creditors, CCF may, at its option, terminate this Article I by giving notice of termination to Z-KAT.
          D. Upon the termination of this Article I, Z-KAT shall remain obligated to provide an accounting for and to pay royalties earned up to the date of the termination and any minimum royalties shall be prorated as of the date of termination by the number of days elapsed in the applicable calendar year.
          E. Waiver by either party of a single breach or default, or a succession of breaches or defaults, shall not deprive such party of any right to terminate this Article I in the event of any subsequent breach or default.
     1.9 Assignability.
     This Article I may not be transferred or assigned by either party except with the prior written consent of the other party, which consent will not be unreasonably withheld; provided, however, that Z-KAT may assign this Master Agreement to a purchaser of substantially all the assets of Z-KAT without CCF’s consent by providing CCF with notice of assignment including the contact information for the assignee.
     1.10 Contest of Validity.
     Upon a written notice from Z-KAT contending that one or more of the Licensed Patents is invalid or unenforceable, CCF agrees that an actual controversy will exist between Z-KAT and CCF, notwithstanding Z-KAT’s continued payment of royalties due under this Master Agreement, unless CCF denies Z-KAT’s contentions within thirty- (30) days for receiving the written notice. In the event CCF fails to deny Z-KAT’s contentions within the time given, Z-KAT will have standing for seeking, and may seek a declaration or a finding by competent authority that the one or more Licensed Patents identified in the written notice is invalid and/or unenforceable, or that it should be cancelled, revoked or nullified. The threat or delivery of such a written notice and the initiation of any proceeding, the result of which may be a declaration that a Licensed Patent is invalid or unenforceable or is cancelled or nullified, are not a breach of this Master Agreement or the terms and conditions of the licenses granted in this Article I, and will not give rise to any right to terminate this Master Agreement or the licenses granted in it. In the event Z-KAT contests in any manner the validity of any Licensed Patent, Z-KAT must continue to pay royalties with respect to that patent as if such contest were not underway until the patent is adjudicated invalid or unenforceable by a court of last resort in order for it to maintain its license to such Licensed Patent If a judgment in favor of Z-KAT is received, all royalties related to the contested Licensed Patent from the date CCF is notified that a patent is being contested will be refunded or, at Z-KAT’s option, credited against future royalties due to CCF.
     1.11 Enforcement
          A. During the term of this Master Agreement, Z-KAT has the right, but not the obligation, to enforce the Licensed Patents and Licensed Technology against infringers and
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

to defend any challenge or contest involving the validity, enforceability or inventorship of any of the Licensed Patents in any legal action, interference, reexamination, opposition or cancellation proceeding involving the Licensed Patents before any judicial or governmental body in any country, including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement or interference. CCF hereby agrees that Z-KAT may join CCF as a party in any such suit, and CCF consents to the jurisdiction of the court wherever the suit is brought, without expense to CCF; provided, however, that CCF shall be entitled in each instance to participate, but not control, through counsel of its own selection and at its own sole expense. Z-KAT shall indemnify, defend, and hold CCF harmless from and against any order for costs arising without fault of CCF that may be made against CCF by reason of being named a party plaintiff(s) in such proceedings. Z-KAT shall have sole authority to control any such suit and its settlement or compromise, provided that, Z-KAT does not have authority to, and will not, settle or compromise any such suit or enter into any consent order for the settlement or compromise thereof that admits that the Licensed Patents are invalid or unenforceable without the prior written consent of CCF, which consent shall not be unreasonably withheld or delayed. CCF has no obligation to pay for any costs or expenses incurred by Z-KAT in an infringement action commenced or defended solely by Z-KAT. The provisions of this Section 1.11.A. do not amend or alter the terms and conditions of that certain Joinder and Indemnification Agreement by and between CCF and Z-KAT, dated August 5, 2002, which agreement remains in effect.
          B. Unless joined in the action, suit or proceeding, CCF has no obligation or responsibility with respect to any action to enforce or defend the validity or enforceability of a Licensed Patent except to provide reasonable assistance to Z-KAT as requested. Z-KAT shall reimburse CCF for its reasonable out-of-pocket expenses (excluding attorneys fees) in connection with any such assistance.
          C. In the event Z-KAT receives money as a result of a favorable settlement as compensation for infringement of the Licensed Patents occurring prior to the settlement, or an award of damages in a lawsuit brought by Z-KAT as compensation for infringement of the Licensed Patents (excluding in each case amounts awarded or paid for attorneys fees and costs), Z-KAT shall first apply such damages proportionately to defray any un-reimbursed costs and expenses incurred by Z-KAT in the action, suit, or proceeding (including reasonable attorneys’ fees, Z-KAT’s personnel costs incurred pursuant to the action, suit, or proceeding, and any out-of-pocket payments to CCF for expenses incurred in connection with the lawsuit). If any balance remains, Z-KAT shall second pay to CCF an amount equal to the earned royalty that CCF would otherwise be entitled to under this Agreement if such remaining balance was treated as Net Sales Price.
          D. If Z-KAT desires to grant a sublicense under the Licensed Patents for future activities (i.e. for activities occurring after the actual, not effective, date of the agreement) to any alleged infringer or infringers of the Licensed Patents to resolve or otherwise settle an infringement action, suit or proceeding brought by Z-KAT, then, as a condition precedent to such sublicense(s), Z-KAT shall agree to pay over to CCF [***] percent ([***]%) of royalties actually received from such sublicensee(s) related to the Licensed Patents, but only after deducing proportionately to defray any remaining un-reimbursed costs and expenses (after application of compensation for patent infringement as provided for in Section 1.11.C incurred by Z-KAT in
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

the action, suit, or proceeding (including reasonable attorneys’ fees, Z-KAT’s personnel costs incurred pursuant to the action, suit, or proceeding, and any out-of-pocket payments to CCF for expenses incurred in connection with the lawsuit).
          E. In the event Z-KAT receives compensation other than cash compensation in connection with an action to enforce the Licensed Patents, whether it is for compensation of damages arising from past infringement or pursuant to a license for future activities, the parties will determine an equitable cash-equivalent value of the compensation.
          F. In the event that (i) any cash or non-cash compensation received by Z-KAT is consideration for a license under, or compensation for damages arising from infringement of, both Licensed Patents and patents other than Licensed Patents, and (ii) Z-KAT is obligated to pay CCF pursuant to Sections 1.11.C or D, Z-KAT will reasonably and equitably allocate the amounts received between Licensed Patents and other patents based on the relative values of the inventions claimed in the respective patents.
          G. Each party shall promptly notify the other in writing in the event that a third party brings a claim of infringement by the Licensed Patents against CCF or the Z-KAT.
     1.12 Patent Marking.
     Z-KAT shall mark all Products or Product packaging in compliance with the requirements of United States law, e.g., 35 U.S.C. 287.
     1.13 Product Liability; Conduct of Business.
          A. Z-KAT shall, at all times during the term of this Master Agreement and thereafter, indemnify, defend and hold CCF and its respective trustees, officers, employees, students, and agents (the “Indemnified Parties”) harmless against all claims and expenses, including legal expenses and reasonable attorneys fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever (other than patent infringement claims) resulting from the production, manufacture, sale, use, lease, consumption or advertisement of Products arising from any right or obligation of Z-KAT hereunder; provided, however, that Z-KAT shall not be liable for, and has no obligation to defend or indemnify and hold harmless the Indemnified Parties, the gross negligence or intentional wrongdoing of CCF and its officers, employees, doctors, students and agents, or against claims based on medical malpractice. CCF at all times reserves the right to select and retain counsel of its own and at its expense to defend CCF’s interests. Any Indemnified Party wishing to be indemnified as provided in this section must:
               (i) promptly after receipt of notice of any and all liability, claims, lawsuits losses, demands, damages, costs, and expenses, or after the commencement of any action, suit, or proceeding giving rise to the right of indemnification, notify Z-KAT, in writing, of said liability, claims, lawsuits, losses, demands, damages, costs, and expenses and send to Z-KAT a copy of all papers served on the Indemnified Party; the Indemnified Party’s failure to notify the Z-KAT will relieve the Z-KAT from any liability to the Indemnified Party;
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

               (ii) permit Z-KAT to retain counsel of its choosing to represent the Indemnified Party; and
               (iii) allow Z-KAT to retain exclusive control of any such liability, claims, lawsuits, losses, demands, damages, costs, and expenses, including the right to make any settlement.
          B. Neither party shall be liable for any indirect, special, consequential, or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract or otherwise.
          C. Z-KAT warrants that it now maintains and will continue to maintain liability insurance coverage appropriate to the risk involved in marketing the products subject to this Master Agreement. Within ninety- (90) days after the execution of this Master Agreement and thereafter annually between January 1 and January 31 of each year, Z-KAT will present evidence to CCF that the coverage is being maintained. In addition, Z-KAT shall provide CCF with at least thirty- (30) days prior written notice of any change in or cancellation of the insurance coverage.
     1.14 United States Government Interests.
     It is understood that if the United States Government (through any of its agencies or otherwise) has funded research, during the course of or under which any of the inventions of the Licensed Patents were conceived or made, the United States Government is entitled, as a right, under the provisions of 35 U.S.C. §200-212 and applicable regulations of Chapter 37 of the Code of Federal Regulations, to a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced the invention of such Licensed Patents for governmental purposes. Any license granted to Z-KAT in this Article I shall be subject to such right.
     1.15 Integration.
     This Article I constitutes the full understanding between the parties with reference to the subject matter hereof, and no statements or agreements by or between the parties, whether orally or in writing, except as provided for elsewhere in this Article I, made prior to or at the signing hereof, shall vary or modify the written terms of this Article I. Neither party shall claim any amendment, modification, or release from any provisions of this Article I by mutual agreement, acknowledgment, or otherwise, unless such mutual agreement is in writing, signed by the other party, and specifically states that it is an amendment to this Article I.
ARTICLE II.
RECEIPT OF EQUITY IN Z-KAT
     2.1 Definitions.
     For the purpose of this Section, the Appendix D definitions shall apply.
     2.2 Governing Documents.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     The rights, limitations, obligation and privileges contained within this Article II and pertaining to the Shares shall be solely and exclusively governed by Z-KAT’s Third Amended and Restated Articles of Incorporation (Appendix E) and the Z-KAT Shareholders’ Agreement dated February 8, 2002 (Appendix F) (collectively the “Governing Documents”, which are expressly incorporated herein by reference). Nothing contained in this Master Agreement shall in any way alter, modify, change or supplement the Governing Documents.
     2.3 Issuance of Shares to CCF.
          A. Upon CCF executing and returning to Z-KAT the fully executed Z-KAT Shareholders’ Agreement dated February 8, 2002, Z-KAT shall issue to CCF three hundred and fifty thousand (350,000) Shares of the then authorized Equity Securities of Z-KAT pursuant to the following schedule: (i) one hundred and forty thousand (140,000) Shares within forty-five-(45) days after the execution of this Master Agreement and execution of the Z-KAT Shareholders’ Agreement; (ii) one hundred twenty two thousand five-hundred (122,500) Shares within thirty- (30) days of the end of Year 2 of this Master Agreement; and (iii) eighty seven thousand five-hundred (87,500) Shares within thirty- (30) days of the end of Year 3 of this Master Agreement. Within such periods, Z-KAT shall deliver, or cause to be delivered, to CCF a stock certificate, duly signed by appropriate officers of Z-KAT and issued in CCF’s name, representing all of the Shares required to be issued to CCF during that period.
          B. All Shares shall be fully paid and non-assessable upon their issuance to CCF and shall have the same rights and preferences granted other holders of Shares.
          C. CCF’s execution of this Master Agreement shall be deemed full consideration for the issuance of the Shares, and no additional consideration for such Shares shall be due from CCF.
     2.4 Representations and Warranties.
          A. Representations and Warranties by Z-KAT.
               Z-KAT represents and warrants to CCF that:
               (i) Z-KAT was duly organized and is a validly existing corporation under the laws of the State of Florida with adequate power and authority to conduct the business in which it is now engaged, and Z-KAT is duly qualified to do business as a foreign corporation and is in good standing in such other states or jurisdictions as is necessary to enable it to carry on its business.
               (ii) There are no actions, suits, or proceedings pending or threatened against Z-KAT, its properties, or its patents in any court or before any governmental or administrative agency, which can have any material adverse effect on the business as now conducted or on the properties, the financial condition, or income of Z-KAT, and Z-KAT is not in default under any order or judgment of any court or governmental or administrative agency.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

               (iii) Z-KAT is not a party to any agreement or instrument, or subject to any charter, bylaw, or other corporate restrictions materially adversely affecting its business and operations, present or prospective, or its property, assets, or condition, financial or otherwise.
               (iv) Z-KAT is not in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any bond, debenture, note, or other evidence of indebtedness or any contract or other agreement of Z-KAT that would have a material adverse effect on the business as now conducted or on the properties, the financial condition, or income of Z-KAT.
               (v) This Article II has been duly authorized, executed and delivered on behalf of Z-KAT and constitutes the valid and binding agreement of Z-KAT, enforceable in accordance with its terms, and Z-KAT has full power and lawful authority to issue, sell, and repurchase the Shares on the terms and conditions of the Governing Documents.
               (vi) Consummation of the transactions contemplated by this Agreement in compliance with provisions of this Agreement will not result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance on, any property or assets of Z-KAT pursuant to any indenture, mortgage, deed of trust, agreement, corporate charter, contract, or other instrument to which Z-KAT is a party or by which Z-KAT may be bound.
               (vii) Z-KAT is in compliance with all federal, state and local environmental laws and there are no conditions currently existing or contemplated which are likely to subject Z-KAT to damages, penalties, injunctive relief, removal costs, remedial costs or cleanup costs under any such laws or assertions thereof.
               (viii) Attached hereto as Appendix E and hereby made a part hereof are the Third Amended and Restated Articles of Incorporation of Z-KAT.
               (ix) Attached hereto as Appendix G and hereby made a part hereof are the Financial Statements of Z-KAT that have been provided to CCF as of the date of this Master Agreement.
               (x) Since the date of the most recent Financial Statements provided to CCF under this Master Agreement, there has been no: (a) material adverse change in the condition, financial or otherwise, of Z-KAT other than changes in the ordinary course of business; (b) damage or loss, whether or not covered by insurance, materially and adversely affecting Z-KAT’s properties or business taken as a whole; and (c) declaration or setting aside, or payment of any dividend or other distribution in respect of the stock of Z-KAT or any direct or indirect redemption, purchase or other acquisition of such shares.
               (xi) All Financial Statements provided or to be provided to CCF under this Article II are true and complete and have been prepared in accordance with generally accepted accounting principles. As of the date of the most recent Financial Statements provided to CCF under this Article II, Z-KAT had no material liabilities, absolute or contingent, that are not reflected in such Financial Statements except obligations incurred in the ordinary course of business.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

               (xii) Z-KAT has filed all tax returns and reports required to be filed by it. Z-KAT has paid all taxes, interest and penalties required to be paid pursuant to said returns or otherwise required to be paid by it.
          B. Representations and Warranties by CCF.
          CCF represents and warrants to Z-KAT that:
               (i) CCF is acquiring the Shares for investment for its own account and not with a view to resale or distribution within the meaning of the Securities Act, and CCF does not intend to divide its participation with others or to resell or otherwise dispose of all or any part of the Shares without registration under the Securities Act. By executing this Agreement, CCF further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations in to such person or to any third person, any of the Securities. CCF represents that it has full power and authority to enter into this Agreement.
               (ii) This Article II has been duly authorized, executed, and delivered on behalf of CCF and constitutes the valid and binding agreement of CCF, enforceable in accordance with its terms, and CCF has full power and lawful authority to purchase and sell the Shares on the terms and conditions herein set forth.
               (iii) Disclosure of Information. CCF believes it has received all of the information it considers necessary or appropriate for deciding whether to enter into this Master Agreement and Shareholders’ Agreement. CCF further represents that it has had an opportunity to ask questions and receive answers from the Z-KAT regarding the terms and conditions of the Shares and the business, properties, prospects and financial condition of the Z-KAT.
               (iv) Restricted Securities. CCF understands that the Shares are characterized as “restricted securities” under the United States federal securities laws inasmuch as they are being acquired from the Z-KAT in a transaction not involving a public offering and that under such laws and applicable regulations the Shares may not be resold without registration under the Securities Act of 1933, as amended (the “Act”), except in certain limited circumstances. In the absence of an effective registration statement covering the Shares or an available exemption from registration requirements under the Act, the Shares must be held indefinitely. In this connection, CCF represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.
               (v) Legends. It is understood that the certificates evidencing the Shares hereunder may bear the following legends:
“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SHARES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SHARES REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS’ AGREEMENT DATED FEBRUARY 8, 2002, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE ISSUER AND WILL BE FURNISHED TO ANY PROSPECTIVE PURCHASER ON REQUEST. SUCH SHAREHOLDERS’ AGREEMENT PROVIDES, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON THE SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND THAT UNDER CERTAIN CIRCUMSTANCES THE HOLDER HEREOF MAY BE REQUIRED TO SELL THE SHARES REPRESENTED BY THIS CERTIFICATE.”
               (vi) Investment Experience. CCF is experienced as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.
               (vii) Accredited Investor. CCF is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.
               (viii) No Governmental Review or Approval. CCF is aware and acknowledges that the sale of the Shares has not been reviewed or qualified with the United States Securities and Exchange Commission or any state regulatory authority.
          C. Survival and Timing of Warranties.
     The warranties and representations made in this Section 2.4 shall survive the closing of any issuance of shares to CCF. The warranties and representations made in this Section 2.4 shall be true and correct as of the date of this Master Agreement and as of the date the Shares are issued to CCF.
     2.5 Miscellaneous Covenants.
          A. Financial Statements and Other Information.
          As long as CCF owns any Shares, Z-KAT shall promptly provide to CCF such annual Financial Statements, amendments to or restatements of its Articles of Incorporation or Bylaws, stock transfer restrictions and agreements between shareholders with respect to the valuation or transfer of shares and amendments thereto, and such other information respecting the business, affairs, and financial condition of Z-KAT as provided in the Governing Documents.
          B. Board Meetings.
          Z-KAT agrees that CCF may appoint a representative of CCF Innovation’s to attend all meetings of the Z-KAT Board of Directors as a non-voting observer. CCF shall be provided advance notice of all meetings. Z-KAT has no obligation or responsibility to compensate CCF Innovation’s representative, to make or pay for travel, meal or lodging
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

arrangements for its representative to attend a meeting of the Board of Directors (or any other meeting), to provide insurance of its representative, or to pay for or reimburse CCF Innovation, its representative, or any other party to this Agreement for expenses or liabilities arising as a result of CCF’s representative attending or observing meetings of the Board of Directors. CCF acknowledges that this Section 2.5(B) is subject to the approval of Z-KAT’s Board of Directors.
     2.6 Termination.
          A. Unless terminated sooner by either party as provided below, this Article II shall terminate on the date that CCF, after having been issued Shares hereunder, no longer owns the Shares. If this Article II terminates automatically as provided in this Section 2.6A, the remaining Articles shall remain in effect according to the terms specified therein.
          B. If Z-KAT fails to issue Shares to CCF on a timely basis or otherwise commits a material breach of this Article II, or if any of the representations or warranties made by Z-KAT are untrue as of any date on which they are required to be true and correct, and Z-KAT fails to remedy any such breach or default within thirty- (30) days after written notice thereof by CCF, CCF may, at its option, terminate this Article II.
          C. If CCF at any time commits a material breach of this Article II or any of the representations or warranties made by CCF are untrue as of any date on which they are required to be true and correct, and CCF fails to remedy any such breach or default within ninety- (90) days after written notice thereof by Z-KAT, Z-KAT may, at its option, terminate either this Article II, Article I, or both or at Z-Kat’s sole discretion be granted a paid up, royalty free license to the Licensed Patents.
     2.7 Assignability.
     Neither party may assign its rights or obligations under this Article II.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE III.
FACILITIES AND ADMINISTRATION
     3.1 CCF shall provide assistance to Z-KAT to find research incubator space (lab and/or office) or preferably CCF on-site space to allow for the close collaboration between CCF clinicians and Z-KAT research and development personnel to accelerate “speed-to-market.” This shall include access to CCF’s diagnostic equipment to assist in testing, validations, and development support, all at actual costs.
     3.2 Since Z-KAT desires to have a South Florida-based visitation and partner site, CCF shall use reasonable efforts, in its sole and absolute discretion, to further develop the staff and support, including physician, engineering, and research and development, at CCF’s South Florida-based facility/ies. Based on CCF’s reasonable efforts, Z-KAT shall “showcase” these CCF facility/ies as its South Florida-based visitation and partner site/s. Z-KAT acknowledges that, as of the Effective Date, the neurological surgery capabilities of CCF’s South Florida-based facilities are limited to spine-based surgeries.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE IV.
RESEARCH ACTIVITIES (GENERAL TERMS)
     4.1 CCF and Z-KAT agree to consider experimental and clinical research projects in the area of IGS as set forth in more detail in Exhibit A. It is the intention of the parties that said research projects would be performed according to this Article IV, but that the specific details, cost and responsibilities will be negotiated on an ad hoc basis (see also Section 4.13 below) and memorialized in an Addendum that will be attached hereto and made a part hereof.
     COMPENSATION
     4.2 Z-KAT will provide a minimum of fifty thousand dollars (US$50,000) in Year 1 of this Article IV to fund research projects, payable as mutually agreed upon by the parties, which will be stated on an Addendum and attached hereto and thereby made a part of this Article IV. Additional monies may be payable as determined by mutual agreement between the parties; research beyond Year 1 is expected to continue and grow in scope.
     4.3 Z-KAT will provide all equipment necessary for CCF’s research efforts associated with mutually agreed upon IGS research projects. Z-KAT will provide at no cost to CCF, a mutually agreed upon number of IGS systems for the term of this Article IV. Any such equipment shall remain the property of Z-KAT, unless alternate arrangements are made as set forth through Section 5.2 below.
     4.4 Z-KAT shall, in addition, reimburse CCF for reasonable expenses of travel, lodging, daily meals and other necessary and reasonable expenses incurred by CCF in the performance of the activities described in Exhibit A, provided that such expenses are supported by original receipts and other supporting documentation and that CCF obtains the prior authorization from Z-KAT before incurring any such expenses.
     4.5 Z-KAT shall also provide CCF with a fifty percent (50%) discount from list price on all disposable products associated with mutually agreed upon IGS-related research projects; provided, however, that in no event shall such pricing be below actual cost to Z-KAT. Further, the disposable discount structure will be reviewed by the parties from time-to-time and may be modified by mutual agreement of the parties based on volume, research activities, and other relevant factors.
     4.6 Z-KAT shall also be accorded preferred pricing on clinical trials to be funded by Z-KAT and conducted at CCF; provided, however, that in no event shall such pricing be below actual cost to CCF.
     TERMINATION OF RESEARCH ACTIVITIES
     4.7 This Article IV shall continue in effect for the term of this Master Agreement, provided that either party may terminate Article IV with or without cause upon ninety- (90) days’ prior written notice to the other party. In the event of early cancellation of Article IV, Z-KAT shall be obligated to pay CCF only for services performed or for any outstanding periodic payments and cost of materials for which CCF may have become obligated in the performance of
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

such services up to the date of such discontinuance or cancellation. Cancellation of Article IV will not affect any other article in this Master Agreement.
     RESEARCH REVIEW COMMITTEE RESPONSIBILITY
     4.8 The Research Review Committee (the “Committee”) will be made up of at least two- (2) CCF employees (one of which shall be Marc Mayberg, M.D.) and two- (2) Z-KAT employees.
          The Committee will be responsible for:
               (i) Meeting at least one- (1) time per year.
               (ii) Prioritizing identified research projects.
               (iii) Potential research project concepts can originate either from CCF or Z-KAT. Such research project concepts will be reviewed by a committee consisting of at least one- (1) member from CCF and at least one- (1) member from Z-KAT (or an equal number other than one- (1) from each side). All efforts will be made to agree on the specific research project concepts to be developed.
               (iv) In the event that a majority vote cannot be reached, the decision of subparagraph (iii) above will be made as a result of negotiations between Dr. Marc Mayberg and the Chief Executive Officer of Z-KAT.
               (v) The Committee may, at its discretion, appoint an advisory committee, made up of members not from CCF or from Z-KAT, to assist it in reviewing research project concepts and identifying priority of such research project concepts.
               (vi) The Committee shall adopt operating rules and procedures, including the taking and approving of meeting minutes. Prior to the first meeting of the Committee, the parties shall mutually agree upon such operating rules and procedures.
     PRINCIPAL INVESTIGATORS
     4.9 For all clinical trials, the Principal Investigator(s) will be appointed by Marc Mayberg, M.D., and will be the supervisors of the personnel necessary for the research. The Principal Investigators will be responsible for conducting the Protocols, which have been agreed upon by both parties, in accordance with CCF rules and all federal regulations. The Principal Investigators will be solely responsible for the personnel including hiring and all other terms and conditions of employment. If there is a need for certain individuals to be hired for specific jobs under the agreement, the Principal Investigators will be responsible for hiring and supervising those individuals.
     USE, PUBLICATION, AND PRESENTATION OF RESEARCH DATA
     4.10 Both CCF and Z-KAT may publish the results of the research. Z-KAT owns, and has all commercial rights to, the research data but CCF has full access to the data for
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

publications and public presentations, and Z-KAT’s ownership of the data will not be used to interfere with CCF’s right to publish the data. CCF will have all non-commercial rights to the data for research, publications, or analysis, etc. CCF may not sell or otherwise release the data to any competitor of Z-KAT. All drafts must be sent to the other party ninety- (90) days prior to publication for the sole purpose of reviewing such publication for proprietary, licensing, or other confidential information and for filing for patent protection thereon. In no event shall such review last longer than ninety- (90) days from date of receipt by the receiving party. For all publications, the other party has a fully paid-up fee for distribution of the articles
     4.11 CCF will provide to Z-KAT a complete copy of all data resulting from the research studies. Z-KAT may use all data and reports for submission to the Food and Drug Administration or for any other Z-KAT purpose.
     PATIENT AUTHORIZATION
     4.12 For clinical studies, CCF will obtain authorization from each subject for release of patient data related to the study and informed consent from each subject participating in the study as necessary under CCF’s IRB practices. CCF agrees to follow all laws and regulations governing such clinical studies, as well as the procedures of the IRB.
     INTELLECTUAL PROPERTY AND LICENSING RIGHTS
     4.13 Intellectual property and licensing rights shall be negotiated separately by the parties prior to the commencement of any research project on a project-by-project basis and set forth in a written research project agreement.
     REGULATORY RESPONSIBILITIES
     4.14 Where possible, Z-KAT will provide regulatory expertise to apply for and receive IDE approvals, product approvals (510K or PMA as appropriate) in all countries where the Product will be commercialized. Selection of countries for commercialization will be at Z-KAT’s discretion.
     4.15 Z-KAT will maintain regulatory compliance, complaint handling, and reporting systems in accordance with Quality System Regulations 21 CFR Part 820. CCF will cooperate fully with Z-KAT in assuring compliance with all applicable regulatory requirements.
     4.16 Z-KAT shall at all times comply, through insurance or self-insurance, with all statutory workers’ compensation and employers’ liability requirements covering any and all employees with respect to activities performed under this Master Agreement
     PLANNING MEETINGS
     4.17 CCF and Z-KAT will meet to discuss funding of research projects at least once per year, at time(s) mutually agreed upon by the parties.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ARTICLE V.
IMAGE GUIDED SURGERY EQUIPMENT
     Z-KAT TO BE ACCORDED “PREFERRED SUPPLIER’ STATUS
     5.1 CCF’s Department of Neurological Surgery shall use reasonable efforts, in it sole and absolute discretion, to publicly portray Z-KAT as a “preferred supplier” to and/or a “strategic partner” with the Department of Neurological Surgery as regards image guided surgery and interventional products in the field of neurosurgery.
     EQUIPMENT PROVIDED TO CCF
     5.2 To assist in the research specified in Article IV, Z-KAT shall provide, on loan, equipment to CCF on an “as needed” basis to be mutually determined and agreed upon by the parties. Z-KAT shall also provide software updates and enhancements to the existing VoyagerTM IGS systems at no additional cost to CCF. CCF will have use of the equipment during the term of this Master Agreement. At the end of the initial five (5) year Master Agreement period, the parties will negotiate in good faith for future use of the equipment identified above.
     CCF CONSULTING WORK FOR Z-KAT
     5.3 Z-KAT shall be permitted to utilize individual CCF clinicians as consultants on a case-by-case basis. Such consulting arrangements shall be governed by separate consulting agreements to be negotiated between the individual CCF clinicians and Z-KAT and it is the consultant’s responsibility to ensure that such agreements comply with CCF’s Conflict-of-Interest, Consulting, and Intellectual Property and Commercialization Policies.
     SITE TESTING OF WAM® ROBOTIC SYSTEM AND OTHER Z-KAT TECHNOLOGIES
     5.4 Z-KAT will make commercially reasonable efforts to get its strategic partner for the WAM® Robotic System to use CCF as a primary testing site for the System.
     5.5 Z-KAT’s Fluorotactic Guidance System, which is near introduction, will be tested at CCF as one of the initial introduction sites.
ARTICLE VI.
TRAINING AND EDUCATION ACTIVITIES (GENERAL TERMS)
     ACTIVITIES
     6.1 CCF and Z-KAT agree to certain training and education activities related to as set forth on the attached Exhibit B, and any amendments thereto. The nature and scope of such training and education activities shall be within the sole and absolute discretion and control of CCF.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     TERM AND TERMINATION
     6.2 This Article VI shall continue in effect for the term of this Master Agreement, provided that either party may terminate this Article VI with or without cause upon ninety (90) days’ prior written notice to the other party. In the event of early cancellation of this Article VI, Z-KAT shall be obligated to pay CCF only for services performed or for any outstanding periodic payments and cost of materials for which CCF may have become obligated in the performance of such services up to the date of such discontinuance or cancellation. Cancellation of Article VI will not affect any other article in this Master Agreement.
     COMPENSATION TOTAL
     6.3 Z-KAT shall, in addition, where stated, reimburse CCF for reasonable expenses of travel, lodging, daily meals and other necessary and reasonable expenses incurred by CCF in the performance of the activities described in this Article VI provided that such expenses are supported by original receipts and other supporting documentation and that CCF obtains the prior authorization of Z-KAT before incurring any such expenses.
ARTICLE VII.
GENERAL PROVISIONS
     CONFIDENTIAL INFORMATION
     7.1 Neither party shall disclose to any third party the existence or detail of this Master Agreement without consent of the other party except as is necessary for performance under this Master Agreement, to the respective employees, officers, directors, advisors and representatives of the parties, to current and prospective investors in Z-KAT, to current and prospective sub-licensees of the Licensed Patents, to partners, affiliates, and subsidiaries of Z-KAT, or as is required by law, enforcement of the Licensed Patents or to take other action with respect to the patents permitted by this Agreement.
     7.2 Each party may disclose to the other certain proprietary information, data, techniques, or know-how in accomplishing the purpose of this Master Agreement. All such information shall be deemed confidential, proprietary, and valuable trade secret information that is the exclusive property of the discloser and is referred to herein as “Confidential Information.”
     7.3 Each receiving party shall use the Confidential Information of the discloser exclusively for accomplishing the Purpose of this Master Agreement. All Confidential Information shall remain the property of the discloser and shall be kept confidential by the receiving party and not disclosed to others except with the prior written consent of the discloser.
     7.4 Each of the parties shall disclose the Confidential Information of the other party only to such of its own employees or associates as shall require the information in order to carry out the purpose of the Master Agreement and shall treat such Confidential Information as it would its own confidential information. Such employees or associates shall be notified of the proprietary nature of the Confidential Information.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     7.5 All Confidential Information disclosed in written form under this Master Agreement by either party shall be clearly marked as “proprietary,” “confidential,” or the like. All Confidential Information disclosed in any manner other than writing shall be preceded or followed by an oral or written statement indicating that the information is Confidential or constitutes Confidential Information falling within the terms of this Master Agreement, and shall be followed by transmittal of a written copy of the information with identification as “Confidential Information” designated as above within thirty- (30) days.
     7.6 The restrictions and obligations upon the parties under this Master Agreement concerning confidentiality with respect to any particular Confidential Information shall expire five- (5) years from the date of such Confidential Information was initially disclosed (unless such Confidential Information is software, in which case these restrictions and obligations will continue indefinitely, and shall not apply to any portion of the Confidential Information of either party which:
               (i) is known to the receiving party prior to receipt thereof under this Master Agreement, as evidenced by written records;
               (ii) is disclosed without restriction to the receiving party in good faith by a third party who is in lawful possession thereof and who has the right to make such disclosure;
               (iii) is or shall have become public knowledge, by publication or otherwise, through no fault of the party having the obligation of confidentiality under this Master Agreement;
               (iv) is independently developed by either party without utilizing Confidential Information of the other party; or
               (v) is transmitted by discloser after receiving notification in writing by the receiving party that the receiving party does not desire to receive any further Confidential Information.
               (vi) is required to be disclosed pursuant to a court order or other requirement of a court or administrative agency, provided the disclosing party give reasonable notice to the other party to contest such order or requirement.
     CHANGE IN LAW AND COMPLIANCE
     7.7 By entering into this Master Agreement, the parties specifically intend to comply with all applicable laws, rules and regulations, including (i) the federal anti-kickback statute (42 U.S.C. §1320a-7(b)) and the related safe harbor regulations; and (ii) the Limitation on Certain Physician Referrals, also referred to as the “Stark Law” (42 U.S.C. §1395nn). Accordingly, no part of any consideration paid hereunder is a prohibited payment for the recommending or arranging for the referral of business or the ordering of items or services; nor are the payments intended to induce illegal referrals of business. In the event that any part of the Master Agreement is determined to violate federal, state, or local laws, rules, or regulations, the parties agree to negotiate in good faith revisions to the provisions that are in violation. In the event the
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

parties are unable to agree to new or modified terms as required to bring the entire Master Agreement into compliance, either party may terminate this Master Agreement on sixty- (60) days’ written notice to the other party.
     7.8 By signing this Master Agreement, Z-KAT agrees that CCF shall have the right to automatically terminate Articles III-VI of this Master Agreement in the event that Z-KAT is debarred, excluded, suspended or otherwise determined to be ineligible to participate in federal health care programs (collectively, “Debarred” or “Debarment”). Accordingly, Z-KAT shall provide CCF with immediate notice if Z-KAT (i) receives notice of action or threat of action with respect to its Debarment during the term of this Master Agreement; or (ii) becomes Debarred. Upon receipt of such notice from Z-KAT, this Master Agreement shall automatically terminate without further action or notice.
     MISCELLANEOUS
     7.9 Only Contract. The Picker License Agreements are terminated as of the Effective Date of this Master Agreement. This Master Agreement constitutes the only contract or understanding between the parties hereto, relating to the subject matter of this Master Agreement. No amendments, changes, extensions or modifications to this Master Agreement shall be valid and binding except if in writing and signed by the parties.
     7.10 Incurring Liability. Except as explicitly permitted in this Master Agreement, neither party may incur any liability on behalf of the other nor bind the other party to any contractual or payment obligation without prior written consent.
     7.11 Z-KAT Entity. All references to Z-KAT shall include its parent, Z-KAT, Inc., a Florida company, and all entities wholly owned by Z-KAT, Inc. or by an entity in which Z-KAT, Inc. has a direct or indirect ownership of at least fifty percent (50%).
     7.12 CCF Representation. CCF represents and warrants that all of its employees, agents and associates whose services may be used to fulfill CCF’s obligations under this Master Agreement are or will be appropriately informed of the terms of this Master Agreement and are under legal obligation to CCF, by contract or otherwise, sufficient to enable CCF to fully comply with all provisions of this Master Agreement.
     7.13 Survival. All of the representations, warranties, and indemnifications made in this Master Agreement, and all terms and provisions hereof intended to be observed and performed by the parties after the termination hereof shall survive such termination and continue thereafter in full force and effect, subject to applicable statute of limitations. Upon any termination, the provisions of confidentiality shall survive such termination.
     7.14 Waiver, Discharge, etc. This Master Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties to this Master Agreement by their duly authorized representatives. The failure of either party to enforce at any time any of the provisions of this Master Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Master Agreement or any part of it or the right of either party after any such
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

failure to enforce each and every such provision. No waiver of any breach of this Master Agreement shall be held to be a waiver of any other or subsequent breach.
     7.15 Execution in Counterparts. This Master Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.
     7.16 Titles and Headings; Construction. The titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Master Agreement. This Master Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Master Agreement to be drafted.
     7.17 Benefit. Nothing in this Master Agreement, expressed or implied, is intended to confer on any person other than the parties to this Master Agreement or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Master Agreement.
     7.18 Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to such party (or, in the case of an entity, to an executive officer of such party) or shall be given by certified mail, postage prepaid with return receipt requested, addressed as follows:
If from Z-KAT to CCF:

Communications regarding implementation of this Master Agreement:
Marc Mayberg, M.D.
The Cleveland Clinic Foundation
Department of Neurological Surgery / Mailcode S80
9500 Euclid Avenue
Cleveland, OH 44195
With a copy to:     Mark G. Bloom, Esq. (Mailcode ND40)
Communications of a technical/scientific nature to:
Drs. Marc Mayberg, Iain Kalfas, and Gene Barnett
The Cleveland Clinic Foundation
Department of Neurological Surgery / Mailcode S80
9500 Euclid Avenue
Cleveland, OH 44195
Communications regarding intellectual property/licensing/legal issues:
Mark G. Bloom, Esq.
Chief Patent and Licensing Counsel
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CCF Innovations / Mailcode ND40
9500 Euclid Avenue
Cleveland, OH 44195
Use Permissions Pursuant to Article VII, Section 7.22:
Director
Office of Public and Media
The Cleveland Clinic Foundation
9500 Euclid Avenue / Mailcode H10
Cleveland, OH 44195
With a copy to:      Mark G. Bloom, Esq. (Mailcode ND40)
License/royalty payments to:
The Cleveland Clinic Foundation
CCF/Z-KAT License Agreement
P.O. Box 931532
Cleveland, OH 44193-5007
Attn: CCF Innovations
The CCF Federal Tax ID Number is 34-0714585.
Research payments to:
Ms. Jeanne McTaggart
The Cleveland Clinic Foundation
Department of Neurological Surgery / Mailcode S80
9500 Euclid Avenue
Cleveland, OH 44195
If from CCF to Z-KAT:
Z-KAT, Inc.
2901 Simms Street
Hollywood, FL 33020
Attention:     Thomas Alexandris, CEO
     CCF or Z-KAT may change their respective above-specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail).
     7.19 Severability. If any provision of this Master Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable according to their terms, so long as the severing does not materially change the intent of this Master Agreement. Further, if any provision is held to be overbroad as written, such provision
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.
     7.20 Execution of Further Documents. Each party agrees to execute and deliver without further consideration any further applications, licenses, assignments or other documents, and to perform such other lawful acts as the other party may reasonably require to fully secure and/or evidence the rights or interests herein.
     7.21 Alternative Dispute Resolution.
          A. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Master Agreement promptly between officials who have authority to settle the controversy.
          B. If the matter has not been resolved by negotiation within thirty- (30) days, the parties shall attempt in good faith to settle the dispute by mediation under the then-current rules of the American Arbitration Association (“AAA”). The neutral third party will be selected from the panel of neutrals of the AAA in accordance with the selection process of the A.
          C. If the matter has not been resolved by mediation within ninety- (90) days of the initiation of such procedure, or if either party will not participate in a mediation, the dispute shall be settled by arbitration in accordance with the then-current Commercial Rules of Arbitration of the AAA, by a sole arbitrator selected from the AAA panel of neutrals in accordance with its procedure for the selection of arbitrators. The United States Arbitration Act, 9 U.S.C §1-16, shall govern the arbitration, and any court having jurisdiction thereof may enter judgment upon the award rendered by the arbitrator.
          D. The parties agree that any mediation or arbitration shall be held in Cleveland, Ohio.
     7.22 Use of Names.
     Z-KAT agrees not to identify CCF in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof or to use the name of any CCF staff member, employee, or student or any trademark, service mark, trade name, or symbol of CCF, or that is associated with it, for any purpose without CCF’s prior written consent.
     7.23 Term.
     The initial term of this Master Agreement shall be five- (5) years from the Effective Date of this Master Agreement. The term shall be renewable for subsequent five- (5) year term(s) upon mutual, written agreement between the parties.
     7.24 Authority.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     The persons signing on behalf of CCF and Z-KAT hereby warrant and represent that they have authority to execute this Master Agreement on behalf of the party for whom they have signed.
[NEXT PAGE IS SIGNATURE PAGE]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

THE CLEVELAND CLINIC FOUNDATION:

By:	/s/ Frank Lordeman	Date: 3-15, 2003

Name:	Mr. Frank L. Lordeman
Title:	Chief Operating Officer

Z-KAT, INC.:

By:	/s/ Thomas Alexandris	Date: Feb. 4, 2003

Name:	Mr. Thomas Alexandris
Title:	Chief Executive Officer

Acknowledged (not a signatory):

By:	/s/ Marc Mayberg	Date: March 17, 2003

Name:	Mark Mayberg, M.D.
Title:	Chairman
Department of Neurological Surgery

Approved as to Form (not a signatory):

By:	/s/ Mark G. Bloom	Date: 2-20, 2003

Name:	Mark G. Bloom, Esq.
Title:	Chief Patent and Licensing Counsel CCF Innovations
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

APPENDIX A
DEFINITIONS FOR ARTICLE I
          A. “Improvements” shall mean any modification of an invention described in Licensed Patents that, if unlicensed, would infringe one or more claims of the Licensed Patents.
          B. “Licensed Patents” shall refer to and mean those patents and patent applications that are subject to the licenses granted by CCF to Picker in the Picker License Agreements, including without limitation those patents and patent applications listed on Appendix B attached hereto in countries in the Licensed Territory and all other patents and patent applications claiming subject matter originally disclosed in any such patent applications, including continuations, continuations in part, divisionals, reissues, renewals, registrations and extensions therefore.
          C. “Licensed Technology” means any technical information, know-how, process, procedure, composition, device, method, formula, protocol, technique, software, design, drawing, data, discovery, idea or invention, whether or not patent or registerable, discovered, created, conceived or first reduced to practice under or in connection with the Picker License Agreements, which was or is owned by CCF, in part or in whole, and was or is in the possession prior to the Effective Date of this Master Agreement.
          D. “Licensed Territory” shall be worldwide.
          E. “Products” shall refer to and mean any and all products that: (i) directly utilize or are in any way produced by the practice of the Licensed Technology or an invention claimed in the Licensed Patents; or (ii) indirectly use or otherwise involve the practice of the Licensed Technology or an invention claimed in the Licensed Patents; or (iii) otherwise constitute infringement of any claim of any Licensed Patent.
          F. “Net Selling Price” shall mean gross revenues received by Z-KAT from the sale of Products less trade or quantity discounts, credit for returned or recalled Products, sales taxes, and delivery expenses paid or borne by Z-KAT. CCF is exempt from paying income taxes under U.S. law. Therefore, all payments due under this Master Agreement shall be made without deduction for taxes, assessments, or other charges of any kind which may be imposed on CCF by any government outside of the United States or any political subdivision of such government with respect to any amounts payable to CCF pursuant to this Master Agreement. Z-KAT shall assume all such taxes, assessments, or other charges.
          G. “Kit” shall mean disposable Products produced and sold by Z-KAT or its partners. If royalties received for sales of Kits are calculated based on a percentage of the Z-KAT portion of sales revenue, royalties will be less trade or quantity discounts, credit for returned or recalled Products, sales taxes, and delivery expenses paid or borne by Z-KAT.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

APPENDIX B
LICENSED PATENTS

APPLICATION
CCF REFERENCE		PATENT	ISSUE	SERIAL
NUMBER	COUNTRY	NUMBER	DATE	NUMBER

[***]	USA	[***]	[***]	[***]
[***]	USA	[***]	[***]	[***]
[***]	USA	[***]	[***]	[***]
[***]	USA	[***]	[***]	[***]
[***]	USA	[***]	[***]	[***]
[***]	USA	[***]	[***]	[***]
[***]	USA	[***]	[***]	[***]
[***]	USA	[***]	[***]	[***]
[***]	USA	[***]	[***]	[***]
[***]	USA	[***]	[***]	[***]
[***]	FR	[***]	[***]	[***]
[***]	GB	[***]	[***]	[***]
[***]	DE	[***]	[***]	[***]
[***]	DE	[***]	[***]	[***]
[***]	FR	[***]	[***]	[***]
[***]	GB	[***]	[***]	[***]
[***]	NL	[***]	[***]	[***]
LICENSED PENDING PATENT APPLICATIONS

CCF REFERENCE		FILING	APPLICATION
NUMBER	COUNTRY	DATE	SERIAL NUMBER

[***]	EP	[***]	[***]
[***]	JP	[***]	[***]
[***]	EP	[***]	[***]
[***]	DE	[***]	[***]
[***]	FR	[***]	[***]
[***]	GB	[***]	[***]
[***]	NL	[***]	[***]
[***]	JP	[***]	[***]
Z-KAT shall update the above list from time-to-time (if required to add a new issued patent or new patent application, e.g., new application, continuation, continuation-in-part, foreign filing, etc.).
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

APPENDIX C
CCF ROYALTY REPORT (EXAMPLE)

Licensee:	Agreement No:

Inventor:	CCF Case No.

Period Covered: From: / /___	Through: /___

Prepared By:	Date:

Approved By:	Date:
If license covers several major product lines, please prepare a separate report for each line. Then combine all product lines into a summary report.
     Report Type: Single Product Line Report:
     Multi-product Summary Report. Page 1 of ___Pages
     Product Line Detail.    Line:                      Tradename:                      Page: ___
Report Currency: U. S. Dollars Other

	Gross	* Less:	Net	Royalty	Period Royalty	Amount
Country	Sales	Allowance	Sales	Rate	This Year	Last Year

U.S.A.

Canada

Europe:

Japan

Other:

TOTAL:

Total Royalty:                      Conversion Rate:                      Royalty in U.S. Dollars: ___
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

APPENDIX D
DEFINITIONS FOR ARTICLE II
     A. “Shares” shall mean shares of Z-KAT’s common stock, US$0.001 par value per share.
     B. “Financial Statements” shall mean a balance sheet, statement of earnings, stockholders’ equity and cash flow as of the end of the last fiscal year that has been completed when the statements are to be provided to CCF and a balance sheet and income statement as of the end of the last fiscal quarter that has been completed when the statements are to be provided to CCF. If Z-KAT’s Financial Statements have been audited, then Z-KAT shall provide CCF with such audited statements.
     C. “Equity Securities” shall mean the Shares, any other shares of Z-KAT (including preferred shares), and any securities of Z-KAT that are convertible into shares of Z-KAT or that carry a right to subscribe to or acquire shares of Z-KAT.
     D. “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission issued under such act, as they each may, from time to time, be in effect.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

APPENDIX E
Z-KAT Articles of Incorporation and Bylaws
     [Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit A to such License Agreement (i.e., the Master Agreement, between Z-KAT and The Cleveland Clinic) did not and does not include this appendix.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

APPENDIX F
Z-KAT Shareholder’s Agreement
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit A to such License Agreement (i.e., the Master Agreement, between Z-KAT and The Cleveland Clinic) did not and does not include this appendix.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

APPENDIX G
Z-KAT Financial Statements
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit A to such License Agreement (i.e., the Master Agreement, between Z-KAT and The Cleveland Clinic) did not and does not include this appendix.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A
Representative Research Projects
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit A to such License Agreement (i.e., the Master Agreement, between Z-KAT and The Cleveland Clinic) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT B
Training and Education Activities
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit A to such License Agreement (i.e., the Master Agreement, between Z-KAT and The Cleveland Clinic) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT B
[ CEDARA LICENSE AGREEMENT]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AGREEMENT
between
Z-KAT Inc
and
CEDARA SOFTWARE CORP.
Document No. 2002-01786
Project No. 4194
RevC
CONFIDENTIAL
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
AGREEMENT
Document No 2002-01786; Project No. 4194
THIS AGREEMENT is made effective on 19 September 2003 (“EFFECTIVE DATE”) by and between
Z-KAT Inc. a US corporation, having its principal place of business at 2903 Simms Street, Hollywood, Florida, 33020, USA (hereinafter referred to as “ Z-KAT”);
and
CEDARA SOFTWARE CORP., a Canadian corporation, having its principal place of business at 6509 Airport Road. Mississauga, Ontario L4V 1S7, Canada (hereinafter referred to as “ CEDARA “)
(individually referred to as “Party” and collectively referred to as “ Parties”)
PREAMBLE
WHEREAS Z-KAT is engaged among other things in the development, design, engineering, manufacturing, marketing, sales and delivery of various surgical navigation, treatment and information technology systems and equipment;
WHEREAS CEDARA is engaged among other things in the development, design, engineering, manufacturing, marketing and sales of various medical and biomedical imaging and information software (programs) and workstation products related hereto;
WHEREAS Z-KAT and CEDARA have concluded a Letter of Intent dated 8 May 2002, with regard to the development of certain computer assisted orthopaedic surgery applications for subsequent sale by Z-KAT to Biomet, its partner and customer under the terms and conditions of a Product Development and Distribution Agreement, dated April 22, 2002, by and between Z-KAT and Biomet (the “Biomet Agreement”);
WHEREAS Z-KAT and CEDARA have collaborated in the development of certain computer assisted orthopaedic surgery applications and wish to acknowledge each parties rights and obligations with respect to ownership rights and ongoing royalty payments and support.
NOW THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:
1.	Definitions
1.1	“Agreement” shall mean this document and all exhibits signed or initialled by the Parties and which are attached hereto, as well as such other documents (including those in a non-printed form) to which said exhibits refer.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
1.2	“CAOS Application” means a computer program for accomplishing certain end-purposes or objectives desired by an end user and used in connection with Computer Assisted Orthopaedic Surgery.

1.3	“CAOS Platform” means a software system that provides functions and methods for medical imaging, surgical planning, navigation and CAOS and acts as a host for CAOS Applications, providing standard interfaces and architecture, information and execution models with which the CAOS Application can operate.

1.4	“Background IPR” means any and all Intellectual Property Rights of CEDARA used by CEDARA in the development of Z-KAT CAOS applications.

1.5	“CAOS” is an abbreviation for Computer Assisted Orthopaedic Surgery.

1.6	“Computer Assisted Orthopaedic Surgery” means the use of computer hardware and software to provide helpful information, including without limitation navigation information, to a surgeon performing an orthopaedic operation. Position localization equipment may also be used to provide spatial information. Computer Assisted Orthopaedic Surgery includes, without limitation, Navigation and Intraoperative Planning.

1.7	“Documentation” means, when used in reference to software, all written or otherwise recorded materials necessary for the installation, use, maintenance, modification, validation and implementation of the CAOS Applications.

1.8	“Effective Change of Control” means the transfer of the control of a party to this Agreement from the person(s), entity or entities that hold such control on the Effective Date to one or more other persons or entities. “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract, or otherwise.

1.9	“End-User” means a clinical user of CAOS Applications.

1.10	“Intellectual Property Rights” means any and all grants of design and utility patents, patents of addition, utility models and other such grants of rights in inventions, including rights to apply for and receive such grants throughout the world and all priority and registration rights; U.S. and foreign copyrights and copyright registrations, and all renewals and extensions thereof; database protection rights; ownership and all rights to control possession, use and/or disclosure of trade secrets and other confidential information; all causes of action relating to any of the forgoing, including the right to collect and receive past damages; all applicable rights under all international treaties and conventions relating to protection of intellectual or industrial property arising from any of the forgoing, and all other legal rights (whether they arise under contract, statute or common law) for the protection of intellectual or industrial property throughout the world.

1.11	“Net Revenues” means revenues actually received or receivable by Z-KAT from the sale, use or other disposition of that item less sales, use and excise taxes, and shipping charges
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial: Z-KAT	Initial: CEDARA

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
included in those revenues, and royalties paid or payable to third parties on the item to a maximum of [***]% of gross revenues for that item.
1.12	“NRE” is an abbreviation for ‘Non-Recurring Engineering’.

1.13	“Statement of Work” or “Purchase Order” means a written statement, signed by both parties, referencing this Agreement, specifying work to be performed by one or both parties.

1.14	“Support” means services for supporting the use of a CAOS Application.

1.15	“Term” means the period of effectiveness of this Agreement as specified in Section 10 and any extension thereof.

2.	Scope of Agreement

2.1	Scope. This Agreement terminates all prior agreements and understandings between the parties concerning the development of certain CAOS Applications by CEDARA, in cooperation with Z-KAT, and sets out the respective rights and obligations of the parties with respect to these certain CAOS Applications after the EFFECTIVE DATE.

3.	Development Fees

3.1	Z-KAT will pay to CEDARA, the balance of fees for engineering services already provided, and calculated as follows:

	Total	Cash	Equity

June monthly engineering services	$112,212	$84,159	$28,053
June lump-sum	$187,020	$140,265	$46,755
July monthly engineering services	$112,212	$84,159	$28,053
July lump-sum	$70,000	$70,000	—
August lump-sum	$28,185	$28,185	—

Total	$509,629	$406,768	$102,861
Less: equity already received	$(28,053)	—	$(28,053)
Discount	$(73,900)	$(73,900)	—

Net Total Due to CEDARA	$407,676	$332,868	$74,808

3.2	Payments for the balance of development fees as described in 3.1 will be paid according to the following schedule:

	Fees	Interest	Total Payment

Amount due on signing	$30,000	—	$30,000
Amount due on May 15, 2004	$30,000	—	$30,000
Amount due on June 15, 2004	$68,217	$284	$68,501
Amount due on July 15, 2004	$68,217	$570	$68,787
Amount due on August 15, 2004	$136,434	$1,705	$138,139

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial: Z-KAT	Initial: CEDARA

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
Any and all amounts unpaid and outstanding will become due and payable by Z-KAT upon the closing of any financing by Z-KAT, except for the conversion of outstanding bridge loans to equity and the issuance of new bridge loans with total proceeds equal or less than $1.5 million. Notwithstanding anything to the contrary in this Agreement, the failure by Z-KAT to make any payments on the due dates as described above will be considered a major breach of this agreement, resulting in the termination of this agreement at the option of CEDARA.

3.3	Z-KAT agrees to issue to CEDARA within 60 days of signing this Agreement [***] warrants with each warrant exercisable into 1 common share of Z-KAT at an exercise price of $[***] per share. These warrants will expire on May 15, 2009.

3.4	Z-KAT agrees to exchange the 293,897 common shares previously issued to CEDARA for 293,897 Series C Preferred Shares, with a prescribed value for purposes of this agreement of $303,674 within 60 days of signing this agreement.

3.5	Z-KAT agrees to issue within 60 days of signing this agreement [***] Series C Preferred Shares to Cedara with a prescribed value for the purposes of this agreement of $[***] in payment of the outstanding equity due under 3.1 above.

3.6	CEDARA agrees to deliver to Z-KAT on signing of this agreement any and all outstanding common share certificates previously issued to CEDARA under this agreement.

3.7	CEDARA and Z-KAT agree to execute a Stock Purchase Agreement, Shareholders Agreement, and Registration Rights Agreement in the form as attached to this agreement as Schedules [1 to 3].

3.8	Any amount not paid on its due date shall bear interest from the date payment is due until paid at the lesser of either a monthly compounded interest rate of one and a half percent (1.5%) (19.56% per annum) or the highest interest rate allowed at law.

3.9	These amounts are in complete satisfaction of all amounts owed by Z-KAT to CEDARA prior to the EFFECTIVE DATE in connection with the two CAOS Applications developed by CEDARA on behalf of Z-KAT.

4.	Support, Warranty and Maintenance (Post Development)

4.1	CEDARA represents and warrants that it has delivered to Z-KAT the entire and complete source code and documentation for the two CAOS Applications developed by CEDARA for Z-KAT, including any Background IPR necessary for their further use, as well as all work product created in connection with the two CAOS applications developed by CEDARA for or on behalf of Z-KAT.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial: Z-KAT	Initial: CEDARA

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
5.	Intellectual Property

5.1	Notwithstanding anything to the contrary in this Agreement, ownership, title, rights and interests in and to IPR and Background IPR will remain with CEDARA until all amounts under Section 3.1 and 3.2 are paid in full.

5.2	Ownership of IPR. With the exception of Background IPR, all Intellectual Property Rights arising from the work and services performed by CEDARA for or on behalf of Z-KAT, including without limitation the work performed in connection with the CAOS Applications CEDARA and Z-KAT have jointly worked on, will be owned by Z-KAT. To the extent that Z-KAT does not own or possess all rights and interests in and to these CAOS Applications, CEDARA will and does hereby, transfer all rights title and interest in and to all such Intellectual Property Rights. Subject to the terms below, CEDARA will, at the reasonable expense of Z-KAT, do all such lawful acts, and execute, acknowledge and deliver all such instruments of writing, including CAOS Applications for patents, as may be necessary, in the opinion of Z-KAT, (1) to more fully vest, in Z-KAT, its successors, assigns or nominees, in the United States and any and all countries, the entire right, title and interest in and to any and all Intellectual Property Rights to be transferred to Z-KAT pursuant to this Agreement, and (2) to enable Z-KAT to secure protection for such Intellectual Property Rights. Furthermore, CEDARA will give all reasonable assistance to Z-KAT, its successors, assigns or nominees, in any litigation or controversy involving such Intellectual Property Rights. CEDARA will have no obligation to perform such services unless and until agreement has been reached between the Parties with respect to reasonable fees to be paid therefore by Z-KAT to CEDARA.

5.3	Background IPR. CEDARA’s Background IPR consists of the following patents and industrial designs.

Patents	ID/Status
CA Ref # [***]CA
[***]	US Ref# [***]US

[***]	[***]

[***]	Provisional U.S. Patent
Application Number: [***]

Industrial Designs
[***] Graphical User Interface Design

[***] Prototype Workflow Design

[***] Prototype Graphical User Interface Design

[***] Workflow Design
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial: Z-KAT	Initial: CEDARA

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
5.4	License to Z-KAT. Subject to continuing royalty payments and other terms and conditions of this Agreement, CEDARA grants to Z-KAT an non-exclusive, worldwide, perpetual license, with the right to sublicense, under its Intellectual Property Rights, to make, have made, use, sell, copy, modify, prepare derivatives, adapt, transmit, perform, and reproduce, apparatus, processes, software and other works of authorship, and information with respect to CAOS Applications and CAOS Platforms. Except as is expressly set forth above, no rights or interests in, or licenses to, any Background IPR are being assigned, transferred or granted by this Agreement.

5.5	Transfer of Rights and Obligations to BIOMET. In the event that, for whatever reason, this license is terminated, upon the written consent of CEDARA and the written agreement by BIOMET to assume all of the rights and remaining obligations of Z-KAT under this agreement, all of the rights and remaining obligations granted to Z-KAT under this agreement that would otherwise remain but for the termination of this license and/or Agreement may be transferred to BIOMET. Cedara agrees to not unreasonable withhold written permission.

5.6	Termination by Reason of Bankruptcy. Notwithstanding anything to the contrary in this Agreement, all rights and licenses granted by CEDARA to Z-KAT in this Agreement immediately terminate if Z-KAT becomes bankrupt or insolvent, or performs an act of bankruptcy or insolvency including, without limitation, filing a petition in bankruptcy, appointing a receiver, or becoming subject to a proceeding or seeking relief from creditors under any bankruptcy or insolvency law.

5.7	Trademarks. Neither Parry shall in any way use or apply the other Party’s trade-names and trademarks on any of their products, nor in advertisements, sales promotion materials or other disclosures made in the public domain, without the other Party’s prior written consent.

5.8	Following payment of a total of $2,000,000 in royalties paid by Z-KAT to CEDARA all Intellectual Property rights granted in this Agreement are considered fully paid up, are granted in perpetuity and survive any termination of this Agreement.

6.	Intellectual Property Infringement Indemnity

6.1	Notwithstanding anything to the contrary, neither party is liable for, or otherwise owes any duty to defend and hold harmless the other against, infringement of third party Intellectual Property Rights, except as to the extent provided in Section 6 below.

6.2	CEDARA shall not be liable towards Z-KAT, and its customers for damages, liabilities, costs and expenses of whatever nature incurred by Z-KAT, and/or its customers, as a result of any claim that the marketing, distribution, use or other disposition of (a copy of)
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial: Z-KAT	Initial: CEDARA

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
any CEDARA-developed CAOS Applications, infringes any patent, copyright, trademark or other industrial or intellectual property right of any third Party, unless such infringement is the result of gross negligence or wilful misconduct of the originating Party.
6.3	In case the work done by CEDARA in developing a CAOS Application is held to constitute infringement and the use thereof is enjoined, CEDARA shall as soon as possible but ultimately within six (6) months, at its expense, either procure for both Parties the right to continue using the affected CAOS Application(s), or replace same or part thereof with a non-infringing modification in a manner such that performance of the CAOS Application is not degraded.

6.4	In the event that, after CEDARA makes all reasonable commercial efforts to provide one of the remedies above, no such remedies, in the opinion of CEDARA, are available on a commercially practical basis, and Z-KAT is unwilling to incur the additional cost that might be inherent in the remedies, then either Party will have the right to terminate this Agreement without any further liability or obligation with respect to such claims for infringement or the consequences arising out of such termination.

6.5	CEDARA shall have no obligation under this Section 6, and Z-KAT shall indemnify CEDARA, its directors, officers, employees and agents, if and to the extent that such claim arises from:

(A)	modification of the CAOS Application other than by CEDARA subsequent to August 22, 2003, or

(B)	combination of the CAOS Application with products other than those with which it was intended to be used and the alleged infringement or misappropriation relates to such compliance, modification or combination.

6.6	CEDARA’s obligations under this Article 6 are in lieu of any indemnity obligations under Section 8.3 concerning infringement of third party Intellectual Property Rights by CAOS Applications and other items it delivers pursuant to this Agreement and any Statement of Work or Purchase Order.

7.	Royalties and Z-KAT Equity

7.1	Royalties on non-CEDARA CAOS Applications. Z-KAT will pay CEDARA a royalty on all Non-CEDARA CAOS Applications. Non-CEDARA CAOS Applications are CAOS Applications other than those CAOS Applications that are developed by CEDARA for Z-KAT. The royalty rate for Non-CEDARA CAOS Applications is [***] percent ([***]%) of Net Revenues of Z-KAT for such item.

7.2	Royalties on CEDARA-developed CAOS Applications. Z-KAT will pay CEDARA a royalty on the CAOS Applications developed by CEDARA. The royalty rate for CEDARA-developed CAOS Applications is [***] percent ([***]%) of Net Revenues of Z-KAT for such item.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial: Z-KAT	Initial: CEDARA

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
7.3	Royalties under section 7.1 and 7.2 are due and payable to CEDARA until the aggregate amount of royalties for all CAOS applications paid by Z-KAT to CEDARA totals $[***], at which time no further royalties are due.

7.4	Royalty payment, recording and audit rights shall be in accordance with Article 15 of this Agreement.

8.	Representations and Warranties

8.1	CEDARA’s Representations and Warranties. CEDARA represents and warrants to Z-KAT that: (i) CEDARA will not assign, transfer, license, pledge or otherwise encumber any CAOS Application it develops under this Agreement or underlying technology or Intellectual Property Rights with respect thereto in a manner inconsistent with the terms of this Agreement, and it has not agreed to do so; (ii) CEDARA has full corporate power and authority to enter into and perform this Agreement and that this Agreement will be a valid and binding obligation of CEDARA; (iii) neither CEDARA’s entering nor performing this Agreement will violate any right of or breach any obligation to any third party under any agreement or arrangement between CEDARA and such third party; (iv) each Application and supporting Documentation will be an original work created or made by CEDARA for Z-KAT except where otherwise approved in writing by Z-KAT; (vi) if CAOS Applications embody or reflect any such third party material, Z-KAT was notified and approved of the inclusion of such third party materials and all rights necessary to license such third party materials to Z-KAT consistent with the licenses granted to Z-KAT under this Agreement; (v) except to the extent it complies with specifications or requirements of Z-KAT, to the best knowledge of CEDARA, which shall not include any intellectual property searches or other proactive steps by CEDARA, each CAOS Application and other item delivered to Z-Kat, and its intended use, does not and will not infringe the Intellectual Property Rights of any third party; (vi) all material licensed or assigned hereunder by CEDARA to Z-KAT has been or will be created by persons who were employees or contractors of CEDARA at the time of creation and was original and not copied or misappropriated, and no third party has or will have “moral rights” or rights to terminate any assignment or license with respect thereto; (vii) the work under this Agreement will be performed in a professional and workman-like manner; (viii) CEDARA has and will obtain agreements with its employees and contractors sufficient to allow it to provide Z-KAT with the assignments and licenses to intellectual property rights developed by them for CEDARA provided for herein; and (ix) , other than that included in the Background IPR identified in Section 5, Cedara does not own, and has not owned, any other patent, copyright, industrial design or other intellectual property right relating in any way to re CEDARA-developed CAOS Applications or their use.

8.2	Z-KAT’s Representations and Warranties. Z-KAT represents and warrants that (i) it has full corporate power and authority to enter into and perform this Agreement and that this Agreement will be a valid and binding obligation of Z-KAT; and (ii) neither Z-KAT’s entering nor performing this Agreement will violate any right of or breach any obligation to any third party under any agreement or arrangement between Z-KAT and such third party; and (iii) it has entered into the Biomet Agreement for the development, distribution
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial: Z-KAT	Initial: CEDARA

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
and sale of CAOS Applications through Biomet; and (iv) financial information and statements given to CEDARA are accurate and correct and not misleading.
8.3	Indemnification. Except as provided by Section 6.2, above, each party (the “Indemnifying Party”) will indemnify the other (the “Indemnified Party”) from awarded damages, settlements, costs, legal fees and other out-of-pocket expenses incurred in connection with a claim against the Indemnified Party based on any action or omission of the Indemnifying Party or its agents or employees related to the obligations of, or the representations and warranties made by, the Indemnifying Party under this Agreement, provided, however, that the foregoing shall not apply (i) if the claim is found to be based upon the negligence, recklessness or wilful action or inaction of the Indemnified Party, or (ii) if the Indemnified Party fails to give the Indemnifying Party prompt notice of any claim it receives and such failure materially prejudices the Indemnifying Party, or (iii) solely to the extent of indemnification for legal fees and disbursements of counsel of the Indemnified Party, unless the Indemnifying Party is given the opportunity to control defense of such action, or (iv) unless the Indemnifying Party is given the opportunity to approve any settlement, which approval shall not be unreasonably withheld; and provided further that, except in the event of a material conflict of interest, the Indemnifying Party shall not be liable for attorney’s fees of the Indemnified Party after assuming control of the defense or settlement.

9.	Limitations of Liability

9.1	DISCLAIMER. EXCEPT FOR BODILY INJURY OF A PERSON OR INTELLECTUAL PROPERTY INFRINGEMENT INDEMNITY OBLIGATIONS UNDER SECTION 6, NEITHER PARTY WILL BE LIABLE UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT.

9.2	LIMITATION OF LIABILITY. EXCEPT FOR INTELLECTUAL PROPERTY INDEMNITY OBLIGATIONS UNDER SECTION 6 FOR THIRD PARTY CLAIMS, CEDARA’S LIABILITY TO Z-KAT FOR ANY AND ALL DIRECT, COMPENSATORY LOSS OR DAMAGES, UNDER ANY THEORY OF LAW OR EQUITY, WHETHER FOR BREACH OF CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE INTENDED FULFILLMENT OF ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT, SHALL BE STRICTLY LIMITED TO THE AGGREGATE OF THE FEES PAID TO CEDARA UNDER THIS AGREEMENT.

9.3	EXCLUSION. THE REPRESENTATIONS AND WARRANTIES OF CEDARA AND Z-KAT EXPRESSLY STATED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS EXPRESS OR IMPLIED. WITHOUT LIMITATION, TO THE FULLEST EXTENT ALLOWABLE BY LAW, THIS EXCLUSION OF ALL OTHER WARRANTIES AND CONDITIONS EXTENDS TO IMPLIED WARRANTIES OR CONDITIONS OF SATISFACTORY QUALITY, MERCHANTABLE QUALITY AND FITNESS FOR A PARTICULAR PURPOSE,
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial: Z-KAT	Initial: CEDARA

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW, OR FROM A COURSE OF DEALING OR USAGE OF TRADE.
10.	Term

10.1	This Agreement shall become effective as from the Effective Date and shall continue , unless and until terminated by Z-KAT and/or CEDARA in accordance with the terms of this Agreement or until a total of $[***] in royalties has been paid to CEDARA.

11.	Termination

11.1	CEDARA reserves the right to renegotiate the terms of this Agreement up to and including termination should the Biomet Agreement or relationship between Z-KAT and Biomet terminate or be modified in any manner that has a material negative impact on Z-KAT’s access to that sales channel, or if CAOS Applications or their derivatives are not actively marketed.

11.2	In event that a Party undergoes an Effective Change of Control, and if the other Party deems that the change negatively affects the business interests outlined in this Agreement, the other Party reserves the right to renegotiate the terms of this Agreement, up to and including termination with immediate effect.

11.3	This Agreement automatically terminates following payment of the balance of Development Fees described in Section 3.1 and the payment of $[***] in royalties by Z-KAT to CEDARA. Termination of this Agreement under this section does not terminate the license granted by CEDARA to Z-KAT.

11.4	Termination of this Agreement shall not affect sections which by their nature are intended to survive the termination, including but not limited to Articles 5, 6, 7, 8, 9, and 13.

12.	Law and Dispute Resolution

12.1	Law. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York.

12.2	Dispute Resolution. All controversies or claims arising out of or relating to this Agreement, or any breach thereof, shall be finally settled amicably, if possible, by negotiation between Parties. If any such dispute is not so settled within thirty (30) business days after it has arisen, any Party may, by the giving of written notice making express reference to this Section 12.2, cause the dispute to be referred to the attention of their respective Chief Executive Officers (or their respective designees). The Chief Executive Officers or their designees shall hold a meeting within ten (10) business days following the giving of the Notice at a place to be agreed upon by the parties.

12.3	Arbitration. In the event that resolution of a matter is not reached within the provisions of Section 12.2, such matter shall be settled by arbitration in accordance with the then
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial: Z-KAT	Initial: CEDARA

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
current Commercial Rules of the American Arbitration Association, by a sole arbitrator and the parties expressly waive their rights to a trial by jury of such claims and/or disputes. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. § § 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrator is not empowered to award punitive damages or damages in excess of compensatory damages and each party hereby irrevocably waives any right to recover such damages with respect to any dispute resolved by arbitration. Notwithstanding the foregoing, either party may apply to any court of competent jurisdiction for interim injunctive relief without breach of this arbitration provision.

13.	Confidentiality

13.1	Confidentiality. Any information labelled as confidential, or which ought to be considered as confidential from its nature or from the circumstances surrounding its disclosure, including without limitation all regulatory, commercial, financial, administrative, and technological information of either Party and any information concerning this Agreement (hereinafter “Information”) furnished by either Party to the other shall be maintained in confidence by the receiving Party, and shall not be reproduced, disclosed, duplicated, or used without the written permission of the disclosing party, except to employees, consultants, representatives, financial and legal advisors, and, in the case of Z-KAT, current and prospective investors and business partners (such as BIOMET), who have a need to know it and who have agreed to keep it confidential and not use it except as permitted by this Agreement, or except as, and only to the extent, reasonably required to perform this Agreement or undertake actions contemplated by this Agreement. All software is deemed to be confidential. Information, the Intellectual Property Rights in which are to be owned by Z-KAT, will be deemed for purposes of the obligations under this Article 17 to have been furnished by Z-KAT. This confidentiality obligation shall be in effect for a period of five (5) years from the date of disclosure of such Information, unless such Information is related to the CAOS Applications and Documentation, in which case the obligations will continue indefinitely.

13.2	Exclusions. This Agreement imposes no obligation upon the receiving Party, with respect to Information which i) is known or is in the possession of the receiving Party prior to the transmission by the disclosing Party; ii) or becomes available to the receiving Party from a source other than disclosing Party or iii) is in or passes into the public domain other than by breach of this Agreement, or iv) is developed independently by the receiving Party, or v) disclosure of which is authorised by the disclosing Party, or vi) is disclosed under operations of law . In the event the receiving party is required by law, regulation, or court order to disclose any of the disclosing party’s proprietary Information, the receiving party will promptly notify the disclosing party in writing prior to making any such disclosure in order to facilitate the disclosing party seeking a protective order or other appropriate remedy.

13.3	Public Disclosure. The Parties will develop a mutually agreeable press announcement concerning this collaboration that will be released at a mutually agreed upon time.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial: Z-KAT	Initial: CEDARA

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
13.4	Obligations of the Parties. Each Party shall have a fiduciary duty to hold all Information of the other Party in confidence strictly for and on behalf of the other Party. Each Party shall have an obligation commensurate with the duty of care set out in this Article to prevent the other Party’s Information in its possession or control from being misappropriated or wrongfully communicated by any of the receiving Party’s affiliates, employees, consultants or any other person under the obliged Party’s control.
14.	Miscellaneous

14.1	Independent Contractor. The parties hereto expressly understand and agree that CEDARA is an independent contractor. Neither Party has the ability to bind the other to any agreement without that Party’s prior express written consent.

14.2	Entire Agreement. This Agreement contains the entire agreement between the Parties hereto with respect to the subject matter hereof and shall supersede any and all prior communications, representations, agreements and/or undertakings, either verbal or written, between the Parties hereto in respect of the subject matter. Any amendment or other modification of any of the terms and provisions hereof must be in writing and signed by duly authorized representatives of the Parties hereto.

14.3	Notwithstanding any provisions to the contrary that might be set forth in a Statement of Work or Purchase Order and/or notwithstanding acknowledgment thereof or otherwise, the general terms and conditions of purchase and sale of Z-KAT and/or CEDARA respectively, shall not apply to or become part of this Agreement, Statement of Work or any Purchase Order placed hereunder.

14.4	Force Majeure. Neither party shall be liable for any failure or delay in its performance under this Agreement due to causes that are beyond their reasonable control.

14.5	Conflict in Terms & Conditions. In any case where the provisions of a Statement of Work or Purchase Order referencing this Agreement conflict with the terms of this Agreement, the provisions of this Agreement shall prevail unless it is a Statement of Work or Purchase Order, in which case the Statement of Work or Purchase Order will prevail where it explicitly states that the applicable provision overrides this Agreement.

14.6	Severability and Limitations of Actions. In the event that any provision of this Agreement or the application thereof to any person or in any circumstances shall be determined to be invalid, unlawful, or unenforceable to any extent, the remainder of this Agreement and its application to other persons shall not be affected thereby, and the remaining provisions of this Agreement shall continue to be valid and may be enforced to the fullest extent permitted by law and the Parties agree in such event to substitute forthwith the invalid, unlawful or unenforceable provision by such effective provision as will most closely correspond with the legal and economic contents of the provision(s) so voided.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial: Z-KAT	Initial: CEDARA

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
14.7	Waiver. The waiver by any Party of a breach or default by the other Party of any provision of this Agreement shall not be construed as a waiver by such Party of any succeeding breach or default by the other Party in the same or other provision.

14.8	Assignment and Binding Effect. Neither Party shall have the right to assign any rights or liabilities arising under this Agreement without the prior written consent of the other Party, except in the following circumstances: Z-KAT may assign this Agreement to parties acquiring substantially all of rights of Z-KAT in and to CAOS Applications developed under this Agreement, subject to such other party agreeing in writing to be bound by all of the terms and conditions of this agreement; and CEDARA may assign the license and right to receive payments. Under no circumstance may CEDARA delegate its obligations under this Agreement, any Statement of Work, or Purchase Order. This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assigns.

14.9	Non-Solicitation. Until this Agreement is terminated, and for a period of one year following, neither party shall hire, employ, retain or solicit any person who is an employee, officer, director or full-time independent contractor of the other party specifically elated to this Agreement and who, but for this Agreement, would otherwise be unknown to that party.

The parties acknowledge that in view of the recruitment difficulties, costs of training staff in the computer industry and the highly sensitive nature of intellectual property rights of both parties, this restriction is reasonable.

14.10	No Waiver. No failure on the part of any party to this Agreement to exercise, and no delay in exercising any right, power or single or partial exercise of any right, power or remedy by any Party will preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

14.11	Counterparts and Delivery. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument. Delivery of this Agreement by fax shall constitute valid and effective delivery.

14.12	Successors and Assigns. All successors, receivers, managers, trustees and permitted assignees of the parties will be bound by the rights and liabilities set out in this Agreement.

14.13	Waiver of Jury Trials. The Parties expressly waive any trial by jury and so any trial of any claim, matter, issue or motion arising out of or in any way related to this Agreement will be by and only to the court.

14.14	International Sale of Goods. This Agreement shall exclude, and not be governed by, either the provisions of the International Sale of Goods Act or the United Nation’s Convention for Contracts on the International Sale of Goods, regardless of that Convention’s legal adoption by any jurisdiction.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial: Z-KAT	Initial: CEDARA

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
15.	Commercial Terms

15.1	Banking Information. Payments are to be made by check, wire transfer or electronic payment through the Automated Clearing House (ACH) to CEDARA according to the terms specified herein, using the following banking information:

Name of Receiving Bank: Bankers Trust — New York, ABA #[***]

For further credit to: National Bank of Canada — New York, Account #[***]

For final credit to: Cedara Software Corp., Account #[***]

15.2	Currency. All monetary amounts in this Agreement shall be in US dollars, unless expressly stated to the contrary.

15.3	Taxes. Fees do not include applicable taxes or import duties. Z-KAT shall pay such taxes or duties either directly or when invoiced by CEDARA, or shall supply appropriate tax exemption certificates in a form satisfactory to CEDARA

15.4	Reporting. Z-KAT will maintain records (the “Records”) of CAOS Application sales and submit a copy of these Records to CEDARA within forty-five (45) days from the end of each of Z-KAT’s fiscal quarters. CEDARA will then invoice Z-KAT based on the revenue and type of CAOS Applications sold. Such invoices are payable in accordance with provisions herein.

15.5	Audit Rights. CEDARA will have the right to direct an independent public accountant to audit the Records of Z-KAT to verify their accuracy. Such right shall be limited to one (1) inspection per calendar year. The audit will occur upon reasonable advance notice during normal business hours and at CEDARA’s expense, unless the audit reveals that Z-KAT is misreporting CAOS Application sales deleteriously in excess of ten (10%) percent, in which case Z-KAT will pay all expenses associated with the audit. In any event, Z-KAT will pay to CEDARA immediately the royalties due for the excess CAOS Application sales. Additionally, and at CEDARA’s discretion, Z-KAT will pay to CEDARA interest (see “Invoicing and Payment” above) backdated to time at which correct reporting should have taken place.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial: Z-KAT	Initial: CEDARA

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
16.	Formal Notices
Notices will be addressed as follows:
If to Z-KAT:
Z-KAT Inc
2903 Simms Street.
Hollywood, Florida 33020
Att.: CEO
fax nr.: (954) 927-0446
If to CEDARA:
Cedara Software Corporation
6509 Airport Road
Mississauga, Ontario, L4V 1S7
Canada
Att: CEO
Fax nr.: +1-905-672-2307
or to such other address as the pertaining Party will have previously notified to the relevant Party. All notices will be deemed given on the earlier of ten (10) working days after they have been mailed by registered mail or on the date that Documents shows actual receipt of the notice.
IN WITNESS WHEREOF the Parties hereto have set their hands hereunto.
CEDARA SOFTWARE CORP                                                                                                       Z-KAT INC

	/s/ Brian E Redlar		/s/ Fritz Laporte

(signature)		(signature)

Name:	Brian E. Redlar	Name:	Fritz Laporte

Title:	CFO	Title:	CFO

Date:	May 14, 2004	Date:	May 12, 2004

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial: Z-KAT	Initial: CEDARA

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
[Schedule 1 — Stock Purchase Agreement]
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit B to such License Agreement (i.e., the Agreement, between Z-KAT and Cedara Software Corp.) did not and does not include this schedule.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial: Z-KAT	Initial: CEDARA

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
[Schedule 2 — Shareholders Agreement]
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit B to such License Agreement (i.e., the Agreement, between Z-KAT and Cedara Software Corp.) did not and does not include this schedule.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial: Z-KAT	Initial: CEDARA

AGREEMENT BETWEEN Z-KAT AND CEDARA	CONFIDENTIAL
[Schedule 3 — Registration Rights Agreement]
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit B to such License Agreement (i.e., the Agreement, between Z-KAT and Cedara Software Corp.) did not and does not include this schedule.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Initial: Z-KAT	Initial: CEDARA

EXHIBIT C
[ NWU LICENSE AGREEMENT]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

LICENSE AGREEMENT
          This Agreement made this 30th day of July, 1997, (the “Effective Date”), by and between Northwestern University, an Illinois corporation having a principal office at 633 Clark Street, Evanston, Illinois 60208 (hereinafter referred to as “Northwestern”) and Z-Kat Inc., a Florida corporation having a principal office at 11645 Biscayne Blvd., Suite 308, North Miami, Florida 33181 (hereinafter referred to as “Z-Kat”) (each a “Party” and collectively the “Parties”).
WITNESSETH
          WHEREAS, Northwestern is the owner of certain patent rights and know-how relating to “NU 95085, An Apparatus and Method for Planning a Stereotactic Surgical Procedure Using Coordinated Fluoroscopy”, and has the right to grant licenses hereunder, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government;
          WHEREAS, Northwestern desires to have the patent rights and know-how developed and commercialized to benefit the public and is willing to grant a license hereunder;
          WHEREAS, Z-Kat has represented to Northwestern that Z-Kat will commit itself to a thorough, vigorous and diligent program to develop and subsequently manufacture, market and sell products utilizing the patent rights and know-how;
          WHEREAS, Z-Kat desires to obtain a license under the patent rights and know-how upon the terms and conditions hereafter set forth;
          NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto agree as follows:
ARTICLE 1 — DEFINITIONS
     1.1 “Affiliate” shall mean any corporation, firm, partnership or other entity which controls, is controlled by or is under common control with a Party. For the purposes of this definition, “control” shall mean any right or collection of rights that together allow direction on any vote with respect to any action by an entity or the direction of management and operations of that entity. Such right or collection of rights includes without limitation (a) the authority to act as sole member or shareholder or partner with a majority interest in an entity; (b) a majority interest in an entity; and (c) the authority to appoint, elect, or approve at least a majority of the governing board of that entity.
     1.2 “Field” shall mean all medical procedures.
     1.3 “Know-How” shall mean any and all technical information existing as of the Effective Date or generated during the term of this Agreement which is owned or controlled by Northwestern and directly relates to Licensed Products, and/or the Patent Rights, and shall include, without limitation, manufacturing data and any other information relating to the Licensed Products and useful for the development, commercialization or safety and effectiveness of the Licensed Products.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     1.4 “Licensed Products” shall mean all products, including software and hardware adaptations and revisions as described under “Patent Rights” herein and the patent applications listed in Exhibit A, which but for the license granted hereunder, the manufacture, use or sale of which would infringe a Valid Claim of the Patent Rights in the country in which a Licensed Product is sold.
     1.5 “Net Sales” shall mean the gross receipts received by Z-Kat or its Affiliates, from third parties, for the direct sale, lease or use of Licensed Products, less amounts actually invoiced or allowed with respect to trade credits, discounts, rebates and allowances actually granted on account of price adjustments, rebate programs, compulsory payments to government authorities, billing errors or the rejection or return of goods, sales and excise taxes, transportation charges including insurance, postage and the like, tariffs, and custom duties. If a Licensed Product is sold as part of a combination, Net Sales for the purposes of determining royalties on the Licensed Product(s) in the combination shall be calculated by multiplying Net Sales by the fraction A/A+B, where A is the invoice price of the Licensed Product(s) sold separately and B is the invoice price of the other active ingredients in the combination.
     1.6 “Patent Rights” shall mean the patents and patent applications listed on Exhibit A attached hereto and incorporated herein by reference, and any patents which-issue from the patent applications listed on Exhibit A attached hereto and incorporated herein by reference, and all substitutions, additions, extensions, reissues, renewals, divisions, continuations and continuations-in-part thereof and any foreign counterparts thereto.
     1.7 “Territory” shall mean worldwide.
     1.8 “Valid Claim” shall mean a claim which is the subject of a Patent Right which claim has not expired and which has not been held invalid or unenforceable by a decision of a court or other governmental agency of competent jurisdiction, unappealed within the time allowed for appeal, and which has not been admitted to be invalid through reissue or disclaimer.
     1.9 “Sublicense Fees” shall mean the gross receipts received by Z-Kat from third parties, who are sublicensed by Z-Kat, for the sale, lease or use of the Licensed Products and shall include issue fees, milestone payments and royalties.
ARTICLE II — GRANT
     2.1 Northwestern hereby grants to Z-Kat and its Affiliates an exclusive license under Patent Rights and Know-How to make, have made, use, import, offer for sale, market, sell and lease Licensed Products in the Territory in the Field.
     2.2 The grant under Paragraph 2.1 shall be subject to the obligations of Northwestern and of Z-Kat to the United States Government under any and all applicable laws, regulations, and executive orders including those set forth in 35 U.S.C. §200, et seq.
     2.3 Northwestern retains the right to utilize Patent Rights and Know-How for noncommercial research purposes.
[***] confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     2.4 Northwestern hereby grants to Z-Kat the right to grant sublicenses whether exclusive or non-exclusive, of all or any portion of its rights under this Agreement provided that Z-Kat shall be responsible for the performance of its sublicensees, including the payment of royalties. Z-Kat shall promptly notify Northwestern in writing that a sublicense has been granted, and Z-Kat agrees to provide a copy of each sublicense to Northwestern upon Northwestern’s request. Z-Kat may negotiate such terms as it chooses for each sublicense, provided that Northwestern shall receive the Sublicense Fee provided in Section 5.5 of this Agreement.
ARTICLE III — CONFIDENTIAL INFORMATION
     3.1 Northwestern and Z-Kat each agree that all information contained in documents marked “Confidential” which are forwarded to one by the other shall be received in strict confidence, used only for the purposes of this Agreement, and not disclosed by the recipient, its agents or employees to any third party without the prior written consent of an authorized officer of the disclosing Party, unless such information (a) was in the public domain at the time of disclosure, (b) later became part of the public domain through no act or omission of the recipient, its employees, agents, successors or assigns, (c) was lawfully disclosed to the recipient by a third party having the right to disclose it, (d) was already known by the recipient at the time of disclosure, (e) was independently developed, (f) is required to be disclosed by law or regulation or by court or administrative agency order, or (g) is required to be submitted to a government agency to obtain and maintain the approvals and clearances of Licensed Products. Disclosure may also be made to Affiliates, distributors, sublicensees, customers, and agents, to nonclinical and clinical investigators, and to consultants, where necessary or desirable and with appropriate safeguards to protect the confidential underlying disclosure. Northwestern and Z-Kat also agree that confidential information may be orally disclosed by one Party to the other Party. Such information shall be confirmed in writing and designated “Confidential” within thirty (30) days of disclosure for the provisions of this Article III to apply.
     3.2 Each Party’s obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other Party’s confidential information as it uses to protect its own confidential information. This obligation shall exist while this Agreement is in force and for a period of two (2) years thereafter except in the event of termination by Northwestern for breach on the part of Z-Kat, in which event Z-Kat’s obligation to maintain the information confidential will exist for a period of five (5) years after the termination for breach.
     3.3 This Agreement may be distributed solely (a) to those employees, sublicensees, agents and independent contractors of Northwestern and Z-Kat who have a need to know its contents, (b) to those persons whose knowledge of its contents will facilitate performance of the obligations of the parties under this Agreement, (c) to those persons, if any, whose knowledge of its contents is essential in order to permit Z-Kat or Northwestern to maintain or secure the benefits under policies of insurance, (d) as may be required by law or regulation or by court or administrative agency order, or (e) to potential investors in Z-Kat, provided that Z-Kat shall disclose to such parties that the Agreement is to be kept confidential.
[***] confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     3.4 The burdens of confidentiality stated in Sections 3.1, 3.2 and 3.3 of this Agreement shall extend to any and all sublicensees.
ARTICLE IV — MILESTONES AND DUE DILIGENCE
     4.1 Z-Kat shall, upon execution of this Agreement, submit to Northwestern a preliminary development and business plan that sets forth an outline of Z-Kat’s intended efforts to develop and commercialize Licensed Products. Such plan shall include a summary of personnel, expenditures and estimated timing for the development of Licensed Products and estimates of the market potential for Licensed Products. Northwestern agrees that such plan is preliminary and is subject to change at the discretion of Z-Kat.
     4.2 Z-Kat shall comply with the following milestones:
(a)	a prototype device capable of performing cadaver studies will be produced within six (6) months of the Effective Date of this Agreement.

(b)	cadaver studies will be completed within nine (9) months of the Effective Date of this Agreement.

(c)	clinical procedures will begin within twelve (12) months of the Effective Date of this Agreement.

(d)	equipment suitable for marketing will be available within twenty-four (24) months of the Effective Date of this Agreement.
     Z-Kat agrees to devote that level of resources to the commercialization of a Licensed Product as other companies in the industry customarily devote to products of similar commercial potential.
ARTICLE V — PAYMENT
     In consideration of the license granted by Northwestern to Z-Kat under this Agreement, Z-Kat shall pay to Northwestern the following:
     5.1 A non-creditable, non-refundable licensing fee of [***] percent ([***]%) of the stock of Z-Kat upon execution of this Agreement.
     5.2 The following non-creditable and non-refundable milestone payments upon the achievement of particular milestones in the development of Licensed Products:
(a)	$[***]; when FDA approval is received or 24 months from the date of this Agreement, whichever is later.
     5.3 Beginning the third full calendar year after the sale or lease of a Licensed Product in a major market country, or five (5) years from the Effective Date of this Agreement, whichever comes first, Z-Kat shall pay to Northwestern minimum royalty payments of $[***] in such year, $[***] the following year and $[***] in each subsequent year for the term of the Agreement. Any such minimum royalty payments shall be fully creditable against any payments required under Paragraphs 5.4 and 5.5.
[***] confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     5.4 A running royalty of (a) [***] percent ([***]%) of Net Sales of Licensed Products if such Licensed Product is covered by Patent Rights in the country where such Licensed Product is manufactured or sold and (b) [***] percent ([***]%) of Net Sales of Licensed Products in all other countries.
     5.5 In addition to the running royalties under Paragraph 5.4, [***] percent ([***]%) of Sublicense Fees for Licensed Products.
     5.6 The Parties recognize that Z-Kat is a startup company and it is important that as much of the moneys initially raised be used for commercialization efforts. Therefore, Northwestern agrees that all patent fees and costs as described in Section 8.2 shall be accrued and paid by September 1, 1998.
     The parties further agree that, in the event of a sale of at least thirty (30) percent of the outstanding stock of Z-Kat to a third party, all previously due and accrued money described in Section 8.2 shall be immediately paid and all other payments shall be made in accordance with this Agreement and that this section, Section 5.6, shall have no further effect.
ARTICLE VI — PAYMENT, REPORTS AND RECORDS
     6.1 Payment Dates and Reports
          Within sixty (60) days after the end of each calendar quarter of each year during the term of this Agreement (including the last day of any calendar quarter following the expiration of this Agreement), Z-Kat shall pay to Northwestern, all royalties accruing during such calendar quarter. Such payments shall be accompanied by a statement showing the Net Sales of each Licensed Product by Z-Kat and its sublicensees in each country, the applicable royalty rate and the calculation of the amount of royalty due.
     6.2 Accounting
          a. Payments in U.S. Dollars
               All dollar sums referred to in this Agreement are expressed in U.S. dollars and the Net Sales used for calculating the royalties and other sums payable to Northwestern by Z-Kat pursuant to Paragraph 6.1 shall be computed in U.S. dollars. All payments of such sums and royalties shall be made in U.S. dollars. For purposes of determining the amount of royalties due, the amount of Net Sales in any foreign currency shall be computed by converting such amount into U.S. dollars at the prevailing commercial rate of exchange for purchasing U.S. dollars with such foreign currency in question as quoted by Citibank in New York on the last business day of the calendar quarter for which the relevant royalty payment is to be made by Z-Kat.
          b. Blocked Royalties
               Notwithstanding the foregoing, if by reason of any restrictive exchange laws or regulations Z-Kat or any Affiliate or sublicensee hereunder shall be unable to convert to
[***] confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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U.S. dollars an amount equivalent to the royalty payable by Z-Kat hereunder in respect of Licensed Product sold for funds other than U.S. dollars, Z-Kat shall notify Northwestern promptly with an explanation of the circumstances. In such event, all royalties due hereunder in respect of the transaction so restricted (or the balance thereof due hereunder and not paid in funds other than U.S. dollars as hereinafter provided) shall be deferred and paid in U.S. dollars as soon as reasonably possible after and to the extent that such restrictive exchange laws or regulations are lifted so as to permit such conversion to United States dollars, of which lifting Z-Kat shall promptly notify Northwestern. At its option, Northwestern shall meanwhile have the right to request the payment (to it or to a nominee), and upon such request Z-Kat shall pay, or cause to be paid, all such amounts (or such portions thereof as are specified by Northwestern) in funds, other than U.S. dollars, designated by Northwestern and legally available to Z-Kat under such then existing restrictive exchange laws or regulations.
     6.3 Records
          Z-Kat shall keep, and shall cause its Affiliates and sublicensees to keep, for three (3) years from the date of payment of royalties, complete and accurate records of sales of each Licensed Product by Z-Kat, its Affiliates and its sublicensees in sufficient detail to enable the accruing royalties to be determined accurately. Northwestern shall have the right during this period of three (3) years after receiving any report with respect to royalties due and payable to appoint, at its expense, an independent certified public accountant to inspect the relevant records of Z-Kat, its Affiliates and its sublicensees to verify such report. Northwestern shall submit the name of said accountant to Z-Kat for approval; said approval shall not be unreasonably withheld. Z-Kat shall make its records and those of its Affiliates and sublicensees available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Northwestern, to the extent necessary to verify the accuracy of the reports and payments with not more than one (1) inspection per calendar year. Northwestern agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for Northwestern to reveal such information in order to enforce its rights under this Agreement or as may be required by law. If royalties are understated by ten percent (10%) or more in Z-Kat’s favor, the Z-Kat shall, within ten (10) days of receipt of the audit report, pay the balance due Northwestern plus all reasonable costs of the audit or inspection and interest at the prime rate as quoted by Citibank in New York from the date at which such balance would have otherwise been due and payable. If royalties are understated by less than ten percent (10%), Z-Kat shall include such understated amount with the next scheduled payment pursuant to Paragraph 6.1.
ARTICLE VII — PUBLICATION
     Northwestern will be free to publish the results of any research related to Patent Rights, Know-How or Licensed Products and use any information for purposes of research, teaching, and other educationally-related matters. In order to avoid loss of Patent Rights as a result of premature disclosure of patentable information, Northwestern shall submit any prepublication or predisclosure material to Z-Kat for review at least sixty (60) days prior to planned submission for publication or disclosure. Z-Kat shall notify Northwestern within thirty (30) days after it
[***] confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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receives such material: (1) whether it desires to file patent applications on any inventions contained in the material and in such case, Northwestern shall proceed to file a patent application at the expense of Z-Kat and add such patent application to Exhibit A. Z-Kat may request a delay in publication, but in no event shall the delay in publication exceed the later of sixty (60) days or the filing of the patent; or (2) whether such materials contain confidential information of Z-Kat. If materials contain confidential information of Z-Kat, Northwestern shall, at Z-Kat’s request, delete said confidential information from the intended publication.
ARTICLE VIII — PATENT PROSECUTION
     8.1 Northwestern shall apply for, seek prompt issuance of, and maintain during the term of this Agreement the Patent Rights in the United States and in the foreign countries listed in Exhibit B hereto. Exhibit B may be amended only by written agreement of both parties. The prosecution, filing and maintenance of all Patent Rights shall be the primary responsibility of Northwestern; provided, however, Z-Kat shall have reasonable opportunities to advise Northwestern and shall cooperate with Northwestern in such prosecution, filing and maintenance.
     8.2 Payment of all fees and costs relating to the filing, prosecution, and maintenance of Patent Rights shall be the responsibility of Z-Kat, whether such fees and costs were incurred before or after the Effective Date and shall be made to Northwestern by Z-Kat within thirty (30) days of receipt by Z-Kat of an invoice for such fees and costs.
ARTICLE IX — INFRINGEMENT
     9.1 The Parties shall inform each other promptly in writing of any alleged infringement of the Patent Rights by a third party and of any available evidence thereof.
     9.2 During the term of this Agreement, Z-Kat shall have the right, but shall not be obligated, to prosecute, at its own expense, all infringements of the Patent Rights and, in furtherance of such right, Northwestern hereby agrees that Z-Kat may include Northwestern as a party plaintiff in such suit, without expense to Northwestern. The total cost of any such infringement action commenced or defended solely by Z-Kat shall be borne by Z-Kat and Northwestern shall receive twenty percent (20%) of the net recovery or damages for past infringement derived therefrom after all Z-Kat expenses for prosecution have been deducted.
     9.3 The Parties further agree that if Z-Kat wishes to prosecute an infringement and financial considerations preclude Z-Kat’s ability to mount a prosecution, then Northwestern has the right, but shall not be obligated, to participate in the cost of the prosecution. In this instance the Parties shall share in the net recovery, after each has been reimbursed for it’s total expenses, in accordance with the percentage each Party contributed to the prosecution of the infringement.
     9.3 If within six (6) months after having been notified of any alleged infringement, Z-Kat shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if Z-Kat shall notify Northwestern at any time prior thereto of its intention not to bring suit against any alleged
[***] confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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infringer, then, and in those events only, Northwestern shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Patent Rights, and Northwestern may, for such purposes, use the name of Z-Kat as party plaintiff; provided, however, that such right to bring such infringement action shall remain in effect only for so long as the license granted herein remains exclusive. Northwestern shall indemnify Z-Kat against any order for costs that may be made against Z-Kat in such proceedings. Northwestern shall keep any recovery or damages for past infringement derived therefrom.
     9.4 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the Patent Rights shall be brought against Z-Kat, Northwestern, at its option, shall have the right, within thirty (30) days after it receives notice of the commencement of such action, to intervene and take over the sole defense of the action at its own expense.
     9.5 In any infringement suit that either Party may institute to enforce the Patent Rights pursuant to this Agreement, the other party hereto shall, at the request and expense of the Party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.
     9.6 Z-Kat, during the term of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer for future use of the Patent Rights. Any upfront fees as part of such a sublicense shall be shared equally between Z-Kat and Northwestern; other royalties shall be treated pursuant to Paragraph 5.4.
ARTICLE X — PRODUCT LIABILITY
     10.1 Z-Kat shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold Northwestern, its trustees, directors, officers, employees and Affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys’ fees, arising out of the death of or injury to any third party or parties or out of any damage to property, or resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Licensed Product(s) or arising from any obligation of Z-Kat hereunder except to the extent that such loss, damage, injury or death results from the gross negligence or willful misconduct of Northwestern.
     10.2 Z-Kat shall obtain and carry in full force and effect commercial, general liability insurance, at such time as Z-Kat has Licensed Products for clinical trials, sale or lease, which shall protect Z-Kat and Northwestern with respect to events covered by paragraph 10.1 above. Such insurance shall be written by a reputable insurance company authorized to do business in the State of Illinois, shall list Northwestern as an additional named insured thereunder, shall be endorsed to include product liability coverage and shall require thirty (30) days written notice to be given to Northwestern prior to any cancellation or material change thereof. Z-Kat shall seek to obtain such insurance with limits of not be less than Five Million Dollars ($5,000,000) per occurrence with an aggregate of Fifteen Million Dollars ($15,000,000) for personal injury or death, and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage. Z-Kat shall provide Northwestern with Certificates of Insurance evidencing the same.
[***] confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     10.3 Northwestern represents that it has performed prior art patent and literature searches pertaining to the Northwestern Patent applications and that, based on such searches, Northwestern believes that none of such Northwestern Patent applications infringes on the rights of other third parties. Northwestern will make copies of such searches available to Z-Kat upon request.
     10.4 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NORTHWESTERN, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY NORTHWESTERN THAT THE PRACTICE BY Z-Kat OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL NORTHWESTERN, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER NORTHWESTERN SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY.
ARTICLE XI — TERM AND TERMINATION
     11.1 This Agreement shall become effective on the Effective Date. Unless sooner terminated as provided for below, this Agreement shall continue in effect, on a country-by-country basis, until (a) the expiration of the last to expire of any Patent Rights, or (b) ten (10) years from the date of the first commercial sale in countries where no Patent Rights exist. Upon expiration, Z-Kat shall have a fully paid up royalty-free license under the Patent Rights and Know-How to make, have made, use, import, market, offer for sale, sell and lease the Licensed Products in such country.
     11.2 Z-Kat shall have the right to terminate this Agreement in whole or in part anytime after three (3) years from the Effective Date by giving Northwestern ninety (90) days written notice.
     11.3 Northwestern shall have the right to render this license non-exclusive at any time after three (3) years from the Effective Date if Z-Kat a) has not put the Licensed Product into commercial use in the Territory directly or through a sublicense, thereby not making the Licensed Product available to the public, or b) is not demonstrably engaged in research, development, manufacturing, marketing as appropriate, directed toward this end. If, after two (2) years from the rendering of this license non-exclusive, Z-Kat still has not put the Licensed Product into commercial use, as defined above, or has not demonstrated research and
[***] confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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development activity, then Northwestern has the right to immediately terminate this license.
     11.4 The provisions of Article III (Confidentiality), Article VI (Payments, Reports and Records), Article X (Product Liability) and Article XIII (Dispute Resolution) shall survive termination or expiration of this Agreement in accordance with their terms.
     11.5 If (1) either Party breaches any material obligation imposed by this Agreement; (2) either Party makes any general assignment for the benefit of its creditors; (3) a petition is filed by or against either Party, or any proceeding is initiated against either Party as a debtor, under any bankruptcy or insolvency law, unless the laws then in effect void the effectiveness of this provision; or (4) a receiver, trustee, or any similar officer is appointed to take possession, custody, or control of all or any part of either Party’s assets or property, then the other Party may, at its option, send a written notice that it intends to terminate the license granted by this Agreement.
     11.6 If the Party in breach does not cure the breach, negate the assignment, obtain a dismissal of the proceeding, or have the appointment vacated and regaining its assets within ninety (90) days from the notice date, then the other Party shall have the right to terminate the license granted immediately upon the date of mailing of a written notice of termination to the Party in breach. In the event of a breach by Northwestern, Z-Kat will receive a fully paid up royalty-free license consistent with the license referred to in Section 11.1 of this Agreement in the Territory in the Field.
     11.7 Upon termination of this Agreement for any cause, nothing herein shall be construed to release either Party of any obligation that has matured prior to the effective date of such termination. Z-Kat may, after the date of such termination, sell all Licensed Products that it may have on hand at the date of termination, provided that it pays the earned royalty thereon as provided in this Agreement.
     11.8 In the event of termination for breach by Z-Kat, Z-Kat agrees to no longer use any of the Patent Rights or Know-How under which it has been granted a license and will turn over and assign to Northwestern its Regulatory Approvals, to the extent that they are legally transferable, and data and material related to price and such Regulatory Approvals with the right to sublicense.
     11.9 Upon termination of this Agreement for breach by Z-Kat or due to Z-Kat’s election to terminate this Agreement pursuant to Section 11.2, any and all existing sublicense agreements shall be immediately assigned to Northwestern and Northwestern agrees to keep them in force to the extent that Northwestern is capable of performing as a licensor in place of Z-Kat.
ARTICLE XII — ASSIGNMENT
     This Agreement shall not be assignable by either Party without the prior written consent of the other, except that any Party may assign this Agreement to any Affiliate, to a successor in interest (including the surviving company in any consolidation or merger), or to an assignee of substantially all the business and assets of such Party, or with respect to Z-Kat, to an assignee of all or substantially all of the business to which this Agreement relates.
[***] confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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ARTICLE XIII – DISPUTE RESOLUTION
     13.1 The Parties agree to effect all reasonable efforts to resolve any and all disputes between them in connection with this Agreement in an amicable manner.
     13.2 The Parties agree that any dispute that arises in connection with this Agreement and which cannot be amicably resolved by the parties shall be resolved by binding Alternative Dispute Resolution (ADR) in the manner set forth in Paragraph 13.3 through Paragraph 13.5.
     13.3 If a Party intends to begin ADR to resolve a dispute, such Party shall provide written notice to the other Party informing the other Party of such intention and the issues to be resolved. Within ten (10) business days after its receipt of such notice, the other Party may, by written notice to the Party initiating ADR, add additional issues to be resolved. If the Parties cannot agree upon the selection of a neutral within twenty (20) business days following receipt of the original ADR notice, a neutral shall be selected by the then President of the Center for Public Resources (CPR), 680 Fifth Avenue, New York, New York 10019. The neutral shall be a single individual having experience in the orthopedic surgical industry who shall preside in resolution of any disputes between the Parties. The neutral selected shall not be an employee, director or shareholder of either Party or an Affiliate or sublicensee.
     13.4 Each Party shall have ten (10) business days from the date the neutral is selected to object in good faith to the selection of that person. If either Party makes such an objection, the then President of the CPR shall, as soon as possible thereafter, select another neutral under the same conditions as set forth above. This second selection shall be final.
     13.5 The ADR shall be conducted in the following manner:
(a) No later than forty-five (45) business days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the Parties.
(b) At least five (5) days prior to the hearing, each Party must submit to the neutral and serve on the other Party a proposed ruling on each issue to be resolved. Such proposed ruling shall contain no argument on or analysis of the facts or issues, and shall be limited to not more than fifty (50) pages.
(c) The neutral shall not require or permit any discovery by any means, including depositions, interrogatories or production of documents.
(d) Each Party shall be entitled to no more than eight (8) hours of hearing to present testimony or documentary evidence. The testimony of both Parties shall be presented during consecutive calendar days. Such time limitation shall apply to any direct, cross or rebuttal testimony, but such time limitation shall only be charged against the Party conducting such direct, cross or rebuttal testimony it shall be the responsibility of the neutral to determine whether the parties have had the eight (8) hours to which each is entitled.
(e) Each Party shall have the right to be represented by counsel. The neutral shall have the sole discretion with regard to the admissibility of any evidence
[***] confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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(f) The neutral shall rule on each disputed issue within thirty (30) days following the completion of the testimony of both Parties. Such ruling shall adopt in its entirety the proposed ruling of one of the parties on each disputed issue.
(g) ADR shall take place in Chicago, Illinois. All costs incurred for a hearing room shall be shared equally between the Parties.
(h) The neutral shall be paid a reasonable fee plus expenses, which fees and expenses shall be shared equally by the Parties.
(i) The ruling shall be binding on the Parties and may be entered as an enforceable judgment by a state or federal court having jurisdiction of the Parties
     13.6 This Section XIII shall survive any termination of this Agreement.
ARTICLE XIV — NOTICES AND PAYMENTS
     Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such Party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other Party:
     In the case of Northwestern:
Director,
Technology Transfer Program
Northwestern University
1801 Maple Avenue
Evanston, Illinois 60201
     In the case of Z-Kat:
Wayne J. Kerness, MD
President Z-Kat Inc.
11645 Biscayne Blvd.
Suite 308
North Miami, Florida 33181
ARTICLE XV — GENERAL
     15.1 Force Majeure. Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, including without limitation earthquakes, governmental regulation, fire, flood, labor difficulties, interruption of supply of key raw materials, civil disorder, and acts of God, provided that the Party experiencing the delay promptly notifies the other Party of the delay.
     15.2 Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.
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     15.3 Applicable Law. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of Illinois, excluding its choice of law rules.
     15.4 Entire Agreement. This Agreement and the exhibits attached hereto constitute the entire, final, complete and exclusive agreement between the Parties and supersede all previous agreements or representations, written or oral, with respect to the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each Party.
     15.5 Headings. The headings for each article and section in this Agreement have been inserted for convenience or reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.
     15.6 Independent Contractors. The Parties are not employees or legal representatives of the other party for any purpose. Neither Party shall have the authority to enter into any contracts in the name of or on behalf of the other Party.
     15.7 Advertising. Z-Kat shall not use the name of the inventor listed in this Agreement, of any institution with which the inventor has been or is connected, nor the name of Northwestern in any advertising, promotional or sales literature, without prior written consent obtained from Northwestern in each case.
     15.8 Waiver. Any waiver (express or implied) by either Party of any breach of this Agreement shall not constitute a waiver of any other or subsequent breach.
     15.9 Counterparts. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.
     15.10 Patent Marking. Z-Kat agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.
     In Witness Whereof, the Parties have executed this Agreement effective on the date first set forth above.

Z-Kat, Inc.		NORTHWESTERN

By:	/s/ Wayne J. Kerness	By:	/s/ Lydia Villia-Komaroff

Name:	Wayne J. Kerness	Name:	Lydia Villa-Komaroff
Title:	President	Title:	Assoc. Vice President for Research & Graduate Studies
[***] confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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EXHIBIT A
U. S. Patent Application No. [***]
[***]
Inventors: [***] and [***]
Dated Filed: [***]
[***] confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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SCHEDULE 1
The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state. These shares have been acquired for an investment, and may not be sold or transferred in the absence of any effective registration statement of such shares under the Act and any applicable state securities laws or an opinion of counsel acceptable to counsel for the Corporation that registration is not required under such laws.
[***] confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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EXHIBIT B
PCT Application of U. S. Patent Application Serial No. [***], filed [***]
Australia
Canada
Israel
Japan
Republic of Korea
New Zealand
European Patent Office (includes Austria, Belgium, Switzerland/Liechtenstein, Germany, Denmark, Spain, Finland, France, United Kingdom, Greece, Ireland, Italy, Luxembourg, Monaco, Netherlands, Portugal and Sweden)
Countries Included Outside of PCT Agreement
Taiwan
[***] confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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EXHIBIT D
[ALLEN LICENSE AGREEMENT]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

LICENSE AGREEMENT
     THIS LICENSE AGREEMENT, made and dated as of the 31st day of August, 2001, by and between George S. Allen, M.D., Ph.D., an individual having offices at 4405 Warner Place, Nashville, TN 37205 (“Dr. Allen”) and Z-KAT, Inc., a Florida corporation having offices at 2901 Simms Street, Hollywood, Florida 33020 (“Z-KAT”).
Witnesseth
     WHEREAS, Dr. Allen, as owner, previously granted exclusive rights under certain patents and registration software copyrights to Picker International, Inc. a/k/a Marconi Medical Systems (“Picker” or “Marconi”); and
     WHEREAS, Z-KAT purchased certain image guided surgery assets from Marconi in September 2000; and
     WHEREAS, Z-KAT, by its purchase of the Marconi image guided surgery assets and rights took on certain obligations of Marconi with respect to the License Agreement of September 9, 1997 with Dr. Allen (the “Original Agreement”) as provided herein; and
     WHEREAS, as described more fully below, Z-KAT desires to retain certain modified rights and obligations under the Original Agreement and Dr. Allen wishes to continue the grant of such rights and obligations in a modified format, including those relating to the patents and registration software.
1 — Definitions
1.1	Affiliate when used in connection with Z-KAT shall mean any person or entity directly or indirectly controlling, controlled by, or under common control with Z-KAT. For the purpose of the preceding sentence, control shall mean ownership of fifty percent (50%) or more of the outstanding voting shares.

1.2	Asset Purchase Agreement shall mean a certain asset purchase agreement between Dr. Allen, Acustar, L.L.C. and Picker dated September 9, 1997, and attached
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

hereto as Exhibit 1.2. Through Z-KAT’s purchase of certain Marconi assets, it has certain rights respective of such agreement.

1.3	Trigger Date shall mean the earlier of the first commercial sale by Z-KAT of a Licensed Temporary or Permanent Marker or October 1, 2001.

1.4	Extended Royalty Period shall mean the period of time beginning upon expiration of the Initial Royalty Period and continuing until the last of the Licensed Patents to expire.

1.5	Fiducial Marker shall mean a marking device placed on or in the body to provide a reference, including Permanent and Temporary Markers, and further including related fixation, implantation, removal, and protection tools and devices.

1.6	Field shall mean:
1.6.1	navigational apparatus and methods for human or animal body parts, including the head, which utilize Fiducial Markers or define the location of any point in or on the body, including the research, design, evaluation, development, or improvement of such devices, apparatus, and methods;

1.6.2	Fiducial Markers and methods of use, including the research, design, evaluation, development, or improvement of devices, apparatus and methods; and

1.6.3	Surgical Guides, including the research, design, evaluation, development, or improvement of devices, apparatus and methods.
1.7	Image Guided Surgery System shall mean a frameless stereotaxic surgical system comprising a stand-alone workstation, infrared localizer and application software for real time and intra-operative revisualization of medical diagnostic images. Image Guided Surgery System shall not mean or include an MR, CT, or other diagnostic imaging system or any components or subsystems thereof with which an Image Guided Surgery System may be sold or used.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.8	Improvement shall mean any invention or discovery (including copyrightable material) in the Field, provided that the manufacture, use or sale of such invention or discovery, either alone or in connection with a Licensed Product or a Licensed Process, if unlicensed, would infringe one or more claims of one or more Licensed Patents.

1.9	Improvement Patent shall mean any patent or patent application which Dr. Allen during the term of this Agreement acquires title or otherwise the right to grant licenses thereunder and relating to any Improvement, together with any divisionals, continuations, continuations-in-part, or reissues thereof and any corresponding foreign applications or patents.

1.10	Initial Royalty Period shall mean the period of time beginning on the Trigger Date and continuing for the average term of the issued U.S. Patents listed in Schedule 1.13 and U.S. Patents issuing from U.S. Appl. Ser. No. [***] and U.S. Appl. Ser. No. [***], not including any patent issuing from a continuation in part application. An example of the calculation of the average term is attached as Schedule 1.10. The Original Agreement determined for the purpose of the foregoing calculation, any patent issuing from U.S. Appl. Ser. No. [***] shall be deemed to have issued the earlier of (i) its issue date; or (ii) three years from the Original Agreement. Schedule 1.13 reflects a date for this patent application of September 8, 2000 as determined by subsection (ii).

1.11	Licensed Surgical Guides shall mean Surgical Guides manufactured substantially in accordance with certain designs covered by one or more claims of one or more Licensed Patents.

1.12	Licensed Temporary Marker shall mean a Temporary Marker covered by one or more claims of one or more Licensed Patents.

1.13	Licensed Patents shall mean the patents and patent applications listed in Schedule 1.13 attached hereto and incorporated by reference herein and any patents resulting therefrom, together with any divisionals, continuations,
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

continuations-in-part, or reissues thereof and any corresponding foreign applications or patents, and any and all Improvement Patents and Permanent Marker Patents.

1.14	Licensed Permanent Markers shall mean Permanent Markers covered by one or more claims of one or more Permanent Marker Patents.

1.15	Licensed Process shall mean any process that practices a method covered by one or more of the claims of one or more Licensed Patents.

1.16	Licensed Products shall means any Z-KAT or sublicensee product covered by one or more claims of one or more Licensed Patents.

1.17	Licensed Registration Software shall mean certain software for the registration of Fiducial Markers in physical space and image space, including software for locating a Fiducial Marker in image space, the copyright interest which resides in Dr. Allen; but not including certain software purchased by Picker as part of the Asset Purchase Agreement and subsequently sold to Z-KAT.

1.18	Minimum Royalty shall mean the following for each year (12 consecutive month period, not a calendar year) beginning on the Trigger Date: year 1 — $[***]; year 2 - $[***]; year 3 — $[***]; year 4 — $[***]; and years 5 to the end of the Initial Royalty Period — $[***]; provided that, in the last year of the Initial Royalty Period, the Minimum Royalty shall be multiplied by a fraction whose numerator is the number of days between the starting date of the last year (determined in relation to the Trigger Date) and the end of the Initial Royalty Period and whose denominator is three hundred sixty five (365).

1.19	Net Sales shall mean the aggregate price at which products or processes are sold or leased by Z-KAT or an Affiliate, as charged or invoiced, whether by staggered payments or otherwise, to end-users, dealers, or distributors, after deducting any allowances expressly granted such as trade discounts, and after deducting commissions and royalties paid to third parties, sales and other taxes, tariffs and custom duties, freight and associated insurance costs, installation costs to the
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

extent such costs are included in the price of the product or process, warranty costs to the extent such costs are included in the price of the product or process, insurance costs, and customs or excise duties, and in connection with sales of Registration Software, Z-KAT’s actual reasonable out-of-pocket expenses for the development of an integrator’s package for use in connection with the Registration Software. If a product is leased, the selling price shall not be the price as charged but shall be the lease payments as they are made. Net Sales shall not be less than [***] percent of the aggregate invoiced price for domestic sales and not less than [***] percent than the aggregate invoiced price for international (non-U.S.) sales.

1.20	Permanent Marker shall mean a Fiducial Marker designed for substantially permanent attachment to the body. Permanent Marker includes related tools and devices, including fixation, implantation, location, removal, and protection tools and devices, includes tools and devices designed for use with Temporary Markers, but in no event would the royalty be duplicative. A requirement by the U.S. Food and Drug Administration or like foreign regulatory agency which limits the implant period of the Fiducial Marker which otherwise satisfies the requirements of this Section 1.20 shall not prevent a Fiducial Marker from being deemed a Permanent Marker.

1.21	Permanent Marker Patent shall have the meaning ascribed to it in Section 5.7 of this Agreement.

1.22	Permanent Marker Royalty Period shall mean the period of time beginning on the first commercial sale by Z-KAT of a Licensed Permanent Marker and extending until the earlier of (i) fourteen (14) years from the date of such commercial sale; or (ii) expiration of the last to expire of the Permanent Marker Patents.

1.23	Surgical Guides shall mean apparatus usable in connection with an Image Guided Surgery System for controlling the trajectory and/or the penetration of diagnostic or therapeutic medical instruments.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.24	Temporary Marker shall mean a Fiducial Marker other than a Permanent Marker, together with related tools and devices, including fixation, implantation, location, removal, and protection tools and devices. All implantable markers, by example the current Acustar kits, that are not Permanent Markers are also considered Temporary Markers.

1.25	Surface Marker may be either Temporary Markers or Permanent Markers, but have some portion on or above the surface of the tissue and is not attached to a bony structure.

1.26	Call Option shall mean the right of Dr. Allen to terminate this Agreement and regain control over the Licensed Patents and Licensed Process within the Call Option Period for the Call Option Price. Those rights that would transfer upon Dr. Allen’s exercise of the Call Option would include the transfer of ownership, title or other rights from Z-KAT to Dr. Allen for all Licensed Temporary Markers, Licensed Surgical Guides, Licensed Permanent Markers, Acustar production and related assets related to the Licensed Process and Patents, Acustar regulatory materials and termination of Z-KAT’s rights to any of the Licensed Patents and Licensed Process, except a world-wide, non-exclusive royalty free license to Z-KAT for the Licensed Registration Software for the use with Licensed Temporary or Permanent Markers; otherwise the parties will negotiate in good faith a royalty on the Net Sales value of the Licensed Registration Software. Dr. Allen’s exercise of the Call Option would waive and release Z-KAT of any obligation under this Agreement and only obligate Z-KAT to assist for sixty (60) days in transitioning the installed base and regulatory components of Licensed Products. Additionally, Dr. Allen will assume all distribution obligations for the Licensed Products.

1.27	Call Option Period shall mean the period of time starting on the date that Dr. Allen first provides Notice to Z-KAT of his intention to exercise his Call Option, and expiring 180 days later.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.28	Call Option Price shall be equal to all obligations of Z-KAT associated with the exercise of the Call Option (for example, the amount outstanding to the manufacturer for inventory of Temporary Markers) and expenses directly related to such transfer (for example, delivery and removal, regulatory fees), provided that Dr. Allen shall be entitled to all revenues associated with the expenses included in the Call Option Price, or such other amounts as the parties may agree. The Call Option Price shall be due in immediately available funds at the earlier of the transfer of the subject assets under the Call Option or 180 days from Dr. Allen’s first Notice to Z-KAT of his intention to exercise his Call Option.
2 — Grant
Dr. Allen hereby grants to Z-KAT the following licenses:
2.1	An exclusive, world-wide license to make, have made, use, sell, and otherwise dispose of Licensed Products and Licensed Processes.

2.2	An exclusive, world-wide right to sublicense the Licensed Patents and Licensed Processes to third parties to make, have made, use, sell, lease, and otherwise dispose of (at a royalty reflecting their fair market value) Licensed Products and Licensed Processes; provided, however, that Dr. Allen will have the right of approval with respect to sublicenses for the manufacture of such Licensed Products by third parties, which approval shall not be unreasonably withheld. Dr. Allen and Marconi identified to Z-KAT that Medsource f/n/a Act Medical could be an acceptable sublicensee to manufacture. Both parties understand that Medsource has not produced certain Licensed Products prior to its introduction by Dr. Allen and Marconi to Z-KAT. Dr. Allen acknowledges and agrees with Z-KAT’s hiring of Medsource to determine Medsource’s ability to properly manufacture certain Licensed Products. If Medsource is able to properly produce one or more Licensed Products according to the Z-KAT specifications, including good manufacturing practices, and such end-product meets Z-KAT’s specifications and Dr. Allen’s review, then Medsource will be an acceptable sublicensee to manufacture such one or more Licensed Products. In the event
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

that a sublicense for the manufacture of Licensed Products includes a provision allowing the sublicensee to have Licensed Products manufactured on its behalf by a third party, the sublicense shall include a provision which grants Dr. Allen a right of approval with respect to such third-party manufacturer(s) and any changes thereof, which approval shall not be unreasonably withheld. No such approvals shall be required for sublicenses granted to Affiliates of Z-KAT.

2.3	An exclusive, world-wide license to use, reproduce, modify (including the right to prepare derivative works), perform, display, and distribute the Licensed Registration Software, including the right to sublicense.
3 — Compensation
In consideration of the licenses granted hereunder, Z-KAT agrees to pay Dr. Allen royalties as follows:
3.1	For the Initial Royalty Period, [***] percent ([***]%) of the Net Sales of the Licensed Temporary Markers.

3.2	If Z-KAT sells the Licensed Registration Software as a separate line item in its invoice having a separate designated price, or as a stand alone product, then [***] percent ([***]%) of the Net Sales of the Licensed Registration Software is due to Dr. Allen. In any other event, no royalty shall be due for Licensed Registration Software to Dr. Allen as long as the Licensed Registration Software is used with the Licensed Fiducial Markers. However, the parties acknowledge that Z-KAT may be required to give away (free of charge) Licensed Registration Software to increase potential distribution of Fiducial Markers. Unless otherwise agreed by the parties, Z-KAT shall not sublicense, sell or otherwise provide Licensed Registration Software for use with Fiducial Markers other than Licensed Temporary or Permanent Markers.

3.3	For the Extended Royalty Period, [***] percent ([***]%) of the Net Sales of the Licensed Temporary Markers.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

3.4	For the Initial Royalty Period, [***] percent ([***]%) of the Net Sales of the Licensed Surgical Guides.

3.5	For the Permanent Marker Royalty Period, [***] percent ([***]%) of the Net Sales of the Licensed Permanent Markers less any royalty or other payment required to be paid by Z-KAT to a third party (including Vanderbilt University) in order to exercise its license rights in the Permanent Markers. The parties agree to negotiate in good faith an appropriate downward adjustment in the foregoing royalty, if any, consistent with licenses of similar inventions or discoveries and the scope of the available patent protection. In any event, the royalty to Dr. Allen shall not be less than [***]%.

3.6	For Licensed Temporary Markers in the Initial Royalty Period and Licensed Permanent Markers in the Permanent Marker Royalty Period, the royalty as described above in sections 3.1 and 3.5, respectively, unless Z-KAT in good faith believes it is necessary to license additional intellectual property from a third party in order to enhance the marketability, manufacturability, safety, efficacy or reliability of the respective marker. For every percentage point that Z-KAT must pay for such other intellectual property, it shall be entitled to reduce the royalty due to Dr. Allen by [***]% of the percentage amount paid. By example, if Z-KAT pays [***]% royalty for additional intellectual property, it shall be entitled to reduce Dr. Allen’s royalty by [***]% to a [***]% royalty for Surface Markers. In any event, the royalty to Dr. Allen shall not be less than [***]%.

3.7	All royalties resulting from sublicenses for the manufacture of Licensed Products shall be shared equally by Dr. Allen and Z-KAT, subject to a reasonable credit for expenses incurred by Z-KAT in obtaining the sublicense.

3.8	Reflecting the grant of exclusive rights under Section 2 above, the licenses granted under Section 2 above shall be subject to the Minimum Royalty. If the royalty paid to Dr. Allen in a given year exceeds the Minimum Royalty, the excess will be credited toward the Minimum Royalty obligation in succeeding
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

years. The above potential credit against the Minimum Royalty obligation in succeeding years shall not include the legal fee credit under Section 5.4.

Satisfaction of the Minimum Royalty is considered complete satisfaction of any duty, whether express or implied, imposed upon Z-KAT to commercially exploit its rights under this Agreement, and is accepted by Dr. Allen in lieu of any best efforts obligation on the part of Z-KAT.

Within sixty (60) days after the first days of January, April, July and October in each year that royalties are due, Z-KAT shall render a written report to Dr. Allen stating the quantity and Net Sales of all royalty bearing products sold or otherwise disposed of during the preceding three calendar months. The report for the quarter ending September 30 shall be deemed the final report for the year. Each report shall be accompanied by a remittance in full covering the royalties shown therein to be due. Royalties paid on royalty bearing products that are returned by customers may be credited against future royalty payments provided royalties are paid on such returned royalty bearing products that are later sold. Royalties need not be paid on royalty bearing products furnished to customers without charge to replace returned royalty bearing products on which royalties had previously been paid provided no credit is taken against royalty payments for such returned royalty bearing products. Royalty shall not be due for any royalty bearing products transferred to third party without charge for clinical testing, research or validation. Z-KAT shall be entitled to a royalty credit in instances where, contrary to the terms of sale or lease, payment has not been received within one hundred eighty (180) days of such sale despite reasonable efforts by Z-KAT to collect the amount due, provided that any such royalty credit shall be remitted to Dr. Allen if and when payment is received by Z-KAT.

3.9	Z-KAT shall keep true books of account containing an accurate and complete record of all data relating to the sales of royalty bearing products as necessary for the computation of royalties payable to Dr. Allen hereunder. Dr. Allen, at his expense, shall have the right to nominate an independent certified public
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

accountant, satisfactory to Z-KAT, who shall have access with one (1) month’s Notice, during reasonable business hours, to such of Z-KAT’s records as are reasonably necessary to verify the accuracy of the royalty payments required to be made and made under this Agreement, but this right may not be exercised more than once during each calendar year. Notwithstanding the foregoing, Z-KAT may, as a condition to granting access to its records, require the certified public accountant enter into an agreement not to disclose any information other than his determination of the royalty due hereunder to any person, except Dr. Allen. It being understood that information regarding customers, and marketing and other such information are confidential to Z-KAT and are not to be disclosed to third parties and Dr. Allen.

3.10	On the effective date of this Agreement, Z-KAT shall grant Dr. Allen or his designees an option to purchase 185,200 common shares of Z-KAT with an exercise price of $1.35 exercisable at any time for a period of 10 years after the date of this Agreement. This grant shall be governed by the provisions of the Stock Option Plan and attached hereto as Exhibit 3.10.
4 — Duties
4.1	At all times during the term of this Agreement, Dr. Allen will cooperate with Z-KAT in satisfying the requirements of all federal, state and local laws and regulations, and particular in relation to the requirements of the United States Food and Drug Laws and such other applicable laws and regulations as they relate to obtaining and retaining approval and/or clearance for the use of the items licensed hereunder.

4.2	Dr. Allen and Z-KAT agree that each party will not disclose to any third party, publish in any way, use for his own benefit or for the benefit of others without the prior written agreement of the parties as may be provided in this Agreement or otherwise, during or after the term of this Agreement, any information, ideas, conceptions, developments, processes, products, instrumentation, inventions or
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

commercial, financial or marketing information, except that there shall be no obligation as to such information which:
4.2.1	is or becomes part of the public domain or of public knowledge through no act or omission of the receiving party;

42.2	was in the possession of the receiving party prior to the disclosure by the other;

4.2.3	is disclosed to the public by a patent or in a patent application filed pursuant to this Agreement;

4.2.4	is independently developed without reference to confidential information disclosed hereunder;

4.2.5	is disclosed pursuant to discovery obligations in a litigation, subject to a protective order designed to preserve the confidentiality of the information so disclosed, and provided that both Dr. Allen and Z-KAT are provided with Notice of such disclosure prior to disclosure.
4.2.6 is used by Z-KAT, to the same extent that Z-KAT does not keep its own similar information confidential, in conjunction with its ability to market, sell or perform a product launch of a royalty bearing product.
4.3	Z-KAT, through the Marconi asset purchase, shall have no obligation of confidentiality with respect to those Assets purchased pursuant to the Asset Purchase Agreement. Use of the Licensed Registration Software pursuant to the licenses granted in the Agreement shall not be subject to this Section 4.2.

4.4	The obligation of confidence set forth in this Section 4 shall endure permanently and shall survive expiration or termination of this Agreement.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

5 — Inventions, Patents, and Copyrights
5.1	Effective as of September 7, 2000, Z-KAT will assume responsibility, at its expense, for prosecution of pending Licensed Patent applications and maintenance of the Licensed Patents. In the event that Z-KAT should elect not to maintain or prosecute a Licensed Patent, Z-KAT shall so advise Dr. Allen in writing, and Dr. Allen may do so at his expense, provided that Z-KAT’s license under said Licensed Patent shall become non-exclusive. Z-KAT’s election not to maintain or prosecute a Licensed Patent shall not be without reasonable basis.

5.2	Z-KAT shall have full and complete control over the prosecution of Licensed Patent applications but shall consult in good faith with and keep Dr. Allen advised as to such patent prosecution, including timely supplying to Dr. Allen copies of Official Actions, amendments and responses, and copies of any patents or other material provided therewith.

5.3	Upon request of Z-KAT, Dr. Allen will, alone or with others, execute all proper papers and cooperate to the fullest degree with Z-KAT in securing and maintaining the Licensed Patents and related copyrights.

5.4	Z-KAT assumed responsibility for reasonable legal fees and expenses incurred by Dr. Allen in connection with the Liebinger Interference beginning on September 7, 2000. The Original Agreement contemplated that, in the event that the cumulative expenses incurred in connection with the Liebinger Interference exceed [***] dollars ($[***]), any excess would be a credit toward future royalties due Dr. Allen in excess of the Minimum Royalty. Accordingly, such fees and expense paid by Picker plus those paid by Z-KAT, as detailed in Schedule 5.4, in connection with the Leibinger Interference in excess of [***] dollars ($[***]) shall be available for credit toward future royalties due Dr. Allen in excess of the Minimum Royalty.

5.5	In the event that one or more claims of one or more Licensed Patents is adjudicated invalid, the parties agree to negotiate in good faith appropriate
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

downward adjustments to the royalties and Minimum Royalties. In the event that the parties are unable to agree on an appropriate adjustment, the matter shall be subject to Section 10.1 of the Agreement. The arbitrator shall establish an appropriate downward adjustment, if any. The parties agree that the McCory claims involved in the Liebinger Interference were not material for purposes of such downward adjustment. The parties further agree that one or more claims of the Licensed Patents, other than the McCory claims involved in the Liebinger Interference, may be material for purposes of such downward adjustment.

5.6	In the event that Z-KAT does not elect to maintain or prosecute a Licensed Patent or Licensed Patent application pursuant to Section 5.1 above, at Dr. Allen’s option, he will assume responsibility for such Licensed Patents and Licensed Patent applications, including the responsibility for associated legal fees and expenses.

5.7	It is agreed that any inventions or discoveries (whether patentable or otherwise and including copyrightable material) in the Field conceived or first reduced to practice by Dr. Allen or by those working under this direction, solely or jointly with others, during the term of this Agreement will be disclosed to Z-KAT within forty five (45) days of the earlier of such conception or reduction to practice. For inventions or discoveries comprising Permanent Markers or Temporary Markers, Z-KAT may assume responsibility, at its expense, for prosecution of appropriate U.S. and foreign patent application(s), and any resulting patent(s) shall be deemed Permanent Marker Patents or Temporary Marker Patents, respectively. For inventions or discoveries comprising an Improvement or an improvement to the Licensed Registration Software, but not comprising Permanent Markers or Temporary Markers, Z-KAT may assume responsibility, at its expense, for prosecution of appropriate U.S. and foreign patent applications(s), and any resulting patent(s) shall be deemed an Improvement Patent; provided that in the event that Z-KAT does not elect to assume such responsibility, Dr. Allen may do so at his expense, and any resulting patent(s) shall be deemed an Improvement Patent, except that Z-KAT’s license therein shall be non-exclusive.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Z-KAT shall have the right of first refusal to negotiate an exclusive or non-exclusive, as may be desired by Z-KAT, license in all other inventions or discoveries in the Field under reasonable terms and conditions, including royalties, consistent with the terms, conditions, and royalties for licenses of similar inventions or discoveries. Dr. Allen is required to properly document his work, including conception, attempts to reduce to practice and all other records related to reduction to practice, through use of an engineering laboratory notebook (bound notebook having numbered pages) written in ink, dated and signed by a witness.

5.8	The parties agree and acknowledge that Z-KAT will offer consulting agreements to Dr. Allen, and at its option, other members of the Vanderbilt faculty and staff. Z-KAT and Dr. Allen agree that the results of work performed under the consulting agreements (the “Results”) shall be the property of Z-KAT. Notwithstanding the foregoing, the parties agree that, to the extent the Results comprise a Permanent Marker or Temporary Marker an Improvement, or an improvement to the Licensed Registration Software, any such items shall be subject to the payment of the royalty by Z-KAT to Dr. Allen which would otherwise be due pursuant to this Agreement, it being understood that such royalty shall not be additive to the royalties otherwise payable, subject to Section 3.5 regarding Vanderbilt University for Permanent Markers.
6 — Representations, Warranties, and Covenants
6.1	Z-KAT warrants to the best of its knowledge that it has obtained all of Picker’s rights and assumed those Picker obligations due subsequent to the acquisition of the subject rights, as described in the Original Agreement. The parties acknowledge and agree that the subject rights and obligations, per the September 9, 1997 agreement, are not duplicative or additional.

6.2	Each party hereto represents and warrants that it has the requisite power and authority to enter into this Agreement and to perform each and every term, provision and obligation of this Agreement, and that neither the execution nor
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

delivery of this Agreement will conflict with, or result in, a breach of the terms, provisions or obligations, or constitute a default under, any other agreement or instrument under which the party is obligated.

6.3	Dr. Allen further represents and warrants that, except as set forth in Schedule 6.3, no third party, including without limitation an academic institution (including Vanderbilt University), member of an academic institution, corporation or other entity, or any local state or federal government holds any property rights in the subject matter licensed hereunder and that Dr. Allen is able to consummate this Agreement in the capacity of a free agent.

6.4	Dr. Allen expressly represents and warrants that he holds record title, free and clear of all liens and encumbrances, in the Licensed Patents and that he holds title to the Registration Software, including the copyright interests therein, free and clear of all liens and encumbrances. The Licensed Patents have not been pledged or used as collateral in any respect whatsoever. There exists no condition affecting title to or use of any part of the Licensed Patents, which would prevent Z-KAT from exercising the rights granted hereunder.

6.5	Dr. Allen expressly represents and warrants that no claim of misappropriation or infringement related to the subject matter of the Licensed Patents or the Registration Software have been made by any third party, nor to Dr. Allen’s actual knowledge, have any such claims been threatened.

6.6	To Dr. Allen’s actual knowledge, the manufacture, use, performance or sale of products or services incorporating or in connection with the Licensed Patents does not infringe any intellectual property right of any third person.

6.7	Dr. Allen expressly represents and warrants that all tax returns, reports and declarations (the “Tax Returns”) required by any governmental authority to be filed in connection with the Licensed Patents and the Licensed Registration Software, properties, business, income, expenses, and net worth of Dr. Allen have been filed or will be filed when due, and such returns are or will be correct and
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

complete in all material respects. All tax due in connection with such properties, business, income, expenses, and net worth has been paid, or will be paid when due. There are no liens on Dr. Allen’s assets in respect of outstanding taxes.

6.8	Dr. Allen expressly represents and warrants that the patents listed in Exhibit A are valid and in full force and effect and, except as set forth in Schedule 6.7, are not subject to any taxes, maintenance fees or actions falling due within the next three months. Except in connection with the Leibinger Interference (Interference No. 103,657), there have been no interference actions, oppositions, requests for reexamination or other judicial, arbitration, or other adversary proceedings concerning the patents or patent applications listed in Schedule 1.13. Each patent application listed in Exhibit A is awaiting action by its respective patent office, or has recently been subject to such action and a timely response is being prepared.

6.9	Dr. Allen provided to Picker a favorable Opinion of Counsel as to the matters addressed in Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.7 and 6.8, and the same have been provided by Picker to Z-KAT.

6.10	Dr. Allen covenants and agrees that he will (i) pay any and all taxes, when due, on payments made by Z-KAT hereunder to Dr. Allen or his designee; (ii) not assign, encumber, or otherwise transfer, excluding sublicenses, the Licensed Patents without Z-KAT’s prior written consent, which consent shall not be unreasonably withheld; and (iii) not take any action which may impair Z-KAT’s exercise and engagement of the rights and licenses granted hereunder.
7 — Indemnity
7.1	Dr. Allen shall indemnify Z-KAT, its Affiliates, shareholders, directors, employees, officers and agents (against and hold them harmless from all liability loss, damage, or deficiency resulting from or arising out of any (i) inaccuracy in or breach of any representation or warranty by Dr. Allen in connection with this
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Agreement; or (ii) breach by Dr. Allen of any covenants or obligations under this Agreement.

7.2	Z-KAT shall indemnify Dr. Allen against and defend and hold him harmless from all liability, loss, damage, or deficiency asserted by a third party insofar as such liability, loss, damage, or deficiency arises from (i) defects in design, material or workmanship of Licensed Products or Licensed Processes sold or otherwise disposed of by Z-KAT; (ii) Z-KAT’s advertising or promotional materials; (iii) inaccuracy in or breach of any representation or warranty by Z-KAT in connection with this Agreement; or (iv) breach by Z-KAT of any covenants or obligations under this Agreement. This indemnity does not include claims against Dr. Allen or any other physician for medical malpractice.

7.3	Each party shall notify the other in writing within a reasonable time after initiation or threat of any claim, suit, action, or legal proceeding to which it may be entitled to indemnity under this Section 7. Subject to Section 7.1, Dr. Allen and Z-KAT agree to negotiate in good faith to determine whether Dr. Allen or Z-KAT shall undertake the defense of the Indemnitees (“Indemnitees” includes Dr. Allen or Z-KAT, its Affiliates, shareholders, directors, employees, officers and agents).

In the event that Z-KAT undertakes the defense of the Indemnitees as provided in Section 7.3 and Z-KAT is entitled to indemnification, then Z-KAT’s out-of-pocket costs and expenses in defending such suit (for the purposes of this Section 7.1, the “Defense Costs”) shall be a credit against payments which are or may be due Dr. Allen. In the event that Dr. Allen undertakes the defense of the Indemnitees, the cost and expense of such defense shall be borne be Dr. Allen.

The party undertaking the defense of the Indemnitees shall receive from the other the full and complete authority (after due consultation with the indemnified party), information, and assistance to the extent reasonably necessary to defend or settle any claim, suit, or proceeding. In the event Z-KAT undertakes such defense, Dr. Allen agrees to provide such information and assistance at his cost and expense.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

In the event Dr. Allen undertakes such defense, Z-KAT agrees to provide such information and assistance at its cost and expense. The party undertaking the defense of the Indemnitees agrees to consult with the other prior to selecting counsel for the purpose of discharging his obligations under this section. The parties agree to engage in such consultation in good faith, to give due consideration in good faith to the comments of the other, and to refrain from engaging any counsel who has or may have a conflict with the other. Each Indemnitee hereunder reserves and shall have the right to be represented by and to participate actively through his or her own counsel in any suit, action, or proceeding identified in this section, at his or her cost and expense. Z-KAT shall receive timely notification of any settlement agreement relating to claims of infringement prior to the execution thereof. No such settlement shall include any term or condition which would restrict, limit, impair, or otherwise affect any rights which Z-KAT (or any Indemnitee) otherwise may enjoy under this License without first receiving the prior written consent specifically agreeing to such restriction, limitation, impairment, or other effect.

7.4	Subject to the limitations contained in this Section 7.4, all payments which are or may be due to Dr. Allen, if any, shall be subject, as Z-KAT’s sole and exclusive remedy, to setoff in the amount of (i) any indemnification, including Defense Costs, to which Z-KAT may be entitled under this Agreement; or (ii) except for those royalties identified in Section 3.6 and Schedule 6.3, the amount of any royalty required to be paid by Z-KAT to a third party in order to exercise the license rights granted under this Agreement.

Z-KAT may setoff against all payments which are or become due Dr. Allen a reserve adequate to cover any reasonably anticipated liability resulting from a settlement, judgment, order or the like (the “Reserve Setoff”) with respect to any claim, suit, action, or proceeding to which Z-KAT (or any Indemnitee) may be entitled to indemnity under this Agreement. In any given quarter, the Reserve Setoff maybe taken only to the extent that the sum of the Defense Costs and the Reserve Setoff does not exceed fifty percent (50%) of the payments which would
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

otherwise be due to Dr. Allen during such quarter. The Reserve Setoff shall be deposited by Z-KAT in escrow until such time as the amount of the settlement, judgment, order or the like is finally determined. Any excess shall be returned to Dr. Allen; any shortfall may be setoff against any and all payments which are or may be due Dr. Allen under this Agreement.
Upon making any deduction for the Reserve Setoff, Z-KAT shall provide Dr. Allen with written Notice of same which written Notice shall set forth in reasonable detail the basis for such deduction. The parties shall attempt to resolve the issues giving rise to the deduction for the Reserve Setoff during the thirty (30) day period from and after the date of such written Notice. If the parties are unable to resolve such issues, the parties shall subject the dispute to non-binding mediation in Ft. Lauderdale or Miami, Florida with a mutually agreeable mediator, otherwise the local office of Ernst & Young, which shall seek to mediate a resolution for a sixty (60) day period from and after the expiration of the thirty (30) day period. If the parties are still unable to reach a resolution, either party may submit the matter to arbitration pursuant to Section 10.1 of this Agreement.
8 — Term and Termination
8.1	Unless otherwise terminated as provided herein, the Agreement shall remain in force until the expiration of the last to expire of the patents under which Z-KAT is licensed pursuant to this Agreement for each country where the patent has been obtained.

8.2	Upon termination of the Agreement for any cause, nothing herein shall be construed to release either party from any obligation accrued prior to the date of such termination. Z-KAT shall have the right to make, have made, use, and sell, at any time after termination, any products and processes licensed under this Agreement that are in inventory or being manufactured at the time of termination subject only to the obligation to pay royalties as provided in this Agreement.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

8.3	In the event that the Minimum Royalty for a given year has not been satisfied and after giving Z-KAT thirty (30) days written Notice to cure, or after Z-KAT provides written Notice that it will not satisfy the Minimum Royalty, Dr. Allen may, upon written Notice to Z-KAT within thirty (30) days from Dr. Allen’s receipt Z-KAT’s anticipatory Notice or after its failure to cure, as his sole and exclusive remedy, inform Z-KAT of his intention to act in the following manner:
(i)	Waive the Minimum Royalty for that given year, accept the amount paid as satisfaction, and continue under the Agreement as if the complete and full payment has been satisfied for that given year; or

(ii)	Exercise his Call Option within the Call Option Period for the Call Option Price, less the amount of any actual unpaid royalty, excluding the balance of any Minimum Royalty, due to Dr. Allen.
8.4	In the event Z-KAT no longer desires to maintain this exclusive license or practice under the Licensed Patents and this Agreement, it shall notify Dr. Allen in writing of such event and Dr. Allen may, upon written Notice to Z-KAT within thirty (30) days from Dr. Allen’s receipt of such Notice, as his sole and exclusive remedy, inform Z-KAT of his intention to act in the following manner:
(i)	Waive the Minimum Royalty obligations for two (2) years or more years, as negotiated, and accept any amounts paid as satisfaction of Minimum Royalty obligations for at least those two (2) years, and continue under the Agreement as if the complete and full payment of Minimum Royalty obligations for at least those two (2) years; or

(ii)	Exercise his Call Option within the Call Option Period for the Call Option Price, less the amount of any actual unpaid royalty, excluding the balance of any Minimum Royalty, due to Dr. Allen.
8.5	If Dr. Allen exercises his Call Option, to the extent the Fiducial Markers are subsequently available for sale, Dr. Allen will ensure the Z-KAT’s customers have access on terms and conditions reasonably similar to non-Z-KAT customers.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

9 — Patent Litigation
9.1	If, at any time during which Z-KAT has exclusive rights under this Agreement pursuant to Section 2 above, Z-KAT or Dr. Allen becomes aware of infringement of one or more the Licensed Patents, Z-KAT or Dr. Allen, as the case may be, shall give to the other party to this Agreement written Notice identifying the person, firm, corporation or other entity thought to be infringing the Licensed Patent and the circumstances of such infringement. Within one hundred twenty (120) days of receiving or giving the Notice, Z-KAT may, at its own expense and in the manner and to the extent provided below (i) take action to cause the cessation of such infringement or initiate legal action against the alleged infringer; or (ii) undertake to negotiate a sublicense to the Licensed Patent on terms agreeable to both Dr. Allen and Z-KAT.

In the event that Z-KAT receives a recovery from an infringer pursuant to clause (i) above or receives royalties from a sublicense negotiated pursuant to clause (ii) above, in excess of the costs and expenses of procuring such sublicense or recovery, Z-KAT shall pay to Dr. Allen forty (40%) percent of any such recovery. In the event Z-KAT files suit to enforce a Licensed Patent, Z-KAT may join Dr. Allen as a party in such suit, if it pays for all related expenses, as a party in such suit. In the event Dr. Allen files suit to enforce a Licensed Patent, Dr. Allen may join Z-KAT, if he pays for all related expenses, as a party in such suit. In the event that Z-KAT elects not take action against the identified infringer within the one hundred twenty (120) day period from receiving/providing the Notice, Z-KAT shall timely notify Dr. Allen. Dr. Allen and Z-KAT will consult with one another in an effort to determine whether a reasonably prudent licensor would institute such action to enforce the Licensed Patent(s) in question in light of all relevant legal, business, and economic factors (including, but not limited to, the projected costs of such litigation, the likelihood of success on the merits, the probable amount of any damage award, the prospects for satisfaction of any judgment against the alleged infringer, the possibility of counterclaims, the diversion of Dr. Allen’s and Z-KAT’s human and economic resources, and the
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

impact of any possible adverse outcome on Dr. Allen’s and Z-KAT’s respective reputations and goodwill). After such consultation, if Z-KAT and Dr. Allen have not reached agreement and Z-KAT does not file suit forthwith against the identified infringer, then Dr. Allen shall have the right to enforce the Licensed Patents against the infringer at his costs and expense, join Z-KAT as a co-plaintiff in such suit and Dr. Allen shall pay to Z-KAT fifty (50%) percent of any such recovery in excess of the costs and expense of procuring such recovery.

The parties recognize that each benefits from the continued sale by Z-KAT of Registration Software and Licensed Fiducial Markers, therefore, the parties recognize that Z-KAT shall have broad latitude, subject to good faith consultation with Dr. Allen, to enter into cross-licenses without additional compensation as may be necessary to allow the continued sale of Licensed Products and Licensed Processes by Z-KAT.

9.2	In any suit or dispute involving an infringer, the parties shall cooperate fully, and upon the request and at the expense of the party bringing suit, each party shall make available to the other at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens and the like which are in its possession. If the subject matter is confidential or proprietary in nature, the party wishing to disclose such material must obtain a sufficient protective order.
10 — Miscellaneous
10.1	Dr. Allen and Z-KAT will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and in a spirit of mutual cooperation. The parties acknowledge that Sections 3.5, 5.5, 7.3, 7.4 and 9.2 in particular require consultation and cooperation among them. In the event that, after consultation, the parties are unable to reach agreement, any claim or controversy arising out of Sections 3.5, 5.5, 7.3, 7.4 and 9.2 shall be settled by arbitration administered by the American Arbitration Association under its then-current Commercial Arbitration Rules, and judgment on any award rendered
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

by or finding of the arbitrator may be entered in any court having jurisdiction thereof. The site of the arbitration will be Ft. Lauderdale or Miami, Florida.

10.2	Subject to certain provisions of Sections 5.1 and 5.7, the failure of Z-KAT or Dr. Allen at any time or from time to time to exercise any of their respective rights under this Agreement shall not be deemed to be a waiver of any such rights or in any way to prevent Z-KAT or Dr. Allen from subsequently exercising any such rights.

10.3	All notices, elections, communications, and deliveries provided for in this Agreement shall be given in writing and shall be effective when either served by personal delivery, overnight delivery with signature or when actually received as shown by United States postal service receipt for registered or certified mail addressed to the party at their respective addresses or addresses as either party may later specify by written notice to the other (“Notice”);

Z-KAT:	Z-KAT, Inc.
2901 Simms Street
Hollywood, Florida 33020
Attn: Paul K. Silverberg, Vice President and General Counsel

With a copy to: Rony Abovitz, CEO

Dr. Allen:	George S. Allen, M.D., Ph.D.
4405 Warner Place
Nashville, TN 37205
10.4	Neither party shall assign or transfer its rights or privileges under this Agreement without the prior written consent of the other party; however, Z-KAT may assign or transfer its rights and privileges in connection with the transfer of substantially all of the assets of this product line or its Image Guided Surgery business or to an Affiliate. Any attempted assignment in contravention of the foregoing shall be void. This Agreement shall inure to the benefit of and be binding on the heirs, legal representatives, executors, administrators, successors and permitted assigns of the parties hereto.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

10.5	During the term of this Agreement, as to any claims, litigation, arbitrations, governmental investigations or audits of any sort related to the licenses granted hereunder, the parties shall cooperate with and assist each other in making available such records and other information, which are related to such claims, litigation, arbitrations, government investigations and audits as either party may reasonably request. The party requesting assistance hereunder shall reimburse the other party for its reasonable out-of-pocket expenses incurred in connection with the request.

10.6	Each party acknowledges that it has retained and utilized its own legal counsel in the negotiation and completion of this Agreement. Each party hereto shall pay its own expenses incurred in the completion of this transaction.

10.7	This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereto and supersedes all previous understandings, agreements and representations between the parties. Any modification of this Agreement shall be in writing and shall be signed by a duly authorized representative of each party. There are no understandings, representations, or warranties except as herein expressly set forth, and no rights are granted hereunder except as expressly set forth herein.

10.8	This Agreement shall be interpreted and construed in accordance with the laws of the State of Florida, United States of America, notwithstanding principles of conflict of laws. Venue for any matters between the parties shall be in Broward County Florida. Both parties agree to and waive any object to personal jurisdiction in the State of Florida and this County.

10.9	The parties hereto agree that the terms of this Agreement shall remain confidential, and that neither party shall disclose the terms hereof to any third party without first securing the other party’s prior written consent except that either party may disclose this Agreement to any of its affiliates and representatives as defined in the Confidentiality Agreement executed between the Parties on October 20, 2000 attached hereto as Exhibit 10.9, its auditors or attorneys or pursuant to obligations
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

of law. In the event this document is described referenced, identified or subject to any legal process requiring disclosure thereof, the party on whom such legal process is served shall notify the other party hereto as soon as practicable of the pendency of such legal proceedings.

10.10	Neither party shall be liable to the other for punitive, special or consequential damages of any kind arising out of this Agreement or any related action or for any cause of action whatsoever, whether based in contract or tort including negligence.

10.11	If any part of this Agreement or the application thereof in the circumstances is declared invalid or inoperative, the application thereof in other circumstances and the remainder of this Agreement, shall not be effected thereby provided the basic intent of the parties has not been thus rendered incapable of achievement. It is agreed and understood between the parties that where any provisions of this Agreement are in violation of any of the laws and/or regulations of the United States government/or State of Florida, such provisions shall be automatically rendered null and void and the parties agree to negotiate in good faith an acceptable substitute where possible to such provisions.

10.12	Headings used in this Agreement are for reference purposes only and shall not be deemed part of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one in the same agreement.

10.13	This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

10.14	Nothing in this Agreement shall be construed to create relationship of partners or joint venturers or principal and agent, or employer and employee, or master or
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

servant, and neither party shall have the power to obligate or bind the other in any manner whatsoever.

10.15	Neither Dr. Allen nor Z-KAT shall be responsible for and the terms of this Agreement shall be inapplicable to any defaults or delays which are due to causes beyond Dr. Allen’s or Z-KAT’s control including, without limitation, acts of God or public enemy, acts or any order of a government, fire, flood or other natural disasters, embargoes, accidents, explosions, strikes or other labor disturbances (regardless of the reasonableness of the demands of labor), shortages of fuel, power or raw materials, inability to obtain or delay of transportation facilities, incidents or war, or other events causing the inability of Dr. Allen or Z-KAT acting in good faith with due diligence, to perform its obligations under this Agreement.
     IN WITNESS WHEREOF the undersigned parties represent that they have carefully read the foregoing terms of this Agreement on behalf of their respective interests, and that they know the contents of this Agreement, and that they have signed the same as their own respective free acts.

Z-KAT, INC.	GEORGE S. ALLEN, M.D., Ph.D.

/s/ Rony Abovitz	/s/ George S. Allen

Rony Abovitz	George S. Allen, M.D., Ph.D.
CEO

Date: 8-31-2001	Date: 9-10-2007
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 1.2
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit D to such License Agreement (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this schedule.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 1.10
Replace with existing spreadsheet
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit D to such License Agreement (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this schedule.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 1.13
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit D to such License Agreement (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this schedule.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 5.4
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit D to such License Agreement (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this schedule.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 6.3
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit D to such License Agreement (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this schedule.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Schedule 6.7
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit D to such License Agreement (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this schedule.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit A
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit D to such License Agreement (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 1.2
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit D to such License Agreement (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 3.10
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit D to such License Agreement (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit 10.9
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit D to such License Agreement (i.e., the Agreement, between Z-KAT and George S. Allen) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

George S. Allen, M.D., Ph.D.
VIA FACSIMILE and U.S. MAIL
February 06, 2004
Maurice Ferré
President & CEO
Z-KAT Corporation
2001 Simms Street
Hollywood, Florida 33020

Re:	Amendment Of 31 August License Agreement
Dear Maurice:
I am writing to confirm the details of an amendment to the agreement between George S. Allen, M.D., Ph.D. (“Allen”) and Z-KAT, Inc. (“Z-KAT”) dated 31 August, 2001 (“License Agreement”). The changes are reflected for applicable sections and paragraphs, with text elimination and additions represented by strike-thrus and underline respectively.
• Paragraph 1.10: Initial Royalty Period shall mean the period of time beginning on the Trigger Date and continuing for the average term of the issued U.S. Patents listed in Schedule 1.13 and U.S. patents issuing from U.S. Appl. Ser. No. [***] and U.S. Appl. Ser. No. [***], not including any patent issuing from a continuation in part application. Pursuant to agreement between the parties as of 01, January 2004, the Initial Royalty Period shall include and mean a period of one year after the average term (“the Extended Average Term”) as such average term is determined by the methods established by the provisions of the License Agreement between the parties dated 31, August 2001. An example of the calculation of the average term and the Extended Average Term is attached* as Schedule 1.10. The Original Agreement determined........”
• Paragraph 1.18: Minimum Royalty shall mean the following for each year (12 consecutive month period, not a calendar year) beginning on the Trigger Date: year 1 — $[***]; year 2 -$[***]; year 3 — $[***]; year 4 — $[***]; year 5 — $[***]; and year 6 to the end of the Initial Royalty Period - $[***]; provided that, in the last year.......”.
If this letter accurately reflects your understanding of the amendments as set forth above, please sign the two copies of this letter as included herein, retain one for your files, and return one copy to the undersigned.
Best regards,
George S. Allen, M.D., Ph.D.
GSA/rd
Enclosures
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

George S. Allen, M.D., Ph.D.

For George S. Allen

For George S. Allen, M.D., Ph.D.	For Z-KAT, Inc.:

/s/ George Allen	/s/ Fritz LaPorte

George S. Allen, M.D., Ph.D.	Fritz LaPorte, CFO

2/27/04	2/24/07

Date	Date

*	A revised Schedule 1.10 will be prepared and attached to this amendment at a later date.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

FIRST AMENDMENT TO LICENSE AGREEMENT
     THIS FIRST AMENDMENT TO LICENSE AGREEMENT (this “Amendment”) is entered into as of the 18th day of August, 2004 (the “Effective Date”), by and between Z-KAT, Inc., a Florida corporation having an office at 2901 Simms Street, Hollywood, Florida 33020 (“Z-KAT”), and George S. Allen, M.D., Ph.D., with an address at 4405 Warner Place, Nashville, Tennessee 37205 (“Dr. Allen”).
WITNESSETH:
     WHEREAS, Z-KAT and Dr. Allen entered into that certain License Agreement dated as of August 31, 2001, with respect to the grant of a license to certain patents owned by Dr. Allen to Z-KAT to make, have made, use, sell, lease and otherwise dispose of any product covered by one or more claims in the patents identified therein in consideration for royalties to be paid by Z-KAT to Dr. Allen in accordance with the terms thereof (the “License Agreement”); and
     WHEREAS, the parties desire to reflect the assignment of the License Agreement from Dr. Allen to Marker, LLC, a Tennessee limited liability company; and
     WHEREAS, Z-KAT and Dr. Allen desire to enter into this Amendment for the purpose of amending the License Agreement and evidencing said assignment and assumption, all as more particularly hereinafter set out; and
     WHEREAS, Marker, LLC is a party to this Amendment for the sole purpose of assuming the obligations of Dr. Allen under the License Agreement.
     NOW, THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be legally bound, agree as follows:
     1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the meanings given to them in the License Agreement.
     2. Amendment of Licensing Agreement. Dr. Allen hereby conveys, grants, transfers and assigns to Marker, LLC his entire right, title and interest in the License Agreement. Marker, LLC accepts the foregoing assignment and hereby assumes, and agrees to perform, all the terms, covenants and conditions to be performed on the part of Dr. Allen under the License Agreement to the extent such obligations accrue from and after the Effective Date hereof. The reference to “George S. Allen, M.D., Ph.D., an individual having offices at 4405 Warner Place, Nashville, TN 37205” in the first paragraph of the License Agreement shall be changed to “Marker, LLC, a Tennessee limited liability company” and all references to “Dr. Allen” under the terms of the License Agreement shall be changed to “Marker, LLC”.
     3. Acknowledgement of Assignment by Z-KAT. Z-KAT hereby acknowledges, consents and agrees to the assignment of the License Agreement by Dr. Allen to Marker, LLC. Z-KAT acknowledges (a) Marker, LLC as a party to the License Agreement and as the licensor of the Licensed Patents; and (b) Marker, LLC’s right, title and interest in and to the Licensed Patents. Pursuant to the terms of the License Agreement, Marker, LLC shall be entitled to
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

receive, and Z-KAT shall pay to Marker, LLC, the Minimum Royalty and royalties based on Z-KAT’s Net Sales in accordance with the terms thereof.
     4. License Agreement in Full Force and Effect. Except as amended by this Amendment, the License Agreement, as originally executed by Z-KAT and Dr. Allen, shall continue in full force and effect and is hereby ratified and confirmed.
     5. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, without regard to the choice of law provisions thereof.
     6. Counterparts. This Amendment may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.
     7. Entire Agreement; Modification. This Amendment is hereby incorporated into the License Agreement by reference. This Amendment together with License Agreement contains the complete expression of the agreement between the parties with respect to the matters addressed herein and there are no promises, representations, or inducements except as herein provided. The terms and provisions of this Amendment may not be modified, supplemented, or amended except in writing signed by all parties hereto. All teams of this Amendment shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
[Signature Page Follows.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date first above written.

Z-KAT, INC.		GEORGE S. ALLEN, M.D., Ph.D.

By:	/s/ Maurice R. Ferre	By:	/s/ G.S. Allen

(Authorized Signature)		(Authorized Signature)

Maurice R. Ferre’		G.S. Allen

Printed Name		Printed Name

President & CEO		8/09/04

Title		Date

Aug. 18, 2004

Date

MARKER, LLC

		By:	/s/ G. S. Allen

(Authorized Signature)

G. S. Allen

Printed Name

President

Title

8/09/04

Date
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT E
[BARRETT LICENSE AGREEMENT]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Effective Date 3/12/98
BARRETT TECHNOLOGY, INC.
Z-KAT, INC.
EXCLUSIVE LICENSE AGREEMENT
(rev. 3/12/98-a)
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS

RECITALS	1

1. Definitions	1

2. Grant of Rights	3

3. Company Obligations Relating to Commercialization	5

4. Consideration for Grant of Rights	8

5. Reports; Payments: Records	9

6. Patent Prosecution	11

7. Infringement	11

8. Term and Termination	12

9. Dispute Resolution	13

10. Confidential Information	14

11. Miscellaneous	15

EXHIBIT A — List of Patents	18

EXHIBIT B — List of Copyrights	18
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

BARRETT TECHNOLOGY, INC.
EXCLUSIVE LICENSE AGREEMENT
(rev. 3/12/98-a)
     This Agreement made this 12th day of March, 1998, (the “Effective Date”), by and between Barrett Technology, Inc., a Massachusetts corporation having a principal office at 139 Main Street, Kendall Square, Cambridge, Massachusetts, 02142 (hereinafter referred to as “Barrett”), and Z-Kat, Inc., a Florida corporation having a principal office at 11645 Biscayne Blvd., Suite 308, North Miami, Florida 33181 (hereinafter referred to as “Company”) (each a “Party” and collectively the “Parties”).
RECITALS
     WHEREAS, Barrett is the owner of certain patent rights and copyrights or has the right to license certain patent rights under that certain Exclusive Patent License Agreement (the “M.I.T. License Agreement”) effective as of January 28, 1998 by and between the Massachusetts Institute of. Technology (hereinafter referred to as “M.I.T.”) and Barrett and know-how relating to the Barrett WAM (Whole Arm Manipulator) Technology, and has the right to grant sublicenses under the M.I.T. License Agreement for the purposes contemplated hereunder;
     WHEREAS, Barrett desires to have the copyright rights, patent rights, trade secrets, know-how, and other intellectual property rights developed and commercialized to benefit the public and is willing to grant a license for the purposes contemplated hereunder;
     WHEREAS, Company desires to obtain an exclusive license under the copyright rights, patent rights, trade secrets, and know-how, and other intellectual property rights upon the terms and conditions hereafter set forth;
     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto agree as follows:
1. Definitions.
     1.1. “Affiliate” shall mean any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by Company. For the purposes of this definition, the term “control” means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.
     1.2. “Exclusive Period” shall mean the period of time set forth in Section 2.2.
     1.3. “Field” shall mean all medical procedures including, but not limited to, Image Guided Surgery (including, but not limited to, Coordinated Fluoroscopy, Fluoroscopy, Magnetic Resonance Imaging, CT, CineCT, Ultrasound, and Video), Orthopedic Surgery, Spinal Surgery, Laparoscopy, Endoscopy, all minimally invasive surgical procedures, all Radiological procedures, Neurosurgery, Maxillofacial/Dental Surgery, Cardiovascular Surgery, Gastrioenterology, and
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Nephrology, but excluding Physical Therapy, Ophthalmology, and non-surgical applications of Chiropracty.
     1.4. “Licensed Product” shall mean any product for which; if it were manufactured, used, leased, or sold, in whole or in part, in the United States; then it would infringe one or more claims under the Patent Rights.
     1.5. “Licensed Process” shall mean any process for which, it could not be performed, in whole or in part, without using at least one process which would infringe one or more claims under the Patent Rights, if performed in the United States.
     1.6. “U.S. Licensed Product” shall mean any product that cannot be manufactured, used, leased, or sold, in whole or in part, without infringing one or more claims under the Patent Rights.
     1.7. “U.S. Licensed Process” shall mean any process that cannot be performed, in whole or in part, without using at least one process that infringes one or more claims under the Patent Rights.
     1.8. “Net Revenues” shall mean the gross amount billed or invoiced by Company and its Affiliates and Sublicensees for Licensed Products and Licensed Processes, less the following: (i) customary trade, quantity, or cash discounts to the extent actually allowed and taken; (ii) amounts repaid or credited by reason of rejection or return; (iii) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a Licensed Product or Licensed Process which is paid by or on behalf of Company; and (iv) outbound transportation costs prepaid or allowed and costs of insurance in transit.
     No deductions shall be made for commissions paid to individuals whether they are with independent sales agencies or regularly employed by Company and on its payroll, or for cost of collections. Net Revenues shall occur on the date of invoice or billing for a Licensed Product or Licensed Process. If a Licensed Product or a Licensed Process is distributed, billed or invoiced to Affiliates or others at a discounted price that is substantially lower than the customary price charged by Company to independent third parties, Net Revenues shall be calculated based on the invoice amount of the Licensed Product or Licensed Process to an independent third party during the same Royalty Period or, in the absence of such invoice, on the fair market value of the Licensed Product or Licensed Process as mutually determined by the parties in good faith.
     Neither Company nor an Affiliate nor any Sublicensee shall accept non-monetary consideration for any Licensed Products or Licensed Processes without the prior written consent of Barrett.
     1.9. “U.S. Net Revenues” shall mean the subset of the gross amount billed or invoiced by Company and its Affiliates and Sublicensees, as defined by Net Revenues under Section 1.8, limited to U.S. Licensed Products and U.S. Licensed Processes.
     1.10. “Foreign Net Revenues” shall mean the difference between Net Revenues and U.S. Net Revenues.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2

     1.11. “Patent Rights” shall mean:
          (a) the United States Patents listed on Exhibit A;
          (b) any patents resulting from reissues, reexaminations, or extensions of the patents described in (a) above.
     1.12. “Copyright Rights” shall mean the copyright listed on Exhibit B attached hereto and incorporated herein by reference in all substitutions, additions, extensions, reissues, renewals, divisions, continuations and continuations-in-part thereof and any foreign counterparts thereto.
     1.13. “Know-How” shall mean any and all technical information existing as of the Effective Date or generated during the term of this Agreement which is owned or controlled by Barrett and directly relates to Licensed Products, and/or the Patent Rights, and shall include, without limitation, manufacturing data and any other information relating to the Licensed Products and useful for the development, commercialization or safety and effectiveness of the Licensed Products.
     1.14. “Other Intellectual Property Rights” shall mean those trade secrets and other intellectual property relating to the Barrett Whole Arm Manipulator Technology, including but not limited to those listed as Exhibit B.
     1.15. “Reporting Period” shall begin on the first day of each calendar quarter and end on the last day of such calendar quarter; except that the first and last Reporting Periods under this Agreement may be partial calendar quarters in that the first Reporting Period shall begin on the Effective Date, and the last Reporting Period shall end on the later of (i) the date of termination of this Agreement or (ii) the date upon which Company completes and sells its remaining work-in-progress and inventory of Licensed Products pursuant to Section 8.5.
     1.16. “Sublicense Income” shall mean any payments that Company receives from a Sublicensee in consideration of the sublicense of the rights granted Company under Section 2.1., including without limitation license fees, milestone payments, license maintenance fees, and other payments, but specifically excluding royalties.
     1.17. “Sublicensee” shall mean any permitted sublicensee of the rights granted Company under this Agreement, as further described in Section 2.3.
     1.18. “Term” shall mean the term of this Agreement as further defined in Section 8.1. below.
     1.19. “Territory” shall mean worldwide.
2. Grant of Rights.
     2.1. License Grants. Subject to the terms of this Agreement, Barrett hereby grants to Company and its Affiliates a royalty-bearing license under its commercial rights in the Patent Rights, Copyright Rights, Trade Secrets, and Know-How, to the extent not prohibited by other
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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patents, to develop, make, have made, use, sell, lease, and import Licensed Products in the Field in the Territory and to develop and perform Licensed Processes in the Field in the Territory.
     2.2 Exclusivity.
     (a) In order to establish an Exclusive Period for Company, with the exceptions of retained rights by M.I.T. and the Federal Government according to Section 2.4, Barrett agrees that it shall not grant any other license to make, have made, use, sell, lease and import Licensed Products in the Field in the Territory or to develop and perform Licensed Processes in the Field in the Territory during the Term unless said Exclusive Period is terminated pursuant to the provisions of Section 3.1.
     (b) Upon expiration of the Exclusive Period, the license granted hereunder shall become nonexclusive and shall extend to the end of the Term, unless sooner terminated as provided in this Agreement.
     2.3. Sublicenses. Company shall have the right to grant sublicenses of its rights under Section 2.1. only during the Exclusive Period. Such sublicenses may extend past the expiration date of the Exclusive Period, but any exclusivity of such sublicense shall expire upon the expiration of the Exclusive Period. Company shall incorporate terms and conditions into its sublicense agreements sufficient to enable Company to comply with this Agreement. Company shall promptly furnish Barrett with a fully executed copy of any sublicense agreement. Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a license from Barrett. Barrett agrees to negotiate such licenses in good faith under reasonable terms and conditions.
     2.4. Retained Rights.
          (a) M.I.T. M.I.T. retains the right to practice under the Patent Rights for research, teaching, and educational purposes, without payment of compensation to Company only for the patents assigned to M.I.T. in Appendix A.
          (b) Federal Government. To the extent that any invention claimed in the Patent Rights has been partially funded by the federal government, Company acknowledges that the federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any Patent Rights. This Agreement and the grant of any rights in such government funded inventions in the Patent Rights are subject to and governed by federal law as set forth in 35 U.S.C. §§ 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations. If any term of this Agreement fails to conform with such laws and regulations, the relevant term shall be deemed an invalid provision and modified in accordance with Section 11.10.
     2.5. Rights in Fringe Areas of Medical Applications. Barrett hereby grants to Company a right of first refusal on a license or sublicense, either exclusive or nonexclusive, under the Copyright Rights, Patent Rights, Other Intellectual Property Rights and Know-How to develop, modify, make, have made, use, offer for sale, market, sell, license, sublicense or lease Licensed Products in the Territory in the fields of Ophthalmology and non-surgical applications of Chiropracty such that Barrett shall not offer or grant an exclusive or non-exclusive license or
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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sublicense without first offering such license or sublicense to Company, and within sixty (60) calendar days following the receipt of such offer, Company shall have the right to accept such offer by executing a license or sublicense agreement mutually acceptable to both parties. Barrett agrees to use good faith in negotiating such license or sublicense agreement.
     2.6. Continued Development by Barrett. In the event that Company shall solicit from third parties offers to perform engineering changes and/or improvements to the Licensed Products, Barrett shall have a right of first refusal to perform such changes and/or improvements. Company agrees to provide Barrett a copy of the bona fides offer that Company would have accepted but for Barrett’s right of first refusal. Company agrees to select such offer in good faith. If Barrett cannot perform the same changes and/or improvements at a cost equal to or less than such offer, then Company retains the right to decline Barrett the right to perform such changes and/or modifications. If Company does not decline Barrett, then Company and Barrett agree to negotiate compensation for such engineering changes and/or improvements in good faith. Company and Barrett shall retain or receive, as the case may be, a royalty-free exclusive license to all engineering changes and/or improvements to the licensed products in their respective fields of use and each party shall enter into all assignments or other documents reasonably requested to affirm the rights under such license.
     In the event Barrett does not perform a set of engineering changes and/or improvements, Barrett shall not lose its right of first refusal in future engineering changes and/or improvements. If Barrett chooses not to perform any engineering changes and/or improvements, Barrett shall agree to provide Company with sufficient technical support regarding the Licensed Products. Company and Barrett agree that the compensation for such technical support should be negotiated for in good faith. The technical support shall include manufacturing know-how, engineering design, operation, maintenance, servicing, related industrial trade secrets, and any special assistance required for Company to obtain Food and Drug Administration (“FDA”) market clearance. Barrett shall also provide Company with the appropriate technical documentation (drawings, instructions, specifications, etc.). Barrett shall also make key personnel reasonably available, including William Townsend, President & CEO of Barrett, for such technical support.
     2.7. No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon Company by implication, estoppel, or otherwise as to any technology or patent rights of Barrett or any other entity other than the Patent Rights, regardless of whether such rights shall be dominant or subordinate to any Patent Rights.
3. Company Obligations Relating to Commercialization.
     3.1. Diligence Requirements. Company shall use diligent efforts, or shall cause its Affiliates and Sublicensees to use diligent efforts, to develop Licensed Products or Licensed Processes and to introduce Licensed Products or Licensed Processes into the commercial market; thereafter, Company or its Affiliates or Sublicensees shall make Licensed Products or Licensed Processes reasonably available to the public. Specifically, Company or Affiliate or Sublicensee shall fulfill the following obligations:
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     (a) By June 1, 1998, Company shall furnish Barrett with a written research and development plan under which Company intends to develop U.S. Licensed Products, U.S. Licensed Processes, Foreign Licensed Products, or Foreign Licensed Processes.
     (b) Within forty-five (45) days after the end of each calendar year, Company shall furnish Barrett with a written report on the progress of its efforts during the immediately preceding calendar year to develop and commercialize Licensed Products or Licensed Processes, including without limitation research and development efforts] efforts to obtain regulatory approval, marketing efforts, and sales figures. The report shall also contain a discussion of intended efforts and sales projections for the current year.
     (c) Beginning with the calendar year 2001, the Company or its sublicensee(s) shall sell, or the Company or sublicensee(s) shall purchase from Barrett, at least two (2) U.S. Licensed Products, in the aggregate, during the calendar year 2001 and each calendar year thereafter of this Agreement.
     (d) Company shall develop a prototype device capable of performing cadaver studies within twelve (12) months of the Effective Date of this Agreement;
     (e) Company shall conduct a cadaver study within six (6) months after the development of the prototype device in order to determine the efficacy of the prototype device; and
     (f) Company shall use commercially reasonably efforts to obtain FDA market clearance.
     (g) Company and/or its strategic distribution partners shall spend $[***] during the last three (3) calendar quarters of 1998 and, beginning with the calendar year 1999, $[***] per year for years in which this agreement is still in effect. This expenditure shall be used to support R&D, commercialization, marketing, quality assurance, regulatory, design for safety, design improvements, manufacturing, and technical support training. Financial information supporting the minimum expenditures shall be included in the report required in Section 3.1(b), including but not limited to such information as percent of an employee’s salary cost, consultant’s bills, travel, regulatory fees, equipment cost, cadaver test costs, and direct manufacturing costs.
     In the event that Barrett determines that Company (or an Affiliate or Sublicensee) has not fulfilled its obligations under this Section 3.1., Barrett shall furnish Company with written notice of such determination. If Company fails to fulfill the obligations of Sections 3.1(a), (b), (d), (e), (b), or (g) within forty-five (45) days after receipt of such notice, Barrett may terminate this Agreement immediately upon written notice to Company. If Company has fulfilled the obligations of Sections 3.1(a), (b), (d), (e), (f), or (g), but not those of Section 3.1(c) within forty-five (45) days after receipt of such notice, Barrett shall have the right to terminate the Exclusive Period and to grant additional licenses to third parties to Patent Rights.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     3.2. Indemnification.
          (a) Indemnity. Company shall indemnify, defend, and hold harmless Barrett and M.I.T. and their trustees, directors, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) concerning any product, process, or service that is made, used, sold, or imported pursuant to any right or license granted under this Agreement.
          (b) Procedures. The Indemnitees agree to provide Company with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. Company agrees, at its own expense, to provide attorneys reasonably acceptable to Barrett to defend against any such claim. The Indemnitees shall cooperate fully with Company in such defense and will permit Company to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of Company, if representation of such Indemnitee by the counsel retained by Company would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel. Company agrees to keep Barrett informed of the progress in the defense and disposition of such claim and to consult with Barrett with regard to any proposed settlement.
          (c) Insurance. Company shall obtain and carry in full force and effect commercial general liability insurance, including product liability and errors and omissions insurance which shall protect Company and Indemnitees with respect to events covered by Section 3.2(a) above. Such insurance shall be issued by an insurer pre-approved by Barrett, such approval not to be unreasonably withheld, shall list Barrett and M.I.T. as an additional named insured thereunder, shall be endorsed to include product liability coverage, and shall require forty-five (45) days written notice to be given to Barrett prior to any cancellation or material change thereof. The limits of such insurance shall not be less than One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for bodily injury including death; One Million Dollars ($1,000,000) per occurrence, with an aggregate of Three Million Dollars ($3,000,000) for property damage; and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for errors and omissions. In the alternative, Company may self-insure subject to prior approval of Barrett. Company shall provide Barrett with Certificates of Insurance evidencing compliance with this Section. Company shall continue to maintain such insurance or self-insurance after the expiration or termination of this Agreement during any period in which Company or any Affiliate or Sublicensee continues (i) to make, use, or sell a product that was a Licensed Product under this Agreement or (ii) to perform a service that was a Licensed Process under this Agreement, and thereafter for a period of five (5) years.
     3.3. Use of M.I.T. or Barrett Name. Company and its Affiliates and Sublicensees shall not use the name of “Massachusetts Institute of Technology,” “Lincoln Laboratory,” “Barrett Technology, Inc.,” or any variation, adaptation, or abbreviation thereof, or of any of their trustees,
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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directors, officers, faculty, students, employees, or agents, or any trademark owned by M.I.T. or Barrett, or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of Barrett. The foregoing notwithstanding, without the consent of Barrett, Company may state that it is licensed by Barrett and (indirectly by) M.I.T. under one or more of the patents comprising the Patent Rights or one or more copyrights comprising the Copyright Rights and may disclose such information in any prospectus, offering memorandum, or other document or filing required by applicable securities laws or other applicable law or regulation.
     3.4. Marking of Licensed Products. To the extent commercially feasible and consistent with prevailing business practices, Company shall mark, and shall cause its Affiliates and Sublicensees to mark, all Licensed Products that are manufactured or sold under this Agreement with the number of each issued patent under the Patent Rights that applies to such Licensed Product.
     3.5. Compliance with Law. Company shall use reasonably commercial efforts to comply with, and shall ensure that its Affiliates and Sublicensees use reasonably commercial efforts to comply with, all commercially material local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of Licensed Products and Licensed Processes. Company expressly agrees to comply with the following:
     (i) Company and its Affiliates and Sublicensees shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. Company hereby gives written assurance that it will comply with, and will cause its Affiliates and Sublicensees to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its Affiliates or Sublicensees, and that it will indemnify, defend, and hold Barrett and M.I.T. harmless (in accordance with Section 3.2.) for the consequences of any such violation.
     (ii) Company agrees that any Licensed Products used or sold in the United States will be manufactured substantially in the United States or its territories.
4. Consideration for Grant of Rights.
     4.1. License Issue Fee. In partial consideration of the rights granted Company under this Agreement, Company shall pay to Barrett on the Effective Date a license issue fee of [***] dollars ($[***]). This license fee payment is nonrefundable and is not creditable against any other payments due to Barrett under this Agreement.
     4.2. License Maintenance Fee. On the first day of each calendar quarter during the Term, Company shall pay to Barrett [***] dollars ($[***]). This quarterly license maintenance fee is nonrefundable; however, it may be credited to running royalties subsequently due on Net Revenue and Sublicense Income earned during the same calendar quarter, if any. License
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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maintenance fees paid in excess of such royalties and Sublicense Income due in such calendar quarter shall not be creditable to amounts due for future quarters.
     4.3. Running Royalties. In partial consideration of the rights granted Company under this Agreement, Company shall pay to Barrett a running royalty of [***] percent ([***]%) of U.S. Net Revenues and [***] percent ([***]%) of Foreign Net Revenues.
     4.4. Sharing of Sublicense Income. Company shall pay Barrett a total of [***] percent ([***]%) of all Sublicense Income.
     4.5. No Multiple Royalties. If the manufacture, use, lease, or sale of any Licensed Product or the performance of any Licensed Process is covered by more than one of the Patent Rights, multiple royalties shall not be due.
5. Reports; Payments: Records.
     5.1. Frequency of Reports. Company shall deliver reports to Barrett within forty-five (45) days of the end of each Reporting Period, containing information concerning the immediately preceding Reporting Period, as further described in Section 5.2.
     5.2. Content of Reports and Payments. Each report delivered by Company to Barrett shall contain at least the following information for the immediately preceding Reporting Period:
     (i) the number of Licensed Products sold, leased or distributed by Company, its Affiliates and Sublicencees to independent third parties in each country, and, if applicable, the number of Licensed Products used by Company, its Affiliates and Sublicensees in the provision of services in each country;
     (ii) the gross price charged by Company, its Affiliates and Sublicensees for each Licensed Product and, if applicable, the gross price charged for each Licensed Product used to provide services in each country;
     (iii) calculation of Net Revenues, broken down by U.S. Net Revenues and Foreign Net Revenues, for the applicable Reporting Period in each country, including a listing of applicable deductions and/or reductions as allowed under Section 1.8;
     (iv) total royalty payable on Net Revenues in U.S. dollars, broken down by U.S. Net Revenues and Foreign Net Revenues, together with the exchange rates used for conversion;
     (v) the amount of Sublicense Income received by company from each Sublicensee and the amount due to Barrett from such Sublicense Income, including an itemized breakdown of the sources of income comprising the Sublicense Income; and
     (vi) the number of sublicenses entered into for the Patent Rights, Licensed Products.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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If no amounts are due to Barrett for any Reporting Period, the report shall so state. Concurrent with each report, Company shall remit to Barrett any payment due for the applicable Reporting Period.
     5.3. Financial Statements. On or before the sixtieth (60) day following the close of Company’s fiscal year, Company shall provide Barrett with Company’s financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by Company’s chief financial officer or by an independent auditor.
     5.4. Payments in U.S. Dollars. All payments due under this Agreement shall be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the calendar quarter preceding the applicable Royalty Period.- Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as defined in Net Revenues.
     5.5. Payments in Other Currencies. If by law, regulation, or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, Company shall give Barrett prompt written notice of such restriction, which notice shall satisfy the forty-five-day payment deadline described in Sections 5.1 and 5.2. Company shall pay any amounts due Barrett through whatever lawful methods Barrett reasonably designates; provided, however, that if Barrett fails to designate such payment method within thirty (30) days after Barrett is notified of the restriction, Company may deposit such payment in local currency to the credit of Barrett in a recognized banking institution selected by Company and identified by written notice to Barrett, and such deposit shall fulfill all obligations of Company to Barrett with respect to such payment.
     5.6. Records. Company shall maintain, and shall cause its Affiliates and Sublicensees to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to Barrett in relation to this Agreement, which records shall contain sufficient information to permit Barrett to confirm the accuracy of any reports delivered to Barrett under Section 5.2 and compliance in other respects with this Agreement. The relevant party shall retain such records for at least five (5) years following the end of the calendar year to which they pertain, during which time Barrett, or Barrett’s appointed agents, shall have the right, at Barrett’s expense, to inspect such records during normal business hours to verify any reports and payments made or compliance in other respects under this Agreement. In the event that any audit performed under this Section reveals an underpayment in excess of ten percent (10%), Company shall bear the full cost of such audit and shall remit any amounts due to Barrett within thirty (30) days of receiving notice thereof from Barrett.
     5.7. Late Payments. Any payments by Company that are not paid within 15 days of the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at two percentage points above the Prime Rate of interest as reported in the Wall Street Journal on the date payment is due, with interest calculated based on the number of days that payment is delinquent.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     5.8. Method of Payment. All payments under this Agreement should be made payable to “Barrett Technology, Inc.” and sent to the address identified below. Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.
6. Patent Prosecution.
     6.1. Responsibility for Patent Rights. Barrett shall prepare, file, prosecute, and maintain all of the Patent Rights which are assigned to Barrett. Company shall have reasonable opportunities to advise Barrett and shall cooperate with Barrett in such filing, prosecution, and maintenance. Such cooperation includes, without limitation, (i) promptly executing all reasonable and appropriate papers and instruments to enable Barrett to file, prosecute, and maintain such Patent Rights in any country; and (ii) promptly informing Barrett of matters that may affect the preparation, filing, prosecution, or maintenance of any such Patent Rights (such as becoming aware of an additional inventor who is not listed as an inventor in a patent application).
7. Infringement.
     7.1. Notification of Infringement. Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the Patent Rights.
     7.2. Company Right to Prosecute. So long as Company remains the only licensee of the Patent Rights in the Field, Company, to the extent permitted by law, shall have the right under its own control and at its own expense, to prosecute any third party infringement of the Patent Rights or to defend the Patent Rights in any declaratory judgment action brought by a third party that alleges invalidity, unenforceability, or non-infringement of the Patent Rights. Prior to commencing any such action, Company shall consult with Barrett and shall consider the views of Barrett regarding the advisability of the proposed action and its effect on the public interest. Company shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of Barrett.
     7.3. Recovery. Any recovery obtained in an action brought by Company under Section 7.2 shall be distributed as follows: (i) each party shall be reimbursed for any expenses incurred in the action (including the amount of any royalty or other payments withheld from Barrett as described below), (ii) as to ordinary damages, Company shall receive an amount equal to its lost profits or a reasonable royalty on the infringing sales (whichever measure of damages the court shall have applied), and Company shall pay to Barrett based upon such amount a reasonable approximation of the royalties and other amounts that Company would have paid to Barrett if Company had sold the infringing products, processes, and services rather than the infringer, and (iii) as to special or punitive damages, the parties shall share equally in any award. Company may offset a total of fifty percent (50%) of any expenses incurred under this Section and Section 7.2 against any running royalty payments due to Barrett under this Agreement, provided that in no event shall the running royalty payments under Section 4.3., when aggregated with any other offsets and credits allowed under this Agreement, be reduced by more than fifty percent (50%) in any Reporting Period.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     7.4. Barrett and M.I.T. as Indispensable Parties. Barrett and M.I.T. shall permit any action under Section 7.2 to be brought in their names, including being joined as a party-plaintiff, if required by law, provided that Company shall hold Barrett and M.I.T. harmless from, and if necessary indemnify Barrett and M.I.T. against, any costs, expenses, or liability that Barrett or M.I.T. may incur in connection with such action.
     7.5. Barrett Right to Prosecute. In the event that Company fails to initiate an infringement action within a reasonable time after it first becomes aware of the basis for such action, or to answer a declaratory judgment action within a reasonable time after such action is filed, or if Company does not have standing to bring an action under this Article, Barrett shall have the right, at its sole discretion, to prosecute such infringement or answer such declaratory judgment action, under its sole control and at its sole expense, and any recovery obtained shall be given to Barrett.
     7.6. Cooperation. Each party agrees to cooperate fully in any action under this Article which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.
8. Term and Termination.
     8.1. Term. This Agreement shall commence on the Effective Date and shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the Patent Rights, unless earlier terminated in accordance with the provisions of this Agreement.
     8.2. Voluntary Termination by Company. Company shall have the right to terminate this Agreement, for any reason, (i) upon at least six (6) months prior written notice to Barrett, such notice to state the date at least six (6) months in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to Barrett through such effective date.
     8.3. Termination for Default.
          (a) Nonpayment. In the event Company fails to pay any amounts due and payable to Barrett hereunder, and fails to make such payments within thirty (30) days after receiving written notice thereof, Barrett may terminate this Agreement immediately upon written notice to Company.
          (b) Material Breach. In the event Company commits a material breach of its obligations under this Agreement, except for breach as described in the last paragraph of Section 3.1 and in Section 8.3(a), and fails to cure that breach within forty-five (45) days after receiving written notice thereof, Barrett may terminate this Agreement immediately upon written notice to Company.
     8.4. Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     8.5. Effect of Termination. The following provisions shall survive the expiration or termination of this Agreement: Articles 1 and 9, and Sections 3.2., 3.5., 5.2. (obligation to provide final report and payment), 5.6., 8.5., and 11.8. Upon the early termination of this Agreement, Company and its Affiliates and Sublicensees may complete and sell any work-in-progress and inventory of Licensed Products that exist as of the effective date of termination, provided that (i) Company is current in payment of all amounts due Barrett under this Agreement, (ii) Company pays Barrett the applicable running royalty or other amounts due on such sales of Licensed Products in accordance with the terms and conditions of this Agreement, and (iii) Company and its Affiliates and Sublicensees shall complete and sell all work-in-progress and inventory of Licensed Products within six (6) months after the effective date of termination.
9. Dispute Resolution.
     9.1. Mandatory Procedures. The parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement; provided, however, that all procedures and deadlines specified in this Article may be modified by written agreement of the parties. If either party fails to observe the procedures of this Article, as may be modified by their written agreement, the other party may bring an action for specific performance of these procedures in any court of competent jurisdiction.
     9.2. Dispute Resolution Procedures.
     (a) Negotiation. In the event of any dispute arising out of or relating to this Agreement, the affected party shall notify the other party, and the parties shall attempt in good faith to resolve the matter within ten (10) days after the date of such notice (the “Notice Date”). Any disputes not resolved by good faith discussions shall be referred to a senior executive for Barrett and to a senior executive for the Company (collectively, the “Executives”), who shall meet at a mutually acceptable time and location within thirty (30) days after the Notice Date and attempt to negotiate a settlement.
     (b) Mediation. If the matter remains unresolved within sixty (60) days after the Notice Date; or, if the Executives fail to meet within thirty (30) days after the Notice Date, either party may initiate mediation upon written notice to the other party, whereupon both parties shall be obligated to engage in a mediation proceeding under the then current Center for Public Resources (“CPR”) Model Procedure for Mediation of Business Disputes, except that specific provisions of this Article 9 shall override inconsistent provisions of the CPR Model Procedure. The mediator will be selected from the CPR Panels of Neutrals. If the parties cannot agree upon the selection of a mediator within ninety (90) days after the Notice Date, then upon the request of either party, the CPR shall appoint the mediator. The parties shall attempt to resolve the dispute through mediation until one of the following occurs: (i) the parties reach a written settlement; (ii) the mediator notifies the parties in writing that they have reached an impasse; (iii) the parties agree in writing that they have reached an impasse; or (iv) the parties have not reached a settlement within one hundred and twenty (120) days after the Notice Date.
     (c) Trial Without Jury. If the parties fail to resolve the dispute through mediation; or’ if neither party elects to initiate mediation, each party shall have the right to pursue
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Article 9.
     9.3. Preservation of Rights Pending Resolution.
          (a) Performance to Continue. Each party shall continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its obligations during any period in which the other party fails or refuses to perform its obligations. Nothing in this Article is intended to relieve Company from its obligation to make payments pursuant to Article 4 of this Agreement.
          (b) Provisional Remedies. Although the procedures specified in this Article 9 are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, either party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.
          (c) Statute of Limitations. The parties agree that all applicable statutes of limitation and time-based defenses (such as estoppel and laches) shall be tolled while the procedures set forth in Sections 9.2(a) and 9.2(b) are pending. The parties shall cooperate in taking any actions necessary to effectuate this result.
10. Confidential Information.
     10.1. General. Both parties agree that all communications, including but not limited to telephone, facsimile, e-mail, oral, visual, and working meetings, between Barrett and the Company, shall remain confidential unless otherwise noted in such communications. Barrett and Company each agree that all information contained in documents marked “Confidential” which are forwarded to one party by the other party shall be (i) received in strict confidence, (ii) used only for the purposes of this Agreement, (iii) not disclosed by the recipient, its agents or employees to any third party without the prior written consent of an authorized officer of the disclosing Party and (iv) returned by the breaching party to the other non-breaching party in the event of termination for breach by either party, unless such information (a) was in the public domain at the time of disclosure, (b) later became part of the public domain through no act or omission of the recipient, its employees, agents, successors or assigns, (c) was lawfully disclosed to the recipient by a third party having the right to disclose it, (d) was already known by the recipient at the time of disclosure, (e) was independently developed, (f) is required to be disclosed by law or regulation or by court or administrative agency order, or (g) is required to be submitted to a government agency to obtain and maintain the approvals and clearances of Licensed Products. Disclosure may also be made to Affiliates, distributors, Sublicensees, customers, and agents, to nonclinical and clinical investigators, and to consultants, where necessary or desirable and with appropriate safeguards to protect the confidential underlying disclosure.
     10.2. This Agreement. This Agreement may be distributed solely (a) to those employees, sublicensees, agents and independent contractors of Barrett and Company who have a need to know its contents, (b) to those persons whose knowledge of its contents will facilitate performance
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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of the obligations of the parties under this Agreement, (c) to those persons, if any, whose knowledge of its contents is essential in order to permit Company or Barrett to maintain or secure the benefits under policies of insurance, (d) as may be required by law or regulation or by court or administrative agency order, or (e) to potential investors in Company, provided that Company shall disclose to such parties that the Agreement is to be kept confidential.
     10.3. Extension to Sublicenses. The burdens of confidentiality stated in Sections 10.1, 10.2 and 10.3 of this Agreement shall extend to any and all Sublicensees.
11. Miscellaneous.
     11.1. No Representations or Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER BARRETT NOR M.I.T. MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE PATENT RIGHTS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, VALIDITY OF PATENT RIGHTS CLAIMS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. Specifically, and not to limit the foregoing, neither M.I.T. nor Barrett makes any warranty or representation (i) regarding the validity or scope of the Patent Rights, (ii) that the exploitation of the Patent Rights or any Licensed Product or Licensed Process will not infringe any patents or other intellectual property rights of Barrett or M.I.T. or of a third party, and (iii) that Barrett or M.I.T. or a third party is not currently infringing or will not infringe the Patent Rights.
     IN NO EVENT SHALL BARRETT, M.I.T., THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER BARRETT OR M.I.T. SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.
     11.2. Compliance with Law and Policies. Company agrees to comply with applicable law and the policies of M.I.T. in the area of technology transfer and shall promptly notify Barrett of any violation that Company knows or has reason to believe has occurred or is likely to occur. The M.I.T. policies currently in effect are available through the M.I.T. Technology Licensing Office and at the following World Wide Web address: http://web.mit.edu/tlo/www/guide.toc.html
     11.3. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.
     11.4. Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.
     11.5. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     11.6. Assignment. This Agreement is personal to Company and no rights or obligations may be assigned by Company without the prior written consent of Barrett. A purchase of a majority of Company’s outstanding voting securities by a third party without Barrett’s prior written consent shall terminate this Agreement effective on the date of such purchase.
     11.7. Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.
     11.8. Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.
     11.9. Notice. Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:
     In the case of Barrett:
William Townsend
President and Chief Executive Officer
Barrett Technology, Inc.
139 Main Street
Kendall Square
Cambridge, MA 02142-1528
     In the case of Company:
Wayne J. Kerness, MD
President and Chief Executive Officer
Z-Kat Inc.
11645 Biscayne Blvd.
Suite 308
North Miami, Florida 33181
All notices under this Agreement shall be deemed effective upon receipt. A party may change its contact information immediately upon written notice to the other party in the manner provided in this Section.
     11.10. Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent. If the parties fail to reach a modified agreement within sixty (60) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 9. While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.
     11.11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.
     IN WITNESS WHEREOF, the Parties have executed this Agreement effective on the date first set forth above.

Z-KAT, INC.

By: Name:	/s/ Wayne J. Kerness, M.D. Wayne J. Kerness, M.D.
Title:	President and Chief Executive Officer

BARRETT TECHNOLOGY, INC.

By: Name:	/s/ Will T. Townsend William T. Townsend
Title:	President and Chief Executive Officer
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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EXHIBIT A – List of Patents
1.	U.S. Patent No. [***], issued [***],[***]. Assigned to Barrett Technology, Inc.

2.	U.S. Patent No. [***], issued [***],[***]. Assigned to Barrett Technology, Inc.

3.	U.S. Patent No. [***], issued [***],[***]. Assigned to Barrett Technology, Inc.

4.	U.S. Patent No. [***], issued [***],[***]. Assigned to M.I.T.

5.	U.S. Patent No. [***], issued [***],[***]. Assigned to M.I.T.

6.	U.S. Patent No. [***], issued [***],[***]. Assigned to M.I.T.
EXHIBIT B – List of Copyrights
1.	U.S. Copyright Registration No. [***], effective [***],[***]. Owned by Barrett Technology, Inc.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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EXHIBIT F
[BIOMET CROSS LICENSE AGREEMENT]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CROSS LICENSE AGREEMENT
     This License Agreement (the “Agreement”), effective as of October 1, 2004 (“Effective Date”) is made by and between Z-Kat, Inc. (“Z-Kat”), a Florida corporation, having an office at, 2903 Simms Street, Hollywood FL 33020, and Biomet Manufacturing Corp. (“Biomet”), an Indiana corporation with offices at 56 E. Bell Drive, Warsaw, IN 46582. Z-Kat and Biomet are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
Recitals
     A. The Parties were parties to that certain Product Development and Distribution Agreement, made and entered into April 22, 2002 (“The Product Development Agreement”)
     B. The Parties have agreed in that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) to terminate the Product Development Agreement as of the closing of the Asset Purchase Agreement. Z-Kat has also agreed to assign to Biomet, as part of the sale and purchase of the assets of the “Acumen Business” (as defined in the Asset Purchase Agreement), an undivided one-half interest in certain intellectual property rights, which rights are defined below as the “Jointly Owned IP Rights.”
     C. As part of the Asset Purchase Agreement, the Parties have agreed to enter into this Agreement, under which they will grant cross-licenses under their respective one-half interests of the Jointly Owned IP rights upon the terms and conditions set forth in this Agreement.
     The Parties therefore agree as follows:
ARTICLE I.
Definitions
     1.1 “Acumen Business” has the meaning given to it in the Asset Purchase Agreement,
     1.2 “Affiliate” has the meaning given to it in the Sublicense Agreement, which is attached as Exhibit C to the Asset Purchase Agreement.
     1.3 “Biomet Field” means the medical specialty concerned with the preservation, restoration, development, repair and correction of the musculoskeletal system and associated structures. For avoidance of doubt, products that may be used in the Biomet Field include, but are not limited to, the following: (a) reconstructive including orthopaedic joint replacement, bone cements and accessories, dental reconstructive products and platelet systems; (b) fixation products including electrical bone growth stimulation, internal and external orthopaedic fixation, craniomaxillofacial devices and bone growth substitute materials; (c) spinal products including spinal stimulation, spinal hardware, pain therapy, and orthobiologics; (d) arthroscopy, diagnostics, softgoods, and bracing. However, notwithstanding the forgoing, the following medical specialties are, to the extent that they may otherwise come within the scope of the definition given above, specifically excluded from the Biomet Field:
          (a) Non-bone oncology;
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

          (b) Blood vessels and vital organs;
          (c) Neurology, which is the medical specialty concerned with the brain, spinal cord and nervous system and including neurosurgery; and
          (d) Cranial neurosurgery, ENT and Otolaryngology.
     1.4 “Biomet Patents” means those patents and patent applications, identified on Schedule 1.1(a) of the Asset Purchase Agreement, in which Z-Kat has conveyed to Biomet, its entire interest pursuant to the Asset Purchase Agreement (the “Transferred Patents”), and all grants of patents based on patent applications included in the Transferred Patents; any subsequently filed patent applications that claim priority (directly or indirectly) to any patent application included within the Transferred Patents, any subsequently filed patent applications having one or more claims claiming an invention included in the Transferred Patents; and patents issuing from these subsequently filed patent applications. Utility patents, utility models, patents of addition, design patents, and industrial design registrations, applications for any of these, and priority rights arising from such applications, anywhere in the world are patents and patent applications for purposes of this definition.
     1.5 “Effective Date” has the meaning given in the preamble.
     1.6 “Jointly Owned Copyrights” means the copyrights in which Z-Kat has conveyed an undivided one-half ownership interest to Biomet pursuant to the Asset Purchase Agreement and copyrights that the Parties jointly own pursuant to the Product Development Agreement.
     1.7 “Jointly Owned IP Rights” means, collectively, the Jointly Owned Patents, Jointly Owned Copyrights, and Jointly Owned Technical Information.
     1.8 “Jointly Owned Patents” means the patents, patent applications and inventions in which Z-Kat has conveyed to Biomet an undivided one half interest pursuant to the Asset Purchase Agreement (the “Shared Patents”), which are identified on Schedule 1.1(b) of the Asset Purchase Agreement. Jointly Owned Patents specifically exclude, however, those patents and patent applications identified on Schedule 1.2 of the Asset Purchase Agreement. Jointly Owned Patents also includes all grants of patents based on patent applications included in the Shared Patents; any subsequently filed patent applications that claim priority (directly or indirectly) to any patent application included within the Shared Patents, any subsequently filed patent applications having one or more claims claiming an invention included in the Shared Patents, or to any patent application from which any patent included in the Shared Patents issues or claims priority (“Subsequent Related Patent Application”); and patents issuing from these subsequently filed patent applications (“Subsequent Related Patents”). Utility patents, utility models, patents of addition, design patents, and industrial design registrations, applications for any of these, and priority rights arising from such applications, anywhere in the world are patents and patent applications for purposes of this definition.
     1.9 “Jointly Owned Technical Information” means rights in technical information, including without limitation software, know-how, documentation, plans, drawings, and data, to which Z-Kat has transferred to Biomet an undivided one-half interest pursuant to the Asset
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Purchase Agreement and that Z-Kat and Biomet jointly own pursuant to the Product Development Agreement.
     1.10 “Robotic Devices” means a machine or device, which includes mechanical components, logic circuitry, computing components, software and/or other specialized components, that (i) operates automatically, semi-automatically, interactively or by remote control, in which desired and/or measured force, torque, position, orientation, velocity, and/or angular velocity information is processed by a computing source and such computing source is used to control the force, torque, position, orientation, velocity, angular velocity, and/or physical configuration of the device; or (ii) senses force and/or torque information, provides tactile, force and/or torque information to the user, applies a force and/or torque to a medical instrument, and/or fully or partially constrains the position, velocity, orientation, or angular velocity of a medical instrument. Robotic Devices also include those devices listed in Section 2.6.
     1.11 “Robot Enabled CAS” are computer aided surgery systems configured such that a Robotic Device must be utilized in at least one step or portion of a medical procedure, including software and hardware components for, as well as instruments, tools and or materials and items used with, for such systems, processes performed by such systems and process of using such systems. For the avoidance of doubt, a Robot Enabled CAS does not include a Robotic Device. A “computer aided surgery system” means intra-operative computer hardware and software, both with and without an intra-operative tracking system and tracked surgical instruments, tools and other trackable objects, that correlates physical space to medical images or models (including without limitation geometric, graphical and mathematical models), as well as components for such systems and tools, instruments, and other items used in connection with such systems.
     1.12 “Robotic CAS” are combinations of Robot Enabled CAS and one or more Robotic Devices.
     1.13 “Z-Kat Field” means all fields other than the Biomet Field.
ARTICLE II.
Grants of License
     2.1 Grant of Licenses to Z-Kat. Except as expressly provided below in Section 2.4 and 2.5, and subject to all the terms and conditions of this Agreement, Biomet grants to Z-Kat an exclusive (even as to Biomet) fully transferable, worldwide, fully-paid, royalty-free, irrevocable, non-terminable license, with the right to grant sublicenses, under Biomet’s undivided one-half interest in the Joint Owned IP Rights in the Z-Kat Field (“Z-Kat Exclusive License.) Biomet further grants to Z-Kat a non-exclusive, worldwide, fully transferable, fully-paid, royalty-free, irrevocable, non-terminable, license, with the right to grant sublicenses, under the Biomet Patents (i) within the Z-Kat Field and (ii) for Robotic Devices, Robot Enabled CAS and Robotic CAS within the Biomet Field (“Z-Kat Non-Exclusive License”.)”
     2.2 Grant of License to Biomet. Except as expressly provided below in Section 2,4 and 2.5, and subject to all of the terms and conditions of this Agreement, Z-Kat grants to Biomet an exclusive (even as to Z-Kat) fully transferable, worldwide, fully-paid, royalty-free,
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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irrevocable, non-terminable license, with the right to grant sublicenses, under its undivided one-half interest in the Joint Owned IP Rights in the Biomet Field (“Biomet Exclusive License”).
     2.3 Scope of Grant.
     (a) Except as stated in Section 2.4, each of licenses granted in Section 2.1 and 2.2 includes, the following rights within the Biomet Field, for Biomet, and the Z-Kat Field, for Z-Kat:
     (i) with respect to Jointly Owned Patents to make, have made, use, lease, sell, offer to sell, and import products for use within the field; and to make, have made, use and import machines, tools, materials and other instrumentalities, insofar as such machines, tools, materials and other instrumentalities are involved in or incidental to the development, manufacture, testing or repair of products made or imported under the authority of the licensee;
     (ii) with respect to Jointly Owned Technical Information, to make, use, sell, lease, distribute, publicly display, and make available products incorporating or embodying the Jointly Owned Technical Information and using the Jointly Owned Technical Information;
     (iii) with respect to Jointly Owned Copyrights, to copy, publicly distribute, publicly perform, publicly display, prepare derivatives, and digitally transmit the work in which the copyright exists; and
     (iv) convey to any purchaser, lessee, or user of any product, which is made under authority of the licensee or sublicensee, rights to use and resell the product.
     (b) Notwithstanding section 2.3(a), neither Party will make available to others software that is included with or that contains Jointly Owned Technical Information except pursuant to a license that obligates the licensee not to disclose the software or use it except as permitted by this Agreement, and subject to all the terms and conditions of this Agreement.
     2.4 Z-Kat License with respect to Robot Enabled CAS within the Biomet Field. Notwithstanding Sections 2.1, 2.2 and 2.3, the grant of license under the Jointly Owned IP Rights from Z-Kat to Biomet under Section 2.2 specifically excludes, and the grant of license from Biomet to Z-Kat under Section 2.1 further includes, making, using, selling, offering for sell, importing, publicly displaying, publicly performing, and publicly distributing, Robot Enabled CAS and Robotic CAS within the Biomet Field (the “Z-Kat Robotic CAS License.”) Four (4) years from the Effective Date of this Agreement, this Z-Kat Robotic CAS License will become non-exclusive. However, notwithstanding the exclusivity during the first four years from the Effective Date, beginning 2 1/2 years from the Effective Date Biomet will have a non-exclusive worldwide, fully transferable, irrevocable, non-terminable, fully-paid, and royalty-free license under the Jointly Owned IP rights to make and use Robot Enabled CAS and Robotic CAS solely for purposes of internal development, and not clinical use.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     2.5 Robotic Devices. Notwithstanding Sections 2.1, 2.2 and 2.3, the grant of license from Biomet to Z-Kat under Section 2,1 further includes, and the license under Section 2.2. from Z-Kat to Biomet excludes, a license for making, using, selling, offering for sell, importing, publicly displaying, publicly performing, and publicly distributing, Robotic Devices within the Biomet Field (the “Z-Kat Robotic Device License”), whether standing alone or as part of Robotic CAS. For the avoidance of doubt, this license is worldwide, fully transferable fully-paid, royalty-free, irrevocable, and non-terminable license, with the right to grant sublicenses.
     2.6 Biomet Non-Exclusive License for Certain Types of Robotic Devices. Notwithstanding Sections 2.4 and 2.5, Z-Kat grants to Biomet as of the Effective Date a fully paid up, royalty-free, fully transferable, non-exclusive, irrevocable, non-terminable, and worldwide license, with the right to sublicense, under the Jointly Owned IP Rights for making, using, selling, offering for sell, importing, publicly displaying, publicly performing, and publicly distributing in the Biomet Field the following types of Robotic Devices, Robot Enabled CAS configured only for these Robotic Devices, and Robotic CAS that include only these types of Robotic Devices: (i) tensors used for soft tissue balancing of joint replacements, arthroscopy ligament loading, and the like; (ii) mechanical cutting blocks having only manually operated components (as opposed to electro-mechanically actuated components) utilized for orthopaedic surgery and that are not in communication with a computing source; (iii) mechanisms having only manually operated components and no electro-mechanically actuated components utilized in devices for the alignment of cutting tools, rails, sliding mechanisms, and the like, and that are utilized for musculoskeletal surgery and that are not in direct communication with a computing source; and (iv) parallel architecture, electromechanical devices for orienting surgical tools for use solely with procedures on the spine.
     2.7 Effect of Exclusive Grant of License. All Parties understand and agree that the exclusive licenses granted by one Party to the other Party in this Agreement are not covenants to refrain from all activities within the respective fields of the Parties. Rather, they only obligate the granting party to refrain from activity within the field of the other party that is otherwise within the scope of the licensed intellectual property rights. Thus, for example, each Party is free to operate within the other Party’s field except to the extent that such activity would otherwise come within the scope of a Jointly Owned IP Right that is exclusively licensed to the other Party, or other intellectual property right that is solely owned by or exclusively licensed by the other Party from a third party and not licensed (or sublicensed) to the Party. For the avoidance of any doubt, Biomet acknowledges that, although it may make, use and sell Robotic Devices, Robot Enabled CAS and Robotic CAS under the Jointly Owned IP Rights as expressly licensed under this Agreement, making, using or selling of Robotic Devices or Robotic Enabled CAS or Robotic CAS are subject to any intellectual property rights that are owned by or exclusively licensed to Z-Kat and that were not transferred in whole or in part, or sublicensed, to Biomet pursuant to the Asset Purchase Agreement.
     2.8 No Other Licenses; No Assignments. Other than the licenses expressly set forth above or in other written agreements, no other licenses are granted by the Parties= whether by implication, estoppel or otherwise, including without limitation to the patents identified on Schedule 1.2 of the Asset Purchase Agreement. Except as otherwise expressly stated, nothing in this Agreement is intended to transfer title to any intellectual property right.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     2.9 Consent to Sublicenses. Each Party may, without the consent of or notice to the other Party, grant licenses and sublicenses under the licenses granted to it, but only to the extent that the sublicense is not in conflict with a grant of license made by that Party to the other Parry.
     2.10 Waiver of Rights to Exploit and Accounting. Both parties may exploit, to the extent permitted in this Agreement, Jointly Owned IP Rights without the consent of the other Party. Each Party waves, for itself and its successors and assigns, any right to an accounting for profits or other amounts derived from the exploitation of any Jointly Owned IP Rights, including without limitation Jointly Owned Copyrights.
     2.11 Further Assurances. In the event that either Z-Kat or Biomet identifies any patent, copyright or technical information owned by Z-Kat as of the Effective Date, other than the assets identified on Schedule 1.2 (“Excluded Assets”) in the Asset Purchase Agreement (which are retained by Z-Kat), in which a 1/2 interest is not transferred to Biomet pursuant to the Asset Purchase Agreement, and which would otherwise be infringed by or required for the conduct of the Acumen Business as conducted as of the Effective Date, Z-Kat will cooperate with Biomet in identifying such patent, copyright or technical information and transferring to Biomet a 1/4 interest in it, such patent, copyright or technical information being treated as being included in “Jointly Owned IP Rights” as of the Effective Date.
ARTICLE III.
Publicity and Confidentiality
     3.1 Confidentiality of Jointly Owned Technical Information.
     (a) Obligations of Confidentiality. Each Party will hold the Jointly Owned Technical Information in confidence and take reasonable precautions to maintain and protect the confidentiality of the Jointly Owned Technical Information. Each Party may disclose and share the Jointly Owned Technical Information to employees, contractors, representatives, and others who have a need to know it, so long as each such person is obligated not to disclose the information to others and to use it only for tine purposes for which access is being given. Parties other than employees having access to software or to confidential Jointly Owned Technical Information must be licensed to use the Jointly Owned Technical Information, and may only use it to the same extent as the Party licensing it may use it.
     (b) Exceptions. Notwithstanding the forgoing obligations of confidentiality,
     (i) Each Party may, except with respect to software, make available to third parties products and related user documentation incorporating or made using the Jointly Owned Technical Information. Software that is part of, or that includes Jointly Owned Technical Information, may only be distributed to third parties pursuant to license that obligates the third party not to disclose the software and not to use the software except as expressly permitted by the Agreement, and that expressly forbids use of the software beyond the limits of the licenses granted herein.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     (ii) Each Party may disclose Jointly Owned Technical Information as required by law, but only to the extent required by law, and in response to a valid order of a court or other government body or any political subdivision thereof, but only if the Party has taken reasonable action to seek a protective order limiting the scope of the disclosure and has promptly notified the other Party of the requirement to disclose the Jointly Owned Technical information.
     (iii) No Jointly Owned Technical Information is required to be treated as confidential if such information, (i) is or becomes publicly known through no unauthorized act of the Parties, (ii) is rightfully received by either of the Parties from a third party without obligation of confidentiality, or (iii) is approved by both Parties for public disclosure.
     3.2 Publicity and Trademarks. Nothing in this Agreement will be construed as conferring upon either Party or its Affiliates any right to include in advertising, packaging or other commercial activities related to a product, any reference to the other Party (or any of its Affiliates), its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such product is in any way certified by the other Party hereto or its Affiliates.
     3.3 Agreement Not Confidential. This Agreement is not confidential.
ARTICLE IV.
Patenting; Maintenance of Jointly Owned Patents; Marking
     4.1 Patent Prosecution
     (a) Only one Party will have control over the examination (i.e. prosecution) of any patent application included in the Jointly Owned Patents. This includes the right to amend, appeal, request continued examination, file continuation and divisional applications, and make terminal disclaimers necessary to overcome double patenting rejections. It also includes the right to defend any cancellation proceedings filed during a post-grant opposition period and to register grants of patent (e.g. registration of European patent in designated states.) However, notwithstanding the forgoing, neither Party may seek reissue or reexamination of a jointly owned patent without the consent of the other Party. In the event of filing by a third party of a request for reexamination or a nullification, cancellation or similar proceeding (excluding post-grant oppositions), the Parties will consult to decide on an appropriate course of action. If one Party refuses to participate, the other Party may take control of the defense in the proceeding and has the consent of the refusing Party to take all appropriate action in connection with the proceeding.
     (b) The Party having control over a patent application or patent by reason of this Article IV will consult and reasonably cooperate with the other Party in determining the best course of action for prosecuting each patent application that is included in the Jointly Owned Patents. The Party in control will keep the other Party informed on each application’s or patent’s status and will promptly provide to the other Party copies of all
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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papers and correspondence filed or sent in connection with the application. The Party not having control must have reasonable opportunity to consult with the other Party prior to the Party in control undertaking any action that may materially affect the scope, validity, or existence of the application .
     (c) Should a Party decide to give up control and responsibility for prosecution of a patent application included in the Jointly Owned Patents, or decide to abandon such application with the intent not to continue examination of the claimed invention in another application, it must give the other Party reasonable notice of its intentions and take all reasonable steps to cooperate with the other Party and to transfer to it control of the application without loss of rights.
     (d) A Party not having control of an allowed application controlled by the other Party may file a continuation or divisional application (a “Continuation Application”) using a procedure that does not result in abandonment of the allowed application (the allowed application being permitted to issue) and have control prosecution of the Continuation Application. The other Party shall fully cooperate with the Party who has filed the Continuation Application. For the avoidance of doubt, a Continuation Application is included in the Jointly Owned Patents.
     (e) For the reason that it is most familiar with the applications, Z-Kat will have the sole right to prosecute, and control prosecution of, patent applications that are included in the Jointly Owned Patents as of the Effective Date.
     4.2 Costs of Prosecution for Jointly Owned Patents
     (a) Unless otherwise stated, all reasonable costs associated with prosecution and issuance of patent applications (“Prosecution Costs”) included within the Jointly Owned Patents that are pending as of the Effective Date, any subsequently filed foreign patent applications claiming priority from any application included in the Jointly Owned Patents, and any Subsequent Related Patent will be shared equally. Examples of Prosecution Costs include reasonable legal fees and foreign associate charges, filing fees, duplication costs, courier fees and the like. Maintenance, renewal fees (or “annuities”) and other periodic fees and taxes that must be paid to maintain a patent or patent application are not, for purposes of this section, Prosecution Costs. Each Party who pays a shared cost has a right of reimbursement from the other Party of its portion of shared cost.
     (b) In the event one party fails to pay its share of the Prosecution Costs due under Section 4.2(a), fails to reimburse after a reasonable period of time the other Party for its share of any Prosecution Costs, or gives notice of its intention not to share in the Prosecution Costs, its exclusive license will convert automatically to a non-exclusive license with respect to the particular patent or, in the case of a patent application, to a patent directly issuing from the particular patent application, upon the date of the Party’s notice or within 60 days of receiving written notice from the other Party of a failure to pay or reimburse, if the failure to pay or reimburse is not cured within such time period.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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The non-paying Party will remain liable for all Prosecution Costs incurred prior to conversion of the license.
     4.3 Maintenance Costs
     (a) The Parties will share equally in the costs (other than Prosecution Costs) associated with maintaining each patent and patent application included in the Jointly Owned Patents, including without limitation any periodic government fees (“Maintenance Fees”) — e.g. maintenance fees, renewal fees (“annuities) and the like — - and reasonable third-party charges and costs associated with tracking and paying the fees (collectively, “Maintenance Costs”).
     (b) In the event one Party (the “Non-Paying Party”) declines to maintain or renew a particular patent or patent application included in the Jointly Owned Patent, fails to reimburse after a reasonable period of time the other Party for its share of any Maintenance Cost, or gives notice of its intention not to share in the Maintenance Costs, the Non-Paying Party will assign to the other Party its ownership interest in, and will automatically loose its license under, the particular patent or, in the case of a patent application, to a patent directly issuing from the particular patent application, effective either as of (i) the date of the Non-Paying Party’s notice if the Non-Paying Party gives notice, or (ii) within 60 days of receiving written notice from the other Party of a failure to pay or reimburse, but only if the failure to pay or reimburse is not cured within such time period, in which case the Non-Paying Party will retain its ownership interest and its license. The Non-Paying Party will remain liable for all Maintenance Costs incurred prior the Non-Paying Party giving notice, if the Non-Paying Party gives notice, or the assignment of the Non-Paying Party’s interest if the Non-Paying Party did not give notice.
     (c) Z-Kat will initially arrange for a third party renewal payment service to track and arrange for payment of all Maintenance Fees for Jointly Owned Patents on an account that lists both Biomet and Z-Kat as owners. Either Party will have authority to request payment of a Maintenance Fee. However, the party having control of a patent application that matures into a patent grant will have the responsibility of informing the service of the existence of the application or patent, and either initiating payment of a Maintenance Fee before its due or informing the other Party of its intention not to pay the Maintained Fee in reasonable time for the other Party to pay the fee if it desires.
     4.4 Further Assurances. Each Party will execute, and will take reasonable actions steps to obtain the cooperation of their respective employees in executing, all papers reasonably required to enable the other Party to file and prosecute patent applications or to assign any patent applications or patents as permitted in this Agreement.
ARTICLE V.
Enforcement
     5.1 No Obligation to Enforce; Cooperation,. Neither Party has an obligation to enforce through a legal proceeding any Jointly Owned IP Rights or to join with the other Party in
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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enforcing the Jointly Owned IP Rights, when it would be potentially prejudiced or harmed or when such enforcement or joinder would subject it to substantial, potential liability. Neither Party retains the right to enforce the Jointly Owned IP Rights in a field or for a product for which it has granted exclusive license to the other party under its interest in the Jointly Owned IP Rights. In the event one Party desires to bring a legal action to enforce any of the Jointly Owned IP Rights against infringement occurring within a field or for a product that is exclusively licensed to it by the other Party, the Parties will act promptly and in good faith to negotiate terms and conditions under which one or both of the Parties may bring the action.
ARTICLE VI.
Indemnification
     6.1 Indemnification.
     (a) Subject to the provisions of this Article VI, including, without limitation, Section 6.2, Z-Kat will indemnify in respect of, and hold Biomet and its officers, directors, employees and agents harmless against any and all damages, claims, deficiencies, losses, including taxes, and all expenses (including interest, penalties, and attorneys’ and accountants’ fees and disbursements but reduced by any tax savings, benefits or offsets to which any party shall be entitled directly or indirectly by reason thereof) (collectively “Damages”) resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement on the part of Z-Kat under this Agreement or failure to maintain any patent or patent application or to pay any Prosecution Costs associated with any patent or patent application. Z-Kat further agrees to indemnify in respect of, and hold Biomet, its officers, directors, employees and agents harmless against, all Damages, injuries and deaths resulting directly or indirectly from production, manufacture, sale, marketing, lease, use of a product or service by Z-Kat or its Affiliates, except to the extent such Damages, injury or death results from the negligence, gross negligence or intentional misconduct of Biomet, its employees, officers and directors.
     (b) Subject to the provisions of this Article VI, including, without limitation, Section 6.2, Biomet agrees to indemnify in respect of, and hold Z-Kat and its officers, directors, employees and agents harmless Against, any and all Damages resulting from any misrepresentation, breach of warranty, or failure to perform any covenant or agreement on the part of Biomet under this Agreement. Biomet further agrees to indemnify in respect of, and hold Z-Kat, the Licensors, and their respective officers, directors, employees and agents harmless against, all Damages, injuries and deaths resulting directly or indirectly from production, manufacture, sale, marketing, lease, use of a product or service by Biomet or its Affiliates, except to the extent such Damages, injury or death results from the negligence, gross negligence or intentional misconduct of Z-Kat, the Licensors, or their respective employees, officers and directors.
     6.2 Method of Asserting Claims, Etc. The party or parties claiming indemnification under this Agreement (whether one or more) are hereinafter collectively referred to as the “Indemnified Party” and the party against whom such claims are asserted hereunder is
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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hereinafter referred to as to the “Indemnifying Party.” All claims for indemnification by any Indemnified Party under this Article VI will be asserted and resolved as follows:
     (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party (a “Third Party Claim”), such Indemnified Party will with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such claim and demand (the “Claim Notice”)). The indemnifying Party will not be obligated to indemnify such Indemnified Party with respect to any such claim or demand to the extent the failure of such indemnified Party to promptly notify the Indemnifying Party of such a claim or demand materially prejudices the Indemnifying Party’s ability to defend against the claim or demand. The Indemnifying Party will have 30 days from the personal delivery or mailing of the Claim Notice (the “Notice Period”) to notify such Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to such Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires at the sole cost and expense of the Indemnifying Party, to defend such Indemnified Party against such claim or demand; provided, however, that such Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests or those of the Indemnifying Party and not materially prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies such Indemnified Party within the Notice Period that it desires to defend such Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party will have the right to defend by all appropriate proceedings. If such Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, such Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, and, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim may be settled by the Indemnifying Party without the consent of such Indemnified Parry, which consent will not be unreasonably withheld. Notwithstanding the foregoing, in connection with a Third Party Claim asserted against both such Indemnified Party and the Indemnifying Party, if (i) such Indemnified Party has available to it defenses which are in addition to those available to the Indemnifying Party, (ii) such Indemnified Party has available to it defenses which are inconsistent with the defenses available to the Indemnifying Party or (iii) a conflict exists or may reasonably be expected to exist in connection with the representation of both such Indemnified Party and the Indemnifying Party by the legal counsel chosen by the Indemnifying Party, such Indemnified Party will have the right to select its own legal counsel. If such Indemnified Party selects its own legal counsel pursuant to the immediately preceding sentence and the underlying Third Party Claim is otherwise subject to the scope of the indemnification obligations of the Indemnifying Party pursuant to this Article IV, the reasonable fees and expenses of such legal counsel will be included within the indemnification obligations of the Indemnifying Party;
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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provided that under no circumstances will the Indemnifying Party be obligated to indemnify such Indemnified Party against the fees and expenses of more than one legal counsel selected by such Indemnified Party in connection with a single claim (notwithstanding the number persons against whom the Third Party Claim may be asserted).
     (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, such Indemnified Party will send a Claim Notice with respect to such claim to such Indemnifying Party if such Indemnifying Party does not notify such Indemnified Party within the Notice Period that such Indemnifying Party disputes such claim, the amount of such claim will be conclusively deemed a liability of such Indemnifying Party hereunder.
ARTICLE VII.
Limited Warranties
     7.1 Each Party warrants that it has the right and authority to grant the licenses it has granted to the other in this Agreement.
     7.2 Each Party warrants that it will comply in all materials respects with all federal, state, local or other laws, statutes, ordinances, regulations and any applicable orders or demands of any court, commission, board, agency or other governmental authority.
     7.3 Except as otherwise provided in this Agreement, each Party covenants that it will not take actions affecting the Jointly Owned IP Rights in a manner that would limit the grant of licenses the other Party made is this Agreement.
ARTICLE VIII.
Bankruptcy
     Z-Kat and Biomet each acknowledges that this Agreement is an “executory contract” as provided in Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”). Each Party acknowledges that if it as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects this Agreement, the other Party, as licensee, may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. Upon written request of the other Party, as licensee, to the Party as a debtor in possession or the Bankruptcy Trustee, such Party or such Bankruptcy Trustee shall not interfere with the rights of the other Party, as licensee, as provided in this Agreement.
ARTICLE IX.
Term and Termination
     9,1 Term. This Agreement will become effective as of the Effective Date and will continue until terminated.
     9.2 Voluntary Termination of License. Either Party may voluntarily terminate and waive its rights under any license granted to it with respect to a particular patent, copyright or
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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right in Jointly Owned Technical Information with 60 days notice to the other Party without loss of, or prejudice to, its license rights to any other patent, copyright or right in Jointly Owned Technical Information.
     9.3 Termination. Neither Party may terminate this Agreement, or any grant of license to the other Party or this Agreement, for any reason, including by reason of material breach. A Party’s breach of its grant of exclusive license to the other Party may be treated by non-breaching Party as an act of infringement of the Jointly Owned IP Right by the breaching party or a breach of contract giving rise to damages, but not termination.
     9.4 Survival. Should this Agreement be terminated, the confidentiality obligations with respect to Jointly Owned Technical Information will survive and continue after termination.
ARTICLE X.
Miscellaneous Provisions
     10.1 Registration and Recordation of License Agreement. Notwithstanding the obligations of confidentiality of Article III, each Party consents to registration of this Agreement if required by law, for the grants of licenses to be effective, or to make it effective against subsequent assignees or licensees. Specifically, and without limiting the forgoing, each Party consents to recordation of this Agreement in connection with any Jointly Owned Patent or registration of Jointly Owned Copyright.
     10.2 Assignment.
     (a) Each Party may assign the licenses granted to it under this Agreement without the other Party’s express written consent, but only if the assignee agrees in writing to be bound by, and to perform, all of the obligations of the assigning party under this Agreement. This Agreement will be binding on successors in interest and permitted assigns.
     (b) Neither Party may assign its one-half interest in any of the Jointly Owned IP except to one or more parties that each agree in writing to be bound by all of the terms and conditions of this Agreement. A grant of a security interest is not an assignment for purposes of this Agreement.
     10.3 Notices. All notices and other communications which are required or which may be given under the provisions of this Agreement will be in writing and may be delivered (a) personally, (b) by facsimile transmission, (c) expedited delivery service with proof of delivery or (d) sent by United States Mail, postage prepaid, registered or certified, return receipt requested, addressed as follows:

If to Z-Kat:	Z-Kat, Inc.
2903 Simms Street
Hollywood FL 33020
Phone: (954) 927-2044
Facsimile: (954) 927-0446
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Attention: Chief Financial Officer

With a copy (which will not constitute notice) to:

Munsch, Hardt, Kopf & Harr, P.C.
4000 Fountain Place
1445 Ross Avenue
Dallas, Texas 75202-2790
Attn: Marc Hubbard, Esq.
Phone: (214) 855-7571
Fax: (214) 855-7584

If to Biomet:	Biomet Manufacturing Corp.
56 E. Bell Drive
Warsaw, IN 582
Phone: (574) 372-1539
Fax: (574) 372-1960
Attention: Daniel P. Hann, General Counsel

With a copy (which will not constitute notice) to:

Bose McKinney & Evans, LLP
135 North Pennsylvania Street, Ste. 2700
Indianapolis, Indiana 46204
Attn: Jim Coles, Esq.
Phone: (317) 684-5251
Fax: (317) 223-0251
or to such other address designated by the parties as provided above. Any such notice will be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.
     10.4 Choice of Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES).
     10.5 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify its terms and provisions.
     10.6 No Strict Construction. This Agreement is the result of substantial negotiations among the Parties and their counsel and has been prepared by their joint efforts. Accordingly, the fact that counsel to one Party or another may have drafted this Agreement or any portion of this Agreement is immaterial and this Agreement will not be strictly construed against any Party.
     10.7 Severability and reformation. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective. If any provision of this
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

14

Agreement is held to be illegal; invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement will remain in full force and effect. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable; provided, however, that, if any such change will materially diminish the practical realization of the benefits intended to be conferred to any party to this Agreement, such party may terminate this Agreement upon written notice to each other party within 30 days after learning such change has been effected.
     10.8 Consents; Waivers. Any consent or approval required as a condition to an action under this Agreement will be effective only (a) if in writing and signed by the Party whose consent is sought, (b) with respect to the specific matter made the subject to such consent or approval (and no other matter), and (c) for the specific instance(s) expressly set forth in such consent or approval (and no earlier or subsequent instances). Any Party may waive any condition, covenant, term, or provision of this Agreement, but any such waiver will be effective only (a) if in writing and signed by the Party sought to be bound by such waiver, (b) with respect to the specific condition, covenant, term, or provision expressly made the subject to such waiver (and no other condition, covenant, term, or provision), and (c) for the specific instance(s) expressly set forth in such waiver (and no earlier or subsequent instances). Without limiting the foregoing sentence, none of the following will constitute a waiver of the rights of a Party to this Agreement to demand exact compliance with the conditions, covenants, terms, and provisions of this Agreement: (a) a failure of such Party to exercise any power reserved to it in this Agreement; (b) a failure of such Party to insist upon compliance by any other Party to this Agreement with any condition, covenant, term, or provision in this Agreement; (c) a delay, forbearance, or omission of such Party to exercise any power or (d) any custom or practice of the Parties at variance with the terms of this Agreement. The consent or approval of any Party to this Agreement with respect to the act of any other Party to this Agreement will not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. Subsequent acceptance by a Party to this Agreement of any performance due to it under this Agreement will not be deemed to be a waiver by such first Party of any preceding breach by any other Party of any terms, provisions, covenants, or conditions of this Agreement.
     10.9 No Strict Construction. This Agreement is the result of substantial negotiations among the parties and their counsel and has been prepared by their joint efforts. Accordingly, the fact that counsel to one party or another may have drafted this Agreement or any portion of this Agreement is immaterial and this Agreement will not be strictly construed against any party.
     10.10 Force Majeure. Neither party will be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any reason beyond its reasonable control, including any act of God, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, riots, failures or delay in transportation or communications, or any act or failure to act by the other party or such other party’s employees, agents, or independent contractors or representatives; provided, however, that lack of funds will not be deemed to be a reason beyond a party’s reasonable control. The parties will promptly
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

15

inform and consult with each other as to any of the above causes that in their judgment may or could be the cause of a delay in the performance of this Agreement.
     10.11 Legal Costs. If any action is brought to enforce or interpret the terms of this Agreement (including through arbitration), the prevailing Party will be entitled to reasonable legal fees, costs, and disbursements in addition to any other relief to which such Party may be entitled.
     10.12 Equitable Remedies. Each Party to this Agreement recognizes that the obligations imposed on it in Articles II and III are special, unique, and of extraordinary character. Accordingly, each Party to this Agreement agrees and declares that it is impossible to measure in money the damages that will accrue by reason of its failure to perform any of its obligations under Articles II and III and that, in the event of breach by it of any such obligation, the remedy at law for such breach will be inadequate. Therefore, each Party to this Agreement, by execution of this Agreement, waives the claim or defense that there is an adequate remedy at law and agrees it will not urge in any action or proceeding to which it is a party that relates to Articles II and III the claim or defense that such remedy at law exists. Furthermore, the parties, by execution of this Agreement, agree that each other Party is entitled (without proving damages or posting bond) to equitable remedies, including specific performance and injunctive relief (in addition to damages) as a remedy for the enforcement of Articles II and III.
     10.13 Integration. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby.
     10.14 No Partnership. Neither this Agreement, nor any terms and conditions contained herein, will be deemed or construed to create a partnership, joint venture, or form of business enterprise or association or cooperative arrangement, agency relationship, or franchise relationship between the Parties or otherwise to create any liability for either Party whatsoever with respect to the indebtedness, liabilities, and obligations of the other Party.
     10.15 Counterparts. This Agreement may be executed in any number of counterparts and will be effective when each Party to this Agreement has executed at least one counterpart, with the same effect as if all signing parties had signed the same document. All counterparts will be construed together and evidence only one agreement, which, notwithstanding the actual date of execution of any counterpart, will be deemed to be dated the day and year first written above. In making proof of this Agreement, it will not be necessary to account for a counterpart executed by any Party other than the Party against whom enforcement is sought or to account for more than one counterpart executed by the Party against whom enforcement is sought.
     10.16 Facsimile Signatures. The manual signature of any Party to this Agreement that is transmitted to any other Party or counsel to any other Party by facsimile will be deemed for all purposes to be an original signature.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

16

[NEXT PAGE IS SIGNATURE PAGE]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

17

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

Z-Kat, Inc.

By:	/s/ M R F

Name:	Maurice Ferre

Title:	President

Date:	Oct. 22, 2004

Biomet Manufacturing Corp.

By:	/s/ Anthony Fleming

Name:	Anthony Fleming

Title:	UP R+D

Date:	Oct. 22, 2004
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Schedule 1.1 (b)
Divided Assets

Re-				Patent	Application		Grant
No.	Ctry	Status	Patent Short Title	Application No.	Date	Grant No.	Date	EXP Date
	US	PEN	[***]	[***]	[***]			16-Oct-2021
6-2	US	PEN	[***]	[***]	[***]			25-Sep-2021
6-3	WO	PCT/NAT	[***]	[***]	[***]
6-4	AU	PEN	[***]	[***]	[***]			25-Sep-2021
6-5	CA	PEN	[***]	[***]	[***]			25-Sep-2021
6-6	CN	PEN	[***]	[***]	[***]			25-Sep-2021
6-7	EP	PEN	[***]	[***]	[***]			25-Sep-2021
6-8	JP	PEN	[***]	[***]	[***]			25-Sep-2021
6-9	KR	PEN	[***]	[***]	[***]			25-Sep-2021
6-10	HK	PEN	[***]	[***]	[***]
12-2	US	PEN	[***]	[***]	[***]			30-Jan-2022
12-4	CN	PEN	[***]	[***]	[***]			30-Jan-2022
	JP	PEN	[***]	[***]	[***]			30-Jan-2022
12-6	EP	PEN	[***]	[***]	[***]			30-Jan-2022
12-7	HK	PEN	[***]	[***]	[***]
16-1	US	PEN	[***]	[***]	[***]
16-2	WO	PCT	[***]	[***]	[***]
24-2	US	NAT	[***]	[***]	[***]	[***]		26-Sep-2017
24-3	US	NAT	[***]	[***]	[***]	[***]		26-Sep-2017
29-2	US	NAT	[***]	[***]	[***]
29-3	WO	PCT	[***]	[***]	[***]
37-2	US	NAT	[***]	[***]	[***]
37-3	WO	PCT	[***]	[***]	[***]
41-2	EP	DIV/PEN	[***]	[***]	[***]
7-1	US	PEN	[***]	[***]	[***]			25-Nov-2016
	US	GRA	[***]	[***]	[***]	[***]	27-Jun-00	26-Sep-2017
	US	GRA	[***]	[***]	[***]	[***]	23-Nov-99	26-Sep-2017
	US	GRA	[***]	[***]	[***]	[***]	07-Dec-99	26-Sep-2017
24-5	US	PEN	[***]	[***]	[***]			10-Nov-2019
24-6	US	GRA	[***]	[***]	[***]	[***]	[***]	27-Oct-2019
24-7	JP	PEN	[***]	[***]	[***]			28-Sep-2018
24-8	EP	PEN	[***]	[***]	[***]			20-Aug-2018
24-9	JP	PEN	[***]	[***]	[***]			28-Sep-2018
40-1	EP	PEN	[***]	[***]	[***]			14-Sep-2018
24-11	JP	PEN	[***]	[***]	[***]			25-Sep-2018
41-1	EP	PEN	[***]	[***]	[***]			20-Aug-2018
42-1	US	GRA	[***]	[***]	[***]	[***]		18-Oct-2019
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Schedule 1.1(b) (CONTINUED)
Divided Assets (cont.)
COPYRIGHTS AND TECHNICAL INFORMATION
     All copyrights and technical information relating to the Acumen Business, which Z-Kat owns as of the Effective Date of this Agreement, excluding copyrights and technical information for use solely in the Z-Kat Field and all copyrights and technical information that are included in the Excluded Assets,
     Such copyrights and technical information include, but are not limited to:
I. Software Sources and Binaries
     A. Applications:
•	acumen — Graphics for all Acumen applications

•	apps-common — Common application sources (no longer used).

•	app-template — Initial application framework

•	biomet — Spinelink II

•	biomet -exfix- OptiRom Elbow Fixator

•	biomet-imnail — Quad 4 IM Nail

•	biomet — Taperloc Hip

•	biomet — tkr Maxim Complete Knee

•	biomet — ukr Repicci Unicondylar Knee

•	depthMap — Depth display used in biomet-ukr

•	dmis — common Common application sources.

•	service-flp — FluoroLab Plus Service application

•	viking — Common procs used in biomet ukr and biomes-thr
     B. Core Tools:
•	acustar — (C extension) provides the Acustar software functionality.

•	analysis — (C extension) a collection of image and volume analysis tools including geometric correction and fiducial localization.

•	bitmaps — (data) button bitmaps, logos, etc. in X-bitmap, GIF, and JPEG formats.

•	colormaps — (data) image display 8-bit colormaps.

•	crypt — - (C extension + C binary) script encryption / decryption. Loads the decryption package into the Tel interpreter so that it can source the encrypted Voyager Tel/Tk scripts.

•	dataplay — Dataplay user interface.

•	devices — (Tel extension) routines for assigning peripheral ports to specific devices (i.e, camera, footpedal, microscope).

•	dicom — (C binary and C and Tel extension) DICOM server executable and DICOM CD read and query/retreive (replaces OIdicomlib and dicom_xfr).

•	dicom_xfr — (C binary) the previous DICOM server executable.

•	diskutil — (Tcl extension) floppy and optical disc routines used for loading tool licenses and reading images from optical discs.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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B. Core Tools (cont.):
•	DJ1b — (C library) low-level “DeJarnette” DICOM routines. Used ire OIdicomlib, dicom_xfr, and the diem packages.

•	grpimg — (C binary) DICOM grouping (conversion) executable. Used for sorting and grouping individual DICOM images into multi-slice volumes.

•	keys — dMIS keys.

•	libIGS — (C library) general purpose library routines for file and display manipulation, surface generation, matrix manipulation, simple geometry, and utilities.

•	license — (C extension + C binary + C libry) software license routines.

•	math — (C and Tcl extension) some handy matrix and geometry routines.

•	mscope — Zeiss microscope routines.

•	mtio — (C binary) GE 4mm DAT tape reader.

•	mtools — (C binaries, obsolete) low-level floppy disc reader / writer.

•	ndi — (C and Tcl extension) camera and tool interface routines, includes convenience procs for selection, calibration, tracking, and position monitor as well as low-level communication and tool and sensor classes.

•	OIdicomlib — (C library) high-level DICOM routines. Used in the dicom_xfr package.

•	pedal (C and Tcl extension) foot pedal interface routines,

•	pqtio — (C binary) Picker 8mm tape reader.

•	register — (C and Tcl extension) provides point matching, voxel similarity, surface matching, and fluoroscopic registration.

•	screen — Standard screen layout classes.

•	segmentation — (C extension + C library) manual image segmentation routines.

•	session — (Tcl extension) data management routines for patient “plans”• slice — (C extension + C library) “slice” image extension which is used to build all image display widgets.

•	sounds — Common “sounds” package.

•	srvmgr — (C and Tcl extension) service specific routines.

•	startup — (scripts) system startup and language translation scripts.

•	togl (C extension + C library) openGL window extension which is used to build the 3D vptogl display widget.

•	toollic — (Ctt- and Tcl extension) handles installation of tool licenses.

•	video — (C extension) handles the interface with the scsiCam or a video card.

•	vio — (C and Tcl extension + C library) volume image data input / output

•	vpslicer — New style slicer with plug-ins.

•	vptogl — (C and Tcl extension + C library) 3D ogenGL widget extension.

•	vpvtk — (C++ and Tcl extension, in development) 3D VTK display widget. vpwidgets - (Tcl extension) a selection of widgets for image slice display, selection, lists, and dialogs.
     C. System Tools:
•	dataplay — Low level dataplay sources.

•	design — Design documentation.

•	dev

•	dpckcdll

•	gts
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     C. System Tools (cant):
•	indent — Gnu “indent” filter.

•	mpeg2

•	os-install

•	packages — Obsolete.

•	robodoc — ROBODOC documentation filter.

•	sys (scripts and binaries) system generation routines.

•	tkreplay — An interactive testing tool.

•	utilities — (shell scripts) development and build utilities.

•	website

•	Z-BOXTest
     D. Installation Packages:
•	afio

•	autologin

•	buffer

•	dcmtk

•	\fblogo

•	i2c

•	img

•	itcl

•	linux

•	1m_sensors

•	1zo

•	1zop

•	mindi

•	mondo

•	mondo-rescue

•	nvidia

•	os-instalI

•	tcl

•	tcllib-1.4

•	telxrnl

•	tk

•	xvkbd

•	zbox-config

•	zbox-install

•	zbox-setup
II. Z-Box
o	All design history file documentation (includes all drawings/specifications and revisions, etc.)

o	All deice master records documentation

o	All regulatory submission documents (includes 510ks, technical files, etc.)

o	All other technical and/or quality record information (vendor lists, manufacturing information, quality inspection information, prints, notes, etc.)

o	All tooling designs and related information
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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III. Acumen Applications
o	All design history file documentation (includes all drawings/specifications and revisions, etc.)

o	All device master records documentation ? All regulatory submission documents (includes 510ks, technical files)

o	All other technical and/or quality record information (vendor lists, manufacturing information, quality inspection information, prints, notes, etc.)
IV. Acumen Instruments
o	All design history file documentation (includes all drawings/specifications and revisions, etc.)

o	All device master records documentation

o	All regulatory submission documents (includes S10ks, technical files, etc.)

o	All other technical and/or quality record information (vendor lists, manufacturing information, quality inspection information, prints, notes, etc.)

o	All tooling designs and related information
INVENTION DISCLOSURES
     All Invention Disclosures which Z-Kat has in its possession as of the Effective Date of this Agreement and all Invention Disclosures acquired by Z-Kat on the Effective Date, relating to the Acumen Business, excluding Invention Disclosures related solely to the Z-Kat field and specifically excluding the Excluded Assets.
OTHER INTELLECTUAL PROPERTY RIGHTS
     Intellectual Property Rights (as defined in the Cedara License Agreement) owned by Seller pursuant to Section 5.2 of the Cedara License Agreement.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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EXHIBIT G
[BIOMET SUBLICENSE AGREEMENT]

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SUBLICENSE AGREEMENT
     This Sublicense Agreement (the “Agreement”), effective as of October 1, 2004 (“Effective Date”) is made by and between Z-Kat, Inc. (“Z-Kat”), a Florida corporation, having an office at, 2901 Simms Street, Hollywood FL 33020, and Biomet Manufacturing Corp. (“Biomet”), and Indiana Corporation with offices at 56 E. Bell Drive, Warsaw, IN 46582. Z-Kat and Biomet are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
Recitals
     A. The Parties were parties to that certain Product Development and Distribution Agreement, made and entered into April 22, 2002 (“The Product Development Agreement”)
     B. The Parties have agreed in that certain Asset Purchase Agreement (the “Asset Purchase Agreement”) to terminate the Product Development Agreement as of the closing of the Asset Purchase Agreement.
     C. As part of the Asset Purchase Agreement, Z-Kat has also agreed to grant to Biomet sublicenses under certain licenses granted to Z-Kat by Northwestern University (“NWU”), The Cleveland Clinic Foundation (“CCF”), Cedara Software Corp. (“Cedara”), and George S. Allen (“Allen”), who has subsequently assigned his interests to Marker, LLC, a Tennessee limited liability company (“Marker”) (Allen and/or Marker, as the case may be, hereinafter referred to as “Allen”).
     The Parties therefore agree as follows:
ARTICLE I.
Definitions
     1.1 “Acumen Business” has the meaning given to it in the Asset Purchase Agreement.
     1.2 An “Affiliate” of a party means an entity directly or indirectly controlling, controlled by or under common control with that party, where control means the ownership or control, directly or indirectly, of more than fifty percent of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter during the term of this Agreement. However, the entity will be considered an Affiliate only for the time during which such control exists.
     1.3 “Biomet Field” means the medical specialty concerned with the preservation, restoration, development, repair and correction of the musculoskeletal system and associated structures. For avoidance of doubt, products that may be used in the Biomet Field include, but are not limited to, the following: (a) reconstructive including orthopaedic joint replacement, bone cements and accessories, dental reconstructive products and platelet systems; (b) fixation products including electrical bone growth stimulation, internal and external orthopaedic fixation, craniomaxillofacial devices and bone growth substitute materials; (c) spinal products including spinal stimulation,
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

spinal hardware, pain therapy, and orthobiologics; (d) arthroscopy, diagnostics, softgoods, and bracing. However, notwithstanding the forgoing, the following medical specialties are, to the extent that they may otherwise come within the scope of the definition given above, specifically excluded from the Biomet Field:
     (a) Non-bone oncology;
     (b) Blood vessels and vital organs;
     (c) Neurology, which is the medical specialty concerned with the brain, spinal cord and nervous system and including neurosurgery; and
     (d) Cranial neurosurgery, ENT and Otolaryngology.
     1.4 “License Agreements” mean, collectively, that certain Master Agreement by and between Z-Kat and CCF, effective as of January 1, 2003 (the “CCF License Agreement”), a copy of which is attached hereto as Exhibit A; that certain Agreement by and between Z-Kat and Cedara, made effective as of September 19, 2003 (the “Cedara License Agreement”), a copy of which is attached hereto as Exhibit B; and that certain License Agreement, by and between Z-Kat and NWU, made July 30, 1997 (the “NWU License Agreement”), a copy of which is attached hereto as Exhibit C, and that certain License Agreement by and between Z-Kat and George S. Allen, made August 31, 2001 (the “Allen License Agreement”), a copy of which is attached hereto as Exhibit D.
     1.5 “Licensors” refer to CCF, Cedara, NWU, and Allen, collectively. “Licensor” refers to each of them.
     1.6 “Robotic Devices” means a machine or device, which includes mechanical components, logic circuitry, computing components, software and/or other specialized components, that (i) operates automatically, semi-automatically, interactively or by remote control, in which desired and/or measured force, torque, position, orientation, velocity, and/or angular velocity information is processed by a computing source and such computing source is used to control the force, torque, position, orientation, velocity, angular velocity, and/or physical configuration of the device; or (ii) senses force and/or torque information, provides tactile, force and/or torque information to the user, applies a force and/or torque to a medical instrument, and/or fully or partially constrains the position, velocity, orientation, or angular velocity of a medical instrument. Robotic Devices also include those types of devices listed in Section 2.3(b).
     1.7 “Robot Enabled CAS” are computer aided surgery systems that are configured such that a Robotic Device must be utilized in at least one step or portion of a medical procedure, including software and hardware components for, as well as instruments, tools and other materials and items used with, for such systems, processes performed by such systems and process of using such systems. For the avoidance of doubt, a Robot Enabled CAS does not include a Robotic Device. A “computer aided surgery system” means intra-operative computer hardware and software, both with and without an intra-operative tracking system and tracked surgical instruments, tools and other trackable objects, that correlates physical space to medical images or models (including without limitation geometric, graphical and mathematical models), as well as components for such systems and tools, instruments, and other items used in connection with such systems.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     1.8 “Robotic CAS” are combinations of Robot Enabled CAS and one or more Robotic Devices.
     1.9 “Sublicensed IP Rights” means certain patents, patent applications, copyrights and other IP rights (other than Technical Information) identified on Exhibit E that have been licensed to Z-Kat by CCF (the “CCF Sublicensed IP Rights”), Cedara (the “Cedara Sublicensed IP Rights”), and NWU (the “NWU Sublicensed IP Rights”), and patents and patent application that have been licensed to Z-Kat by Allen (the “Allen Sublicensed IP Rights”) pursuant to the respective License Agreements.
     1.10 “Technical Information” means, collectively, the technical information, including without limitation software, documentation and information contained therein, that has been licensed to Z-Kat by CCF, Cedara, and NWU and that is identified on Exhibit E, specifically excluding, however, technical information licensed to Z-Kat by Allen and technical information relating to Robotic Devices.
     1.11 “Z-Kat Field” means all fields other than the Biomet Field.
ARTICLE II.
Grants of License
     2.1 Grant of License to Biomet. Subject to all of the terms and conditions of this Agreement, and in particular the limitations of Section 2.3, Z-Kat grants to Biomet exclusive (even as to Z-Kat) worldwide sublicenses under the Sublicensed IP Rights and Technical Information within, and limited to, the Biomet Field (the “Sublicenses”) including the right to grant sublicenses to others.
     2.2 Scope of Grant.
     (a) The grant of sublicense in this Agreement includes, unless it is otherwise expressly stated in this Agreement, including without limitation in Section 2.3, the following rights:
     (i) with respect to patents, to make, have made, use, lease, sell, offer to sell, and import machines and articles of manufacture solely for use within the Biomet Field; and to make, have made, use and import machines, tools, materials and other instrumentalities, insofar as such machines, tools, materials and other instrumentalities are involved in or incidental to the development, manufacture, testing or repair of products for use solely within the Biomet Field, which are made or imported under the authority of the licensee;
     (ii) with respect to Technical Information, to make, use, sell, lease, distribute, publicly display, and make available products solely within the Biomet Field incorporating or embodying the Technical Information;
     (iii) with respect to copyrights, to copy, publicly distribute, publicly perform, publicly display, prepare derivatives, and digitally transmit the work in which the copyright exists, solely for use within the Biomet Field; and
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     (iv) to convey to any purchaser, lessee, or user of any product for use within the Biomet Field, which is made under authority of Biomet or its sublicensee, rights to use and resell the product.
     (v) the right to make, copy, and have made any product covered by any Sublicensed IP Rights licensed to Z-Kat under the Allen License Agreement is subject to written approval of Allen. Z-Kat shall diligently work with Allen, and Biomet shall cooperate as required, to obtain such approval within a reasonable period of time after the Effective Date of this Agreement. Until Allen has provided written approval for Biomet to make, copy and have made products covered by the Sublicensed IP Right licensed to Z-Kat under the Allen License Agreement, Biomet may purchase from Z-Kat, and Z-Kat will sell to Biomet on commercially reasonable terms and conditions, fiducial markers and other products that come within the scope of the Sublicensed IP Rights licensed to Z-Kat pursuant to the Allen License Agreement that meet the specifications agreed to by Biomet and Z-Kat. All fiducial markers and other products purchased by Biomet from Z-Kat that are covered by Sublicensed IP Rights under the Allen License Agreement shall be manufactured by an entity approved by Biomet, which approval will not be unreasonably withheld. The price to be paid by Biomet to Z-Kat for such fiducial members and other products shall be the cost charged by the manufacturer, plus any direct costs incurred by Z-Kat, taxes due on the sale to Z-Kat and, any royalty due under the Allen License Agreement on the sale of such fiducial members or other products.
     (b) Biomet may, without the consent of or notice to Z-Kat, grant further sublicenses under the sublicenses granted to it, but only to the extent that it has been sublicensed under this Agreement. However, if any of the License Agreements require notice of grant of sublicense, Biomet must provide notice to the Licensor in accordance with the License Agreement.
     2.3 Limitations on and Exclusions from Grant.
     (a) Notwithstanding section 2.2(a), Biomet will not make available to third parties software that is included with or that contains Technical Information except pursuant to a license that obligates the licensee not to disclose the software or use it except as permitted by this Agreement, and subject to all the terms and conditions of this Agreement.
     (b) Notwithstanding section 2.1, the grant of sublicense to Biomet under section 2.1 excludes any right to make, use, offer for sale, sell, import, publicly display, publicly distribute, or publicly perform, or disclose information relating to, Robotic Devices, Robot Enabled CAS and Robotic CAS, which rights are reserved to Z-Kat. However, beginning 2-1/2 years from the Effective Date Biomet may begin making and using Robot Enabled CAS and Robotic CAS for use solely within the Biomet Field under the Sublicensed IP Rights and Technical Information solely for purposes of internal development, and not clinical use, of Robot Enabled CAS. Beginning 4 years from the Effective Date, Biomet’s license under section 2.1 will include a non-exclusive
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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sublicense, subject to all the terms and conditions of this Agreement, to make, use, offer for sale, sell, import, publicly display, publicly distribute, or publicly perform, or disclose information relating to, Robot Enabled CAS and Robotic CAS solely for use within the Biomet Field. Furthermore, Biomet will have as of the Effective Date a non-exclusive, irrevocable, non-terminable, fully-paid, royalty-free, fully transferable, worldwide license, with the right to sublicense, under the Sublicensed IP Rights and Technical Information for making, using, selling, offering for sell, importing, publicly displaying, publicly performing, and publicly distributing in the Biomet Field the following types of Robotic Devices, Robot Enabled CAS and Robotic CAS solely for these types of Robotic Devices: (i) tensors used for soft tissue balancing of joint replacements, arthroscopy ligament loading, and the like; (ii) mechanical cutting blocks having only manually operated components (as opposed to electro-mechanically actuated components) utilized for orthopaedic surgery and that are not in direct communication with a computing source; (iii) mechanisms having only manually operated components and no electro-mechanically actuated components utilized in devices for the alignment of cutting tools, rails, sliding mechanisms, and the like, and that are utilized for musculoskeletal surgery and that are not in communication with a computing source; and (iv) parallel architecture, electromechanical devices for orienting surgical tools for use solely with procedures on the spine.
     (c) Notwithstanding section 2.1, the grant to Biomet of the sublicense in section 2.1 under the Allen Sublicensed IP Rights is non-exclusive and is subject to the following additional limitations: fiducials and instruments relating to their implantation, use and removal, which are sold under the Allen Sublicensed IP Rights must be labeled only for use with Biomet products, used solely within the Biomet Field, but specifically excluding cranial applications, in connection with surgical procedures for Biomet implants, and work only in conjunction with computer assisted surgery systems made by or on behalf of, and sold by, Biomet. Furthermore, to the extent that it is commercially feasible, Biomet will take commercially reasonable measures to ensure that computer aided surgical systems that are made or sold by Biomet may interact with fiducials that come within the scope of the Allen Sublicensed IP Rights only if such fiducials are made by Biomet or Z-Kat.
     (d) Notwithstanding anything to the contrary in this Agreement, Z-Kat is not granting to Biomet a sublicense that it is not otherwise permitted to grant under the Licensed Agreements, or that extends beyond the scope of, or otherwise constitutes a breach of, any of the License Agreements. Z-Kat’s foregoing grant of a sublicense to Biomet under this Article II is subject to all of the limitations of License Agreements. In particular, and without limiting the generality of this Section 2.3(d), the scope of the sublicenses granted by this Agreement under the licenses granted in the Cedara License Agreement are non-exclusive and are limited to the right to make, have made, use, sell, copy, modify, prepare derivatives, adapt, transmit, perform, and reproduce apparatus, processes, software and other works of authorship and information with respect to “CAOS Applications” and “CAOS Platforms,” as those terms are defined in the Cedara License Agreement.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     2.4 No Other Licenses; No Assignments. Other than the licenses expressly set forth above or in other written agreements, Z-Kat is not granting any other license or sublicense, whether by implication, estoppel or otherwise. Except as otherwise expressly stated, nothing in this Agreement is intended to transfer title to or other ownership interest in any intellectual property right. The foregoing grant of Sublicenses does not constitute a non-infringement representation, warranty or covenant.
     2.5 Further Assurances. In the event that either Z-Kat or Biomet identifies any patent, copyright or technical information licensed to Z-Kat as of the Effective Date, which is not sublicensed by this Agreement, and which would otherwise be infringed by or required for the conduct of the Acumen Business as conducted as of the Effective Date, Z-Kat will cooperate with Biomet in identifying such patent, copyright or technical information and granting, to the extent permitted under the applicable license agreement, a non-exclusive sublicense within the Biomet Field, subject to all the terms of this Agreement and the applicable license agreement. However, notwithstanding the foregoing, and except otherwise set forth in this Agreement, Z-Kat has no obligation to grant sublicenses under any patents, patent applications, copyrights or technical information pertaining to Robotic Devices, including without limitation those sublicensed to Z-Kat by Barrett Technology, or to the assets identified on Schedule 1.2 of the Asset Purchase Agreement.
ARTICLE III.
Publicity and Confidentiality
     3.1 Confidentiality of Technical Information. Biomet will hold all Technical Information in confidence, and will take reasonable precautions to maintain and protect the confidentiality of the Technical Information, to the same extent Z-Kat is required by the respective Licensors of the Technical Information under the License Agreements. Biomet will not disclose or use any Technical Information except to the extent permitted by the Licensor of the Technical Information in the applicable one of the License Agreements. Biomet may disclose to others, use and permit others to use any of Technical Information only to the extent the License Agreement under which the Technical Information is licensed to Z-Kat permits disclosure.
     3.2 Publicity and Trademarks. Nothing in this Agreement will be construed as conferring upon either Party or its Affiliates any right to include in advertising, packaging or other commercial activities related to a product, any reference to the other Party (or any of its Affiliates), its trade names, trademarks or service marks in a manner which would be likely to cause confusion or to indicate that such product is in any way certified by the other Party hereto or its Affiliates.
ARTICLE IV.
Payments
     4.1 Running Royalties. For activities undertaken by, on behalf of, or under the authority of Biomet and its sublicenees, Biomet will pay all royalties and other amounts of money that, if these activities were undertaken by Z-Kat, Z-Kat would otherwise be obligated to pay under the respective License Agreements as a consequence of the activities (“Running
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Royalties”), except that for the sublicense granted under the Cedara License Agreement Biomet will pay royalties to Z-Kat in accordance with Section 4.2.
     4.2 Cedara Royalty Payments.
     (a) For activities undertaken by, on behalf of, or under the authority of Biomet and its sublicensees pursuant to the sublicense granted to Biomet under the Cedara License Agreement, Biomet shall advance to Z-Kat royalties payable by Z-Kat to Cedara under the Cedara License Agreement. Royalties shall be payable by Z-Kat to Cedara on the basis of Net Revenues (as that term is defined in the Cedara License Agreement) that, but for the termination of that certain Product Development and Distribution Agreement dated April 22, 2002 between Biomet and Z-Kat, would have been received or receivable by Z-Kat if Z-Kat had sold to Biomet the Products sold by Biomet or its Affiliates (“Imputed Revenue Payments”). For the avoidance of any doubt, royalties are payable by Z-Kat to Cedara only if Products include “CAOS Applications,” as that term is defined in the Cedara License Agreement. The Imputed Revenue Payments shall be calculated at the end of each calendar quarter according to the following formula and schedule:

Margin	=	(ASP – COGS – SFC)
ASP

Margin	Imputed Revenue Payment
0.00< Margin<0.60	.25 x (ASP – COGS – SFC)

0.60< Margin<0.675	.30 x (ASP – COGS – SFC)

0.6750<Margin<.75	.35 X (ASP – COGS – SFC)

0.75<Margin	.40 x (ASP – COGS – SFC)
     (b) Beginning with the first full calendar year following the Specific Kit Distribution by Biomet, if the aggregate Imputed Revenue Payments do not equal or exceed the amounts for the periods specified below, then within forty-five (45) days following the end of such period, the Imputed Revenue Payments shall be increased by the difference between the amount of the actual Imputed Revenue Payments for such period and the amounts specified below (“Minimum Imputed Revenue Payment”).

Time Period Following Specific Kit Distribution	Minimum Amount
1st year	$500,000.00
2nd year	$750,000.00
3rd year (first 6 months only)	$750,000.00
     (c) Notwithstanding the provisions of this Section 4.2, in the event Biomet is required to pay a non-affiliated third party in connection with the licensing of additional patent rights or know-how necessary to make, use or sell Products as the result of a claim of infringement of such third party’s patent rights or know-how by Z-Kat or Biomet and
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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provided further that if the claim is based on activities or components of Z-Kat and Z-Kat is unable to resolve such third party claim within sixty (60) days of receiving notice of such claim, then Biomet may reduce any Imputed Revenue Payments in connection with the sale of the Products under this Section 4.2 by an amount of monies equal to the amount actually paid by Biomet to such third party; provided, however, that in no event shall the Imputed Revenue Payments be reduced by more than fifty percent (50%). Biomet and Z-Kat agree to notify each other of any such third party claim within ten (10) business days after becoming aware of such claim.
     (d) For purposes of this Section 4.2, the following terms shall be defined as follows:
     (i) “Affiliates” means the current and future subsidiary companies ultimately under the control of Biomet, Inc. including, but not necessarily limited to, Arthrotek, Inc., EBI, L.P., Implant Innovations, Inc. (3i), Walter Lorenz Surgical, Inc., and Biomet Europe.
     (ii) “ASP” means the average net selling price per unit for each individual Product which shall be determined by the “Net Sales” (as defined in herein) received by Biomet (including its Affiliates) from the sale of such Products during a calendar quarter divided by the number of units sold in that calendar quarter.
     (iii) “COGS” means fully allocated costs of goods sold determined by the Direct Costs (as defined herein) incurred by Biomet in its manufacturing function (and related procurement, inventory and shipping activities) with respect to the Products.
     (iv) “Direct Costs” means costs that can be directly identified with the manufacture of the Products, including third party expenses incurred by Biomet and costs that vary in direct proportion to changes in the volume of the Products produced, and which costs are traceable to such activities, including direct labor, materials, cost of carrying inventory, and subcontracting costs.
     (v) “Generic Kits” shall mean Products intended for use with products and/or procedures in one or more of the Business Fields other than products and/or procedures distributed by Biomet and its Affiliates.
     (vi) “Net Sales” shall mean gross revenues received by Biomet, its Affiliates and/or its licensees from the sale of the Products, less trade or quantity discounts, credit for returned or recalled goods, and delivery expenses paid or borne by Biomet, its Affiliates and/or its licensees.
     (vii) “Products” shall mean any and all digital, minimally invasive, surgery-integrated software, single use, disposable kits that embody or are made with substantial Technology, including, but not necessarily limited to, “Generic Kits” and “Specific Kits” (as defined herein).
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     (viii) “SFC” shall mean sales force compensation, including salaries (directly and solely attributable to the Products) and commissions, paid to sales representatives for Biomet and its Affiliates in the sale of the Products.
     (ix) “Specific Kits” shall mean Products intended for use specifically with products and/or procedures sold by Biomet and its Affiliates.
     (x) “Specific Kit Distribution” means Biomet has distributed all six (6) of the Specific Kits identified in Section 2.1(a)(iii) of that certain Product Development and Distribution Agreement, dated June 22, 2002, by and between Biomet and Z-Kat.
     (xi) “Technology” shall mean the past, present and future knowledge and work product of Z-KAT relating to any and all digital minimally invasive surgery software-integrated systems and components associated with same, including, without limitation, past, present and future formulation, fabrication, design, manufacturing processes and techniques, formulas, ideas, inventions, innovations, discoveries, concepts, know-how, engineering and research data, preclinical and clinical data material specification, drawings, diagrams, descriptions, reports and records. Technology shall also include all advancements, developments, improvements, and/or modifications of the Technology made by Z-KAT during the term of this Agreement, and all patent applications and patents relating thereto that Z-KAT now owns or controls, or hereafter shall own or control. Technology shall include past or present knowledge and work product of Z-KAT relating to digital minimally invasive surgery software-integrated systems, whether or not such knowledge or work product has been disclosed or delivered to BIOMET. Technology shall include all past, present and future intellectual property rights associated with the Technology that are owned or controlled by Z-KAT at any time.
     4.3 Minimum Royalties. Biomet will pay, in addition to Running Royalties, a portion of all minimum royalties and other amounts due under the License Agreements (other than the Allen License Agreement) after the Effective Date that are necessary to maintain a grant of license or exclusivity under a grant of license (“Minimum Royalties”). Except for the minimum payments payable to Z-Kat under Section 4.2, the portion of the Minimum Royalties that Biomet must pay under a given one of the License Agreements is one-half of the difference between the sum of any amounts actually paid by Biomet pursuant to Section 4.1 and by Z-Kat under the License Agreement, and the Minimum Royalty that is otherwise due under the License Agreement.
     4.4 Maintenance Fees and Prosecution Costs. For those patents, patent applications and other rights included the Sublicensed IP Rights, for which Z-Kat is obligated under the respective License Agreements to pay renewal fees, maintenance fees or other taxes (“Maintenance and Prosecution Costs”), Biomet will pay to Z-Kat one-half of all Maintenance and Prosecution Costs, as provided in Section 4.5(b).
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     4.5 Payments.
     (a) Except for Maintenance and Prosecution Costs that Z-Kat incurs, Biomet will pay all amounts due under this Agreement to a particular Licensor directly to the Licensor if the Licensor agrees to accept such payments directly from Biomet and to relieve Z-Kat from all obligations or responsibilities for collecting and paying amounts due from Biomet (as a sublicensee) and for providing reports. Otherwise, Biomet will pay to Z-Kat all such amounts and provide to Z-Kat any reports required of Z-Kat or a sublicensee under the respective License Agreements. Z-Kat will immediately pay those amounts to the respective Licensors.
     (b) Except for Maintenance and Prosecution Costs, and unless Biomet comes to a different agreement with the Licensor as permitted under section 4.5(a), all of Biomet’s payments will be due and payable on the same schedules as Z-Kat’s payments are due under the respective License Agreements. If Biomet must pay Running Royalties and Minimum Royalties to Z-Kat pursuant to section 4.5(a), Biomet must pay to Z-Kat any and all amounts within 15 days after receipt of written notice from Z-Kat that such payment is due. Biomet must also deliver to Z-Kat any reports on the activities of Biomet and those under its authority that are due under the License Agreement.
     (c) One half of Maintenance and Prosecution Costs incurred by Z-Kat will, to the extent they are reasonable, be reimbursed by Biomet within 45 days of presentation of an invoice or other document requesting payment. Z-Kat will, at Biomet’s request, supply any available additional documentation to substantiate the costs.
     (d) In the event Z-Kat fails to make any payment when due and payable under any one of the License Agreements (other than the Allen License Agreement) and Biomet makes the payment Z-Kat is otherwise obligated to pay, Biomet may, at its option, pay to the Licensor the amount due, in which case it may seek reimbursement from Z-Kat for Z-Kat’s share of the payment that was due, and Z-Kat shall grant to Biomet an exclusive sublicense in addition to the exclusive license granted in Section 2.1 in all fields outside the Biomet Field under the particular patent or patent application in connection with which payment was due if Z-Kat does not reimburse Biomet the amount owned by Z-Kat within 30 days of notice from Biomet of its payment. However, if there is a genuine dispute with a licensor under a License Agreement regarding any amount due, Z-Kat’s failure to pay such amount will not give rise to any obligation to grant to Biomet any additional license, though Z-Kat will remain obligated to reimburse Biomet for Z-Kat’s share of the amounts paid by Biomet within 45 days of notice by Biomet of such payment.
     (e) In the event Biomet fails to make any payment which it is obligated to make under this Agreement to Z-Kat or to any particular Licensor within thirty (30) days after receiving written notice by Z-Kat of Biomet’s failure to make such payment, then Biomet’s sublicense under the particular patent or patent application for which such payment was due shall terminate. However, if there is a genuine dispute between Biomet and a licensor under a License Agreement regarding any amount due, Biomet’s failure to pay such amount will not give rise to termination, though Biomet will remain obligated to
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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reimburse Z-Kat for Biomet’s share of any amounts paid by Z-Kat within 45 days of notice by Biomet of such payment.
     4.6 Records and Audit. Unless Biomet otherwise comes to an agreement with the Licensor pursuant to Section 4.5(a), Biomet will keep all books, records and other information necessary for Z-Kat to comply with its obligations under each License Agreement with respect to sublicensees. In the event Biomet pays Z-Kat Running Royalties and Minimum Royalties pursuant to Section 4.5(a), Biomet (including related companies and sublicensees) will keep full, clear and accurate records with respect to all Licensed Products necessary for determining the amounts due to Z-Kat under this Agreement, and will furnish any information which Z-Kat may reasonably prescribe from time to time to enable Z-Kat to ascertain the amounts due. Z-Kat may, not more than once per calendar year and only through accredited auditors, make an examination, following advance notice and during normal business hours, of all records and accounts bearing upon the amount of royalty payable to it hereunder. The auditors may disclose only the amounts due and may not disclose any records or other information of Biomet and their customers. Payments must be made within 60 days to compensate for any errors or omissions disclosed by such examination. If such audit discloses under-reporting of 5 percent or greater with respect to the reported sums paid to Z-Kat by Biomet during the applicable period subject to such audit, Biomet will fully reimburse Z-Kat within 60 days after demand, for the reasonable fees and disbursements for completing such audit. Otherwise, Z-Kat will be responsible for payment of the actual costs (including professional fees and disbursements) for each such audit.
ARTICLE V.
Other Obligations of Biomet
     5.1 Marking. Biomet will comply with any obligations under any one of the License Agreements to place a patent notice in accordance with 35 U.S.C. §287 on any products made by or on behalf of Biomet, which are covered by, or made with a process covered by, a US patent included within the Sublicensed IP Rights. To the extent of any obligation under any License Agreement, Biomet will also require that each such product made under its authority (other than a product made by, on behalf of, or under authority of the other Party) will also be marked with a notice in accordance with 35 U.S.C. §287. Otherwise, Biomet shall not have any obligation to mark any product.
     5.2 Sublicensee Obligations under License Agreements. Notwithstanding anything to the contrary in this Agreement, Biomet will, with respect to its sublicense under each of the License Agreements, assume each obligation that a sublicensee must have under the License Agreement in order to avoid breach of the License Agreement and warrants that it will comply with all terms and conditions of each License Agreement that apply to sublicensees.
ARTICLE VI.
Enforcement
     6.1 No Obligation to Enforce; Cooperation. Subject to the rights of the Licensors of the Sublicensed IP Rights and Technical Information, neither Party has an obligation to enforce through a legal proceeding any Sublicensed IP Rights or to join the other Party (and in the case of Biomet, Licensor) in enforcing the Sublicensed IP Rights or rights in Technical Information
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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when it would be potentially prejudiced or harmed or when such enforcement or joinder subject it to substantial, potential liability. Biomet has no right to enforce any of the Sublicensed IP Rights or rights in Technical Information outside the Biomet Field. Z-Kat has no right to enforce the Sublicensed IP Rights or rights in Technical Information inside the Biomet Field. In the event one Party desires to bring a legal action to enforce any of the Sublicensed IP Rights or rights in Technical Information, the Parties will act promptly and in good faith, subject to the rights of the relevant Licensor of each of the Sublicensed IP Rights or rights in Technical Information to be enforced, to negotiate terms and conditions under which one or both of the Parties may bring the action.
ARTICLE VII.
Limited Warranties
     7.1 Z-Kat warrants that it has the right and authority to grant the sublicenses it has granted to Biomet in this Agreement.
     7.2 Each Party warrants that it will comply in all materials respects with all federal, state, local or other laws, statutes, ordinances, regulations and any applicable orders or demands of any court, commission, board, agency or other governmental authority.
     7.3 Each Party covenants that it will not terminate or take any action that would cause or permit termination of the License Agreements. Z-Kat covenants that it will not amend the License` Agreements or take any other actions that would limit the sublicenses granted under this Agreement.
ARTICLE VIII.
Bankruptcy
     Z-Kat and Biomet each acknowledges that this Agreement is an “executory contract” as provided in Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”). Z-Kat acknowledges that if it as a debtor in possession or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects this Agreement, Biomet, as licensee, may elect to retain its rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. Upon written request of the Biomet, as licensee, to Z-Kat as a debtor in possession or the Bankruptcy Trustee, Z-Kat or such Bankruptcy Trustee shall not interfere with the rights of Biomet, as licensee, as provided in this Agreement.
ARTICLE IX.
Indemnification
     9.1 Indemnification.
     (a) Subject to the provisions of this Article IX, including, without limitation, Section 9.2, Z-Kat will indemnify in respect of, and hold Biomet and its officers, directors, employees and agents harmless against, any and all damages, claims, deficiencies, losses, including taxes, and all expenses (including interest, penalties, and attorneys’ and accountants’ fees and disbursements but reduced by any tax savings, benefits or offsets to which any party shall be entitled directly or indirectly by reason
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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thereof) (collectively “Damages”), resulting from (i) any misrepresentation, breach of warranty or failure to perform any covenant or agreement on the part of Z-Kat under this Agreement or (ii) failure to maintain any of the License Agreements. Z-Kat further agrees to indemnify in respect of, and hold Biomet, its officers, directors, employees and agents harmless against, all Damages, injuries and deaths resulting directly or indirectly from production, manufacture, sale, marketing, lease, use of a product or service by Z-Kat or its Affiliates, except to the extent such Damages, injury or death results from the negligence, gross negligence or intentional misconduct of Biomet, its employees, officers and directors.
     (b) Subject to the provisions of this Article IX, including, without limitation, Section 9.2, Biomet agrees to indemnify in respect of, and hold Z-Kat and its officers, directors, employees and agents harmless against, any and all Damages resulting from any misrepresentation, breach of warranty, or failure to perform any covenant or agreement on the part of Biomet under this Agreement. Biomet further agrees to indemnify in respect of, and hold Z-Kat, the Licensors, and their respective offices, directors, employees and agents harmless against, all Damages, injuries and deaths resulting directly or indirectly from production, manufacture, sale, marketing, lease, use of a product or service by Biomet or its affiliates, except to the extent such Damages, injury or death results from the negligence, gross negligence or intentional misconduct of Z-Kat, the Licensors, or their respective employees, officers and directors.
     9.2 Method of Asserting Claims, Etc. The party or parties claiming indemnification under this Article (whether one or more) are hereinafter collectively referred to as the “Indemnified Party” and the party against whom such claims are asserted hereunder is hereinafter referred to as to the “Indemnifying Party.” All claims for indemnification by any Indemnified Party under this Article V will be asserted and resolved as follows:
     (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party (a “Third Party Claim”), such Indemnified Party will with reasonable promptness notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate will not be conclusive of the final amount of such claim and demand (the “Claim Notice”)). The Indemnifying Party will not be obligated to indemnify such Indemnified Party with respect to any such claim or demand to the extent the failure of such Indemnified Party to promptly notify the Indemnifying Party of such a claim or demand materially prejudices the Indemnifying Party’s ability to defend against the claim or demand. The Indemnifying Party will have 30 days from the personal delivery or mailing of the Claim Notice (the “Notice Period”) to notify such Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to such Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires at the sole cost and expense of the Indemnifying Party, to defend such Indemnified Party against such claim or demand; provided, however, that such Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it deems necessary or appropriate to protect its interests or those of the
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Indemnifying Party and not materially prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies such Indemnified Party within the Notice Period that it desires to defend such Indemnified Party against such claim or demand, except as hereinafter provided, the Indemnifying Party will have the right to defend by all appropriate proceedings. If such Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, such Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, and, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross-complaint against any person. No claim may be settled by the Indemnifying Party without the consent of such Indemnified Party, which consent will not be unreasonably withheld. Notwithstanding the foregoing, in connection with a Third Party Claim asserted against both such Indemnified Party and the Indemnifying Party, if (i) such Indemnified Party has available to it defenses which are in addition to those available to the Indemnifying Party, (ii) such Indemnified Party has available to it defenses which are inconsistent with the defenses available to the Indemnifying Party or (iii) a conflict exists or may reasonably be expected to exist in connection with the representation of both such Indemnified Party and the Indemnifying Party by the legal counsel chosen by the Indemnifying Party, such Indemnified Party will have the right to select its own legal counsel. If such Indemnified Party selects its own legal counsel pursuant to the immediately preceding sentence and the underlying Third Party Claim is otherwise subject to the scope of the indemnification obligations of the Indemnifying Party pursuant to this Article IV, the reasonable fees and expenses of such legal counsel will be included within the indemnification obligations of the Indemnifying Party; provided that under no circumstances will the Indemnifying Party be obligated to indemnify such Indemnified Party against the fees and expenses of more than one legal counsel selected by such Indemnified Party in connection with a single claim (notwithstanding the number persons against whom the Third Party Claim may be asserted).
     (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, such Indemnified Party will send a Claim Notice with respect to such claim to such Indemnifying Party. If such Indemnifying Party does not notify such Indemnified Party within the Notice Period that such Indemnifying Party disputes such claim, the amount of such claim will be conclusively deemed a liability of such Indemnifying Party hereunder.
ARTICLE X.
Term and Termination
     10.1 Term. This Agreement will become effective as of the Effective Date and will continue until terminated according to its terms or until all of the License Agreements terminate.
     10.2 Voluntary Termination By Biomet. Biomet may voluntarily terminate this Agreement upon 60 days written notice to Z-Kat.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     10.3 Survival.
     (a) To the extent permitted by the respective License Agreements, or to the extent Biomet and the respective Licensor agree, Z-Kat’s grant of sublicense to Biomet under the License Agreement will survive termination of the License Agreement. Otherwise, the sublicense will terminate with respect to any terminated License Agreement.
     (b) If a grant of sublicense to Biomet is terminated (or does not survive termination of the License Agreement under which it is granted), Biomet will cease all use of the Technical Information that is sublicensed pursuant to the terminated sublicense and either destroy all copies of it or return it to Z-Kat, as directed by Z-Kat or the Licensor of the Technical Information.`
     (c) Articles I, III and IX will survive and continue after termination. Any amounts due under Article IV prior to termination will remain due and become immediately payable.
ARTICLE XI.
Miscellaneous Provisions
     11.1 Registration and Recordation of License Agreement. Notwithstanding the obligations of confidentiality of Article III, each Party consents to registration of this Agreement if required by law, for the grants of licenses to be effective, or to make it effective against subsequent assignees or licensees. Specifically, and without limiting the foregoing, each Party consents to recordation of this Agreement in connection with any patents or copyright registrations included in the Sublicensed IP Rights. However, Exhibits A-E must be removed or redacted to show only the patents and copyright registrations and no additional information.
     11.2 Assignment. Either party may assign this Agreement, but only upon notice to the other party specifying the assignee and only if the assignee agrees to be bound by all of the terms and conditions of the Agreement. This Agreement will be binding on successors in interest and permitted assigns.
     11.3 Notices. All notices and other communications which are required or which may be given under the provisions of this Agreement will be in writing and may be delivered (a) personally, (b) by facsimile transmission, (c) expedited delivery service with proof of delivery or (d) sent by United States Mail, postage prepaid, registered or certified, return receipt requested, addressed as follows:

If to Z-Kat:	Z-Kat, Inc.
2903 Simms Street
Hollywood FL 33020
Phone: (954) 927-2044
Facsimile: (954) 927-0446
Attention: Chief Financial Officer
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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With a copy (which will not constitute notice) to:

Munsch, Hardt, Kopf & Harr, P.C.
4000 Fountain Place
1445 Ross Avenue
Dallas, Texas 75202-2790
Attn: Marc Hubbard, Esq.
Phone: (214) 855-7571
Fax: (214) 855-7584

If to Biomet:	Biomet Manufacturing Corp.
56 E. Bell Drive
Warsaw, IN 46582
Attn: Daniel P. Hann General Counsel
Phone: 574-372-1539
Fax: 574-372-1960

With a copy (which will not constitute notice) to:

Bose McKinney & Evans, LLP
135 North Pennsylvania Street, Ste. 2700
Indianapolis, Indiana 46204
Attn: Jim Coles, Esq.
Phone: (317) 684-5251
Fax: (317) 223-0251
or to such other address designated by the parties as provided above. Any such notice will be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.
     11.4 Choice of Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES).
     11.5 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify its terms and provisions.
     11.6 No Strict Construction. This Agreement is the result of substantial negotiations among the Parties and their counsel and has been prepared by their joint efforts. Accordingly, the fact that counsel to one Party or another may have drafted this Agreement or any portion of this Agreement is immaterial and this Agreement will not be strictly construed against any Party.
     11.7 Severability and reformation. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective. If any provision of this
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement will remain in full force and effect. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable; provided, however, that, if any such change will materially diminish the practical realization of the benefits intended to be conferred to any party to this Agreement, such party may terminate this Agreement upon written notice to each other party within 30 days after learning such change has been effected.
     11.8 Consents; Waivers. Any consent or approval required as a condition to an action under this Agreement will be effective only (a) if in writing and signed by the Party whose consent is sought, (b) with respect to the specific matter made the subject to such consent or approval (and no other matter), and (c) for the specific instance(s) expressly set forth in such consent or approval (and no earlier or subsequent instances). Any Party may waive any condition, covenant, term, or provision of this Agreement, but any such waiver will be effective only (a) if in writing and signed by the Party sought to be bound by such waiver, (b) with respect to the specific condition, covenant, term, or provision expressly made the subject to such waiver (and no other condition, covenant, term, or provision), and (c) for the specific instance(s) expressly set forth in such waiver (and no earlier or subsequent instances). Without limiting the foregoing sentence, none of the following will constitute a waiver of the rights of a Party to this Agreement to demand exact compliance with the conditions, covenants, terms, and provisions of this Agreement: (a) a failure of such Party to exercise any power reserved to it in this Agreement; (b) a failure of such Party to insist upon compliance by any other Party to this Agreement with any condition, covenant, term, or provision in this Agreement; (c) a delay, forbearance, or omission of such Party to exercise any power; or (d) any custom or practice of the Parties at variance with the terms of this Agreement. The consent or approval of any Party to this Agreement with respect to the act of any other Party to this Agreement will not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. Subsequent acceptance by a Party to this Agreement of any performance due to it under this Agreement will not be deemed to be a waiver by such first Party of any preceding breach by any other Party of any terms, provisions, covenants, or conditions of this Agreement.
     11.9 Force Majeure. Neither party will be in default or otherwise liable for any delay in or failure of its performance under this Agreement if such delay or failure arises by any reason beyond its reasonable control, including any act of God, any acts of the common enemy, the elements, earthquakes, floods, fires, epidemics, riots, failures or delay in transportation or communications, or any act or failure to act by the other party or such other party’s employees, agents, or independent contractors or representatives; provided, however, that lack of funds will not be deemed to be a reason beyond a party’s reasonable control. The parties will promptly inform and consult with each other as to any of the above causes that in their judgment may or could be the cause of a delay in the performance of this Agreement.
     11.10 Legal Costs. If any action is brought to enforce or interpret the terms of this Agreement (including through arbitration), the prevailing Party will be entitled to reasonable legal fees, costs, and disbursements in addition to any other relief to which such Party may be entitled.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     11.11 Equitable Remedies. Each Party to this Agreement recognizes that the obligations imposed on it in Articles II and III are special, unique, and of extraordinary character. Accordingly, each Party to this Agreement agrees and declares that it is impossible to measure in money the damages that will accrue by reason of its failure to perform any of its obligations under Articles II and III and that, in the event of breach by it of any such obligation, the remedy at law for such breach will be inadequate. Therefore, each Party to this Agreement, by execution of this Agreement, waives the claim or defense that there is an adequate remedy at law and agrees it will not urge in any action or proceeding to which it is a party that relates to Articles II and III the claim or defense that such remedy at law exists. Furthermore, the parties, by execution of this Agreement, agree that each other Party is entitled (without proving damages or posting bond) to equitable remedies, including specific performance and injunctive relief (in addition to damages) as a remedy for the enforcement of Articles II and III.
     11.12 Integration. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby.
     11.13 No Partnership. Neither this Agreement, nor any terms and conditions contained herein, will be deemed or construed to create a partnership, joint venture, other form of business enterprise or association or cooperative arrangement, agency relationship, or franchise relationship between the Parties or otherwise to create any liability for either Party whatsoever with respect to the indebtedness, liabilities, and obligations of the other Party.
     11.14 Counterparts. This Agreement may be executed in any number of counterparts and will be effective when each Party to this Agreement has executed at least one counterpart, with the same effect as if all signing parties had signed the same document. All counterparts will be construed together and evidence only one agreement, which, notwithstanding the actual date of execution of any counterpart, will be deemed to be dated the day and year first written above. In making proof of this Agreement, it will not be necessary to account for a counterpart executed by any Party other than the Party against whom enforcement is sought or to account for more than one counterpart executed by the Party against whom enforcement is sought.
     11.15 Facsimile Signatures. The manual signature of any Party to this Agreement that is transmitted to any other Party or counsel to any other Party by facsimile will be deemed for all purposes to be an original signature.
[NEXT PAGE IS SIGNATURE PAGE]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.

Z-Kat, Inc.

By:

Name:

Title:

Date:

Biomet Manufacturing Corp.

By:

Name:

Title:

Date:

[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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EXHIBIT A
[CCF LICENSE AGREEMENT]
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit G to such License Agreement (i.e., the Sublicense Agreement between Z-KAT, Inc. and Biomet Manufacturing Corp.) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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EXHIBIT B
[CEDARA LICENSE AGREEMENT]
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit G to such License Agreement (i.e., the Sublicense Agreement between Z-KAT, Inc. and Biomet Manufacturing Corp.) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT C
[NWU LICENSE AGREEMENT]
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit G to such License Agreement (i.e., the Sublicense Agreement between Z-KAT, Inc. and Biomet Manufacturing Corp.) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT D
[ALLEN LICENSE AGREEMENT]
[Both now and at the time of execution, the License Agreement, dated December 17, 2004, between MAKO Surgical Corp. and Z-KAT, Inc., Exhibit G to such License Agreement (i.e., the Sublicense Agreement between Z-KAT, Inc. and Biomet Manufacturing Corp.) did not and does not include this exhibit.]
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT E
SUBLICENSED IP RIGHTS
Patents
All patents and patent applications licensed to Z-Kat under the Cedara License Agreement, the CCF Agreement, the NWU Agreement, and the Allen License Agreement.
Copyrights
All copyrights and copyright registrations licensed to Z-Kat under the Cedara License Agreement, the CCF Agreement, and the NWU Agreement.
Technical Information
All Technical Information, including without limitation know-how and software, licensed to Z-Kat under the Cedara License Agreement, the CCF Agreement, and the NWU Agreement.
[***] Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.